As filed with the Securities and Exchange Commission on April 17, 2009

Registration No. 333-139704

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cornerstone Growth & Income REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	6798	20-5721212
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

1920 Main Street, Suite 400

Irvine, California 92614

(949) 852-1007

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Terry G. Roussel

President and Chief Executive Officer

Cornerstone Growth & Income REIT, Inc.

1920 Main Street, Suite 400

Irvine, California 92614

(949) 852-1007

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

Damon M. McLean, Esq.

DLA Piper US LLP

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller Reporting Company ☒
(Do not check if smaller reporting company)

This Post-Effective Amendment No. 3 consists of the following:

1.	The Registrant’s final form of Prospectus dated June 20, 2008.

2.	Supplement No. 8 dated April 17, 2009 to the Registrant’s Prospectus dated June 20, 2008. Supplement No. 8 supersedes and replaces all prior supplements to the Prospectus.

3.	Part II, included herewith.

4.	Signatures, included herewith.

Cornerstone Growth & Income REIT, Inc.

Maximum Offering — 40,000,000 Shares of Common Stock

Minimum Offering — 100,000 Shares of Common Stock

Cornerstone Growth & Income REIT, Inc. is a newly organized Maryland corporation sponsored by Cornerstone Leveraged Realty Advisors, LLC.  We expect to use the net proceeds of this offering to invest in real estate assets, including healthcare, industrial and net-leased retail properties and other real estate-related assets.  We may coinvest a portion of these net proceeds with one or more institutional equity joint venture partners.  Because we have not yet identified specific properties to purchase, we are considered to be an unspecified property fund otherwise known as a “blind pool” offering.  We intend to qualify as a REIT.  We are not a mutual fund registered under the Investment Company Act of 1940.

We are offering up to 40,000,000 shares of common stock at $10.00 per share in our primary offering.  Reduced prices are available for certain categories of purchasers as described in our “Plan of Distribution.”  We are also offering up to 10,000,000 shares to be issued pursuant to our distribution reinvestment plan at a purchase price equal to the higher of $9.50 per share or 95% of the fair market value of a share of our common stock.

See “Risk Factors” beginning on page 16 to read about risks you should consider before buying shares of our common stock, including:

•	No public market exists for our common stock and it may be difficult for you to sell your shares. If you sell your shares, it may be at a substantial discount.

•	There are limits on the ownership, transferability and redemption of our shares.

•	We own no properties, have no operating history and have not identified any specific properties for purchase.

•	We may lack property diversification if we do not raise substantially more than the minimum offering.

•	Our failure to qualify as a REIT could adversely affect the amount of distributions we make to our stockholders.

•	We may borrow funds, issue new securities or sell assets to make distributions, all or a portion of which could be deemed a return of capital.

•	We are dependent upon our advisor to select our investments and conduct our operations.

•

Our advisor will face conflicts of interest relating to the allocation of investment opportunities because other programs sponsored by our advisor or its affiliates also rely on our advisor’s management for their selection of investments. These conflicts may not be resolved in our favor.

•

We expect that approximately 88.8% of the net offering proceeds would be available for investments if the maximum offering amount is sold and to use the balance to pay commissions, fees and expenses, a substantial portion of which will be paid to our advisor and its affiliates.

•

Two of our officers, one of whom is also a director, indirectly control our advisor, Cornerstone Leveraged Realty Advisors, LLC, and other entities affiliated with our advisor. These same two officers own and control our dealer manager, Pacific Cornerstone Capital, Inc. Our officers are compensated by our advisor and its affiliates rather than by us. Our officers and our advisor will face significant conflicts of interest as the compensation we pay to our advisor and its affiliates is only partially tied to the performance of your investment.

This investment involves a high degree of risk.  You should purchase these securities only if you can afford a complete loss of your investment.

Neither the SEC, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete, or passed on or endorsed the merits of this offering.  Any representation to the contrary is a criminal offense.

The use of projections or forecasts in this offering is prohibited.  Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our stock is not permitted.

	Price to Public	Sales Commissions*	Dealer Manager Fee*	Net Proceeds (Before Expenses)
Primary Offering Per Share	$10.00	$0.70	$0.30	$9.00
Total Minimum	1,000,000	70,000	30,000	900,000
Total Maximum	400,000,000	28,000,000	12,000,000	360,000,000
Distribution Reinvestment Plan
Per Share	9.50	0	0	9.50
Total Maximum	95,000,000	0	0	95,000,000

*

The maximum amount of sales commissions we will pay is 7% of the gross offering proceeds in our primary offering. The maximum amount of dealer manager fees we will pay is 3% of the gross offering proceeds in our primary offering. The sales commissions and, in some cases, the dealer manager fee will not be charged or may be reduced with regard to shares sold to or for the account of certain categories of purchasers. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price, except that all shares sold under the distribution reinvestment plan will be at a purchase price equal to the higher of $9.50 per share or 95% of the fair market value of a share of our common stock. See “Plan of Distribution.”

The dealer manager of this offering, Pacific Cornerstone Capital, Inc., is our affiliate and will offer the shares on a best-efforts basis.  There is a minimum investment of $2,000, except in New York where the minimum investment is $2,500 (or $1,000 for IRAs, Keoghs and tax-qualified retirement plans).  We expect to complete the sale of the 40,000,000 primary offering shares offered by this prospectus by August 10, 2010.  We will not complete the sale of any common stock unless we sell a minimum of $1,000,000 of stock to the public by August 10, 2008.  Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, U.S. Bank National Association, in trust for subscribers’ benefit, pending release to us.  If we do not sell at least $1,000,000 of stock by August 10, 2008, we will promptly return all funds in the escrow account (including interest), and we will stop selling shares.  Under rules promulgated by the SEC, in some circumstances we could continue the primary offering until as late as February 10, 2011.  If we extend the primary offering beyond August 10, 2010, we will supplement or amend the prospectus accordingly.  We may continue to offer the 10,000,000 distribution reinvestment plan shares beyond February 10, 2011 until we have sold all of these shares through the reinvestment of dividends.  In some states, we may not be able to continue offering without renewing the registration statement or filing a new registration statement.  We may terminate this offering at any time.

June 20, 2008

SUITABILITY STANDARDS

The shares we are offering are suitable only as a long-term investment.  Because there is no public market for the shares, an investment in our stock is considered illiquid and you will have difficulty selling your stock.  In consideration of these factors, we require initial stockholders and subsequent purchasers to have either:

•                  a net worth of at least $250,000; or

•                  gross annual income of at least $70,000 and a net worth of at least $70,000.

For purposes of determining suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.  In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the stock if such person is the fiduciary or by the beneficiary of the account.

Our advisor, those selling stock on our behalf and broker-dealers recommending the purchase of stock in this offering must make every reasonable effort to determine that the purchase of stock in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives.  See “Plan of Distribution — Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require of all those selling stock on our behalf.

For Alabama and Michigan Residents

Stock will only be sold to residents of the States of Alabama and Michigan representing that they have a net worth of at least 10 times their investment in us and that they meet one of the above suitability standards.

For Kansas Residents

It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments.  Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

For Kentucky Residents

Stock will only be sold to residents of the State of Kentucky representing that they have a liquid net worth of at least 10 times their investment in us and other direct participation programs and that they meet one of the above suitability standards.

For Massachusetts and Ohio Residents

Stock will only be sold to residents of the States of Massachusetts and Ohio representing that they have a net worth of at least 10 times their investment in us and our affiliates and that they meet one of the above suitability standards.

For Pennsylvania Residents

Pennsylvania investors must have a net worth of at least 10 times their investment in us.

Because the minimum closing amount is less than $40,000,000 you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of subscriptions.

i

PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus.  To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements, before making a decision to invest in our stock.

Q:          What is Cornerstone Growth & Income REIT, Inc.?

A:           Cornerstone Growth & Income REIT, Inc. is a newly organized Maryland corporation that intends to qualify as a real estate investment trust, or REIT.  Our external advisor, Cornerstone Leveraged Realty Advisors, LLC, will conduct our operations and manage our real estate portfolio.  We are a non-traded real estate company and intend to use the net proceeds of this offering to invest in existing leased healthcare, industrial and net-leased retail properties as well as other real estate investments where we believe there are opportunities to enhance cash flow and value.  We have no paid employees.  We do not currently own any properties and do not have an operating history.

Our real estate investments are expected to include:

•                  existing, income-producing properties;

•                  properties under construction or in need of re-development;

•                  new development properties; and

•                  undeveloped land.

We intend to seek potential property acquisitions meeting the above criteria and which are located in major metropolitan markets throughout the United States. We believe the most important criteria for evaluating the markets in which we intend to purchase properties include:

•                  large existing population and projected population growth;

•                  historically high levels of demand and lower historic investment volatility for the type of property being acquired;

•                  historic and projected employment growth;

•                  historic market liquidity for buying and selling of commercial real estate;

•                  stable household income and economic conditions; and

•                  sound real estate fundamentals, such as high occupancy levels and potential for increasing rental rates.

The markets in which we invest may not meet all of these criteria and the relative importance that we assign to any one or more of these criteria may differ from market to market or change as general economic and real estate market conditions evolve.  We may also consider additional important criteria in the future.  In order to diversify our portfolio, we may acquire a portion of our real estate investments through joint ventures with affiliates and third parties, such as institutional investors.  While institutional investors may serve as joint venture partners based upon relationships created by affiliates of our advisor, at present, we have no agreements with any institutional investors.

Q:   What is a REIT?

A:           In general, a REIT is a real estate investment trust or corporation that:

•                  combines the capital of many investors to acquire or provide financing for real estate;

•                  affords individual investors the opportunity to invest in a professionally managed, large-scale, diversified portfolio of real estate assets;

•                  pays distributions to its stockholders of at least 90% of its taxable income (excluding net capital gains) for each year; and

•                  avoids “double taxation” (i.e., taxation of income at both the corporate and stockholder levels).

Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements.  Further, failure to qualify as a REIT or maintain that qualification in any year after electing REIT status would cause our income to be taxed at regular corporate rates.  Despite qualifying as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Q:   What are your primary investment objectives?

A:           We intend to invest in existing leased healthcare, industrial and net-leased retail properties as well as other real estate investments where we believe there are opportunities to enhance cash flow and value.

Specifically, we intend to:

•                  preserve stockholder capital by acquiring and operating real estate;

•                  realize growth in the value of your investment by:

•                  purchasing stabilized, income-producing properties with the potential for capital appreciation; and

•                  profiting from the purchase and development or repositioning of other properties;

•                  provide stockholders with current income from the operations of the properties we acquire, including the income from properties we develop or reposition once they are stabilized (“stabilized” properties are those that are no longer in the lease-up stage following development or redevelopment and are substantially leased and we “reposition” a property when we redevelop it or employ other asset-management strategies to enhance existing cash flow); and

•                  provide long-term liquidity to our stockholders within seven years of the termination of this primary offering after accomplishing the above objectives by:

•                  liquidating our assets;

•                  listing our shares on a national securities exchange;

•                  another liquidity event such as a merger with another company; or

•                  expanding our proposed stock repurchase program to redeem upon stockholder request up to 10% of our prior-year outstanding shares utilizing proceeds from the sale of our properties or other sources of funds irrespective of the amount of proceeds raised under our distribution reinvestment plan.

Our board of directors will review our long-term liquidity strategy annually and a majority of our independent directors may decide to amend or suspend the strategy if it is deemed to be in the best interest of our stockholders to do so.

Q:   Are there any risks involved in an investment in Cornerstone Growth & Income REIT, Inc.?

A:           Yes.  An investment in our shares involves significant risk.  Please review the “Risk Factors” section of this prospectus beginning on page 16, which contains a detailed discussion of the material risks you should consider before investing in the common stock offered through this prospectus.  Some of the more significant risks include:

•                  No public market exists for our common stock.  It may be difficult for you to sell your shares.

•                  If you sell your shares, it may be at a substantial discount.

•                  There are limits on the ownership, transferability and redemption of our shares.

•                  We do not own any properties and do not have an operating history.  This is a blind-pool offering.

•                  We may lack property diversification if we do not raise substantially more than the minimum offering.

•                  Our failure to qualify as a REIT could adversely affect the amount of distributions we make to our stockholders.

•                  We may borrow funds, issue new securities or sell assets to make distributions or for working capital.

•                  We may make distributions that are not from income and are a return of capital.

•                  We are dependent upon our advisor to select our investments and conduct our operations.

•                  We expect to pay substantial fees and reimburse expenses to our advisor and its affiliates.

•                  Our advisor and its affiliates will face significant conflicts of interest.

Q:   May you invest in anything other than real property?

A:           While our goal is to invest substantially all of our net offering proceeds in real estate properties, we may invest in other types of real estate-related assets, including mortgages and other real estate-related securities.  At present, we expect to use our offering proceeds to acquire at least 50% of our long-term stabilized asset portfolio in core plus properties with the remainder in value-added and opportunistic properties.  Our investment objectives and policies also allow us to invest in mortgages and other real estate-related securities such as, first and second mortgages, convertible mortgages, construction loans, bridge loans, loan participations, mezzanine loans and other loans secured by real estate and equity or preferred equity investments in other real estate companies.  Pursuant to our current investment policies, however, we do not expect these potential investments in mortgages and other real estate-related securities to exceed 20% of the value of our long-term stabilized asset portfolio.  During the offering and acquisition stages of this offering, we may exceed these intended investment asset allocations.  Our board may change our investment policies and criteria at any time.

Q:   How will your advisor select potential properties for acquisition?

A:           Our advisor will generally seek to acquire real estate located in markets where we believe demand for the type of property being acquired and barriers to increasing the supply of new competitive projects exist.  We call this a “market driven” strategy.  We will purchase properties based on the decision of our board of directors after an examination and evaluation by our advisor of many factors including but not limited to the functionality of the property, the historical financial performance of the property and/or property operator, current market conditions for leasing space at the property, proposed purchase price, terms and conditions, potential cash flows and potential appreciation of the property.

Q:   How does your “market driven” strategy compare to a “tenant driven” strategy?

A:           A “market driven” strategy focuses on acquiring properties in locations with historically high levels of demand or significant demand for development or redevelopment for the type of property being acquired.  A “tenant driven” strategy focuses on acquiring a property based generally on the strength of a single tenant occupying all or most of a property.  We believe investing in strong markets with a diversified user base mitigates the vacancy risk associated with investing in real estate properties.

Q:   Where will the properties you acquire be located?

A:           We expect to seek to acquire properties in markets throughout the United States that meet the market criteria described on page 70 of this prospectus. While we do not currently intend to acquire properties outside of the United States, we are not prevented by our charter from doing so.

Q:   How does Cornerstone bring its institutional approach to real estate investing to the individual investor?

A:           Cornerstone developed its real estate investment strategy by defining four generally accepted broad styles of real estate investments successfully employed by some of the largest institutional investors in the United States.  In large measure, the largest institutional investors have diversified their real estate portfolio allocations through investment in all four of these risk/return categories for the last several decades.  They have consistently allocated the greatest percentage of invested dollars in core real estate and lesser percentages in the higher risk/higher potential return categories.  We define the four real estate investment categories as: “core,” “core plus,” “value added” and “opportunistic.”  Core properties are all cash (debt free) properties producing current income located in major metropolitan markets with historically high levels of tenant demand for the type of real estate being acquired.  Core properties are generally characterized by functional construction and design features, and typically have high current occupancies and balanced lease rollover.  Core plus properties exhibit many of the same characteristics as core properties but also employ low to moderate debt levels.  Value added properties include properties that require repositioning or redevelopment to achieve capital appreciation.  Value added properties generally employ moderate to high debt levels.  Opportunistic properties are more speculative in nature, require ground-up development, complete repositioning and employ moderate to high debt levels.  This offering is directed to investors who desire to add interests in core plus, value added and opportunistic properties to their portfolio.

Q:   Will you use debt financing to purchase and own properties?

A:           Yes.  We plan to utilize debt financing to acquire and own our properties.  We may acquire properties with debt financing at fixed or variable interest rates or a combination of the two.  For our stabilized core plus properties, our long-term goal will be to use low to moderate levels of debt financing with leverage ranging from 40% to 50% of the cost of the asset.  For the value-added and opportunistic properties, our goal will be to acquire and develop or redevelop these properties using moderate to high levels of debt financing with leverage ranging from 65% to 75% of the cost of the asset.  We may exceed these debt levels on an individual property basis.  Once these properties are developed, redeveloped and stabilized with tenants, we plan to reduce the levels of debt to fall within target debt ranges appropriate for core plus properties.  While we do not expect to utilize debt financing in excess of 300% of our net assets (equivalent to 75% of the cost of our tangible assets), upon the vote of a majority of our independent directors, we will be able to temporarily exceed this debt limitation.  In addition, we may also incur indebtedness for working capital requirements, tenant improvements, capital improvements and leasing commissions.  Our governing documents permit us to borrow funds to make distributions including those necessary in order to maintain our qualification as a REIT for federal income tax purposes.  We will endeavor to incur such indebtedness on an unsecured basis, but we may also do so on a secured basis if a majority of our independent directors determine that it is in our best interests.

Q:   What is your long-term liquidity strategy?

A:           Within seven years from the closing of this primary offering, our board of directors is expected to take one or more of the following actions to provide enhanced liquidity for our stockholders:

•                  modify our stock repurchase program to redeem each calendar year up to 10% of our prior-year outstanding shares utilizing proceeds from the sale of our properties or other sources of funds;

•                  seek stockholder approval to begin an orderly liquidation of our assets and distribute the available proceeds of such sales to our stockholders;

•                  list our stock for trading on a national securities exchange; or

•                  seek stockholder approval of another liquidity event such as a merger with another entity.

Our board of directors will review our long-term liquidity strategy annually and a majority of our independent directors may decide to amend or suspend the strategy if it is deemed to be in the best interest of our stockholders to do so.

Q:   Who are your board of directors and what is their role?

A:           As of the date of this prospectus, we have five directors, consisting of Terry G. Roussel and four independent directors, Barry A. Chase, Vince T. Evans, Steven M. Pearson and James M. Skorheim.  Mr. Roussel also serves as our President and Chief Executive Officer.  All of our officers and one of our directors are affiliated with our advisor.  Additionally, all of our officers and one of our directors serve as officers and directors of Cornerstone Core Properties REIT, Inc., a publicly registered non-traded REIT.  Our charter provides that our independent directors will be responsible for reviewing the performance of our advisor.  A majority of our independent directors will also be required to approve any transactions between us and our advisor or its affiliates.

Our directors will be elected annually by our stockholders.  Pursuant to our advisory agreement, for as long as we are externally managed by our advisor, we are obligated to recommend to our stockholders those nominees for our non-independent board seats who have been recommended to us by our advisor.  Our independent directors will nominate replacements for vacancies amongst the independent director positions.

Q:   Who is your advisor?

A:           Our advisor is Cornerstone Leveraged Realty Advisors, LLC, a newly formed Delaware limited liability company.  Two of our officers, Terry G. Roussel and Alfred J. Pizzurro, also control the managing member of our advisor and all of our officers are also officers of our advisor.

Our advisor is responsible for managing our affairs on a day-to-day basis and for identifying and making property acquisitions on our behalf.  We are dependent upon our advisor to select our investments and conduct our operations.  The  managing member of our advisor and its alliance partner have been actively involved in the acquisition, financing, development, management, disposition or operation of more than $8 billion of investment real estate including healthcare, industrial, office and retail properties.

Our advisor has entered into agreements with Servant Investments, LLC and Servant Healthcare Investments, LLC, Florida based real estate operating companies to provide real estate acquisition and portfolio management services to the our advisor in connection with healthcare and net-leased retail properties acquired by the Company in specified geographic areas.

Q:   What conflicts of interest will you and your affiliates face?

A:           Terry G. Roussel and Alfred J. Pizzurro indirectly control our advisor and other entities affiliated with our advisor and control and own our dealer manager.  Our officers are compensated by our advisor and its affiliates rather than by us.  Affiliates of our advisor also perform services for other Cornerstone-sponsored programs.  Our officers, one of whom is also a director, and our advisor will face significant conflicts of interest because the compensation we pay to our advisor and its affiliates is only partially tied to the performance of your investment.  Among the conflicts our advisor and its affiliates, including one of our directors and all of our officers, will face are the following:

•	our advisor must determine which investment opportunities to recommend to us or one of their other programs or joint ventures;

•	our advisor or its affiliates may receive higher compensation by providing an investment opportunity to an entity other than us;

•	our advisor may structure the terms of joint ventures between us and other programs sponsored by our advisor or its affiliates without arm’s-length negotiation;

•	our advisor and its affiliates must allocate their time between us and other real estate programs and business activities in which they are involved;

•

our advisor and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our properties regardless of the profitability of the property acquired or the services provided to us;

•	our advisor may elect to provide property management or leasing services for some or all of our properties or retain an affiliate to manage or lease some or all of our properties; and

•	our advisor and its affiliates will receive fees and other compensation in connection with this and other investment offerings.

We discuss these specific conflicts of interest, as well as others arising from these relationships, under “Risk Factors — Risks Related to Conflicts of Interest” and under “Conflicts of Interest.”

Q:   What is the ownership structure of the Cornerstone entities and how are they affiliated?

A:           The following chart shows the ownership structure and how we are affiliated with our advisor, dealer manager and our operating partnership.

(1) All of our officers are officers of our advisor.  Terry G. Roussel and Alfred J. Pizzurro indirectly control our advisor through their ownership of 100% of the equity interests in the managing member of the CIP Leveraged Fund Advisors, LLC (“CIPLFA”), our advisor’s sole member.  CIPLFA is widely owned, with no one person or group owning a controlling interest.  Mr. Roussel may indirectly share in the profits of our advisor after investors in CIPLFA and investors in another entity first receive certain threshold returns.

(2) Represents intent to form Taxable REIT Subsidiaries.

Q:   How will you own properties?

A:           We plan to own substantially all of our properties and conduct our operations through a series of operating partnerships, the first of which is called Cornerstone Growth & Income Operating Partnership, L.P. (formerly known as Cornerstone Institutional Growth Operating Partnership, L.P.). We are the sole general partner of the operating partnership.  Because we will own our properties through an operating partnership, we are considered to be an “UPREIT.”

Q:   What is an “UPREIT” and why are you organized as an UPREIT?

A:           UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.”  We plan to conduct substantially all of our real estate operations in an UPREIT structure through our operating partnership as discussed above.  We use this structure because of the potential tax benefits to sellers of real estate.

A sale of property directly to us in exchange for stock is generally a taxable transaction to the selling property owner.  In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property to us may transfer the property to our operating partnership in exchange for partnership units on a tax-deferred basis.  This potentially allows the seller to defer taxation on any taxable gain the seller may otherwise incur until the seller either exchanges the seller’s operating partnership units for our stock or sells or redeems the seller’s operating partnership units.  This structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results to them resulting from such property sale.

Q:   What are the benefits generally of us qualifying as a REIT?

A:           If we qualify as a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders.  Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements in order to avoid taxation as a regular corporation, including a requirement that they generally distribute at least 90% of their annual taxable income (excluding net capital gains) to their stockholders.  If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following the year we fail to so qualify.  Our failure to qualify as a REIT could result in us having a significant liability for taxes, and could adversely affect the amount of distributions we make to our stockholders.  We received an opinion of tax counsel that based solely on our representations with respect to factual matters concerning our organization, business operations and properties, we will qualify for taxation as a REIT for the taxable year that will end December 31, 2008.  This opinion is also subject to our meeting the requirements summarized above and other qualifications described in the opinion and in this prospectus under “Certain Federal Income Tax Considerations.”  Accordingly, because our satisfaction of such requirements will depend upon future events, including the final determination of financial and operational results, no assurance can be given that we will satisfy the REIT requirements during the taxable year that will end December 31, 2008, or in any future year.  Even if we qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Q:   Will you own properties through joint ventures?

A:           Yes.  We intend to own properties through joint ventures with affiliates and third parties, which may include institutional investors.  We may own a significant portion of our properties through joint ventures.  This is one of the ways we may diversify the portfolio of properties we own in terms of geographic region, property type and tenant industry group.  Joint ventures will also allow us to acquire an interest in a property without requiring that we fund the entire purchase price.  In addition, certain properties may be available to us only as joint ventures.

Q:   What kind of offering is this?

A:           Our stock is being offered on a “best efforts” basis, meaning the broker-dealers participating in the offering are only required to use their best efforts in distributing the stock and have no firm commitment or obligation to purchase any of the stock.  As a result, we may not sell all or any of the stock that we are offering.

Q:   Is there a minimum aggregate offering amount that must be sold?

A:           Yes.  We must raise $1,000,000 through the sale of 100,000 shares before we may accept any subscriptions.  Pending satisfaction of this condition, all escrow payments will be placed in an account held by the escrow agent, U.S. Bank National Association, in trust for our subscribers’ benefit, pending release to us.  If we do not raise the minimum of $1,000,000 by August 10, 2008, we will promptly return all funds in the escrow account (without deduction and with interest), and we will stop selling shares.  If we do not raise substantially more than the minimum offering, we will not be able to acquire a large portfolio of properties and we may lack property diversification.  Through this prospectus, we are offering up to 40,000,000 shares of our common stock in our primary offering at $10.00 per share, with reduced prices available for certain categories of purchasers as described in our “Plan of Distribution” section.  We are also offering 10,000,000 shares of common stock under our distribution reinvestment plan at a purchase price equal to the higher of $9.50 per share or 95% of the fair market value of a share of our common stock.

Notwithstanding our $1,000,000 minimum offering amount for all other jurisdictions, we will not issue any shares to Minnesota, New York or Pennsylvania investors unless we raise minimum amounts of $2,000,000, $2,500,000 and $20,000,000, respectively, in gross offering proceeds (including sales made to residents of other jurisdictions).  Pending satisfaction of the applicable minimum amount, the subscription payments of investors in these states will be placed in a separate account held by the escrow agent in trust for the benefit of the subscribers, pending release to us.  Pennsylvania residents should also note the special escrow procedures described below under “Plan of Distribution – Special Notice to Pennsylvania Investors.”

Q:   Is there a minimum initial investment for our stockholders?

A:           Yes.  The minimum initial investment is $2,000 (except in New York, where the minimum initial investment is $2,500).  Tax qualified retirement plans, including Keogh plans and IRAs must initially invest at least $1,000.  Minimum investment levels may be higher in certain states.  After your initial investment, you may purchase additional shares subject to a minimum $100 purchase.  This minimum purchase amount does not apply to purchases through our distribution reinvestment plan.

Q:   How long will this offering last?

A:           We expect to complete the sale of the 40,000,000 primary offering shares offered in this prospectus by August 10, 2010.  However, under rules promulgated by the SEC, in some circumstances we could continue our primary offering until as late as February 10, 2011.  If we decide to continue our primary offering beyond August 10, 2010, we will provide that information in a prospectus supplement.  We may continue to offer shares under our distribution reinvestment plan beyond February 10, 2011 until we have sold 10,000,000 shares through the reinvestment of distributions.  In some states, we may not be able to continue the offering for these periods without renewing the registration statement or filing a new registration statement.  We may terminate this offering at any time.

Q:   Who can buy shares?

A:           An investment in our shares is only suitable for persons who have adequate financial means and who will not need immediate liquidity from their investment.  Residents of most states can buy shares in this offering provided that they have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (2) a net worth of at least $250,000.  For the purpose of determining suitability, net worth does not include an investor’s home, home furnishings or personal automobiles.  The minimum suitability standards are more stringent for investors in Alabama, Kentucky, Massachusetts, Michigan, Ohio and Pennsylvania.

Q:   Who might benefit from an investment in our shares?

A:           An investment in our shares may be beneficial for you if you meet the minimum suitability standards described in this prospectus, seek to diversify your personal portfolio with a finite-life, real estate-based investment, seek to receive current income, seek to preserve capital, seek to obtain the benefits of potential long-term capital appreciation and are able to hold your investment for a time period consistent with our long-term liquidity strategy.  On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Q:   What fees and reimbursements will your advisor and its affiliates receive in connection with this offering?

A:           We will incur substantial fees and expenses in our organization and offering stage, our acquisition and operating stage and our property disposition stage.  In most cases, these fees and expenses will be paid to our advisor or its affiliates, including our dealer manager.  These fees, which are discussed in detail in the “Management — Management Compensation” section of this prospectus, are summarized below.

Offering Stage

•

Sales commissions (payable to our dealer manager) equal to 7% of gross offering proceeds from our primary offering, all of which may be re-allowed to participating brokers, with no commissions on distribution reinvestment plan shares.

•

Dealer manager fees (payable to our dealer manager) equal to 3% of gross offering proceeds from our primary offering, some or all of which will be re-allowed to participating brokers, with no dealer manager fees on distribution reinvestment plan shares.

•

Reimbursement of due diligence expenses (payable to the dealer manager) of up to 0.5% of the gross proceeds from our primary offering for bona fide due diligence expenses, all of which will be re-allowed to participating brokers for bona fide due diligence expenses. Upon effectiveness of approved amendments to FINRA Rule 2810, we may agree to reimburse itemized due diligence expenses in excess of 0.5%.

•

Reimbursement for organization and offering expenses (payable to our advisor or its affiliates) expected to average between 2% and 3% of gross offering proceeds, but which could be as much as 3.5%; provided that such reimbursement plus sales commissions and the dealer manager fee, are not more than 13.5% of gross offering proceeds.

Acquisition and Operating Stage – Core Plus Properties

•                  Property acquisition fees (payable to our advisor or its affiliates) equal to 2% of total costs of investments, including debt.

•                  Reimbursement of acquisition expenses (incurred by our advisor and its affiliates), but acquisition fees and expenses in connection with the acquisition of a real estate investment may not exceed 6% of the contract price of a property, or, in the case of a mortgage loan, 6% of the funds advanced.

•                  Monthly asset management fees (payable to our advisor) equal to one-twelfth of 1% of the book values of our assets invested, directly or indirectly, in real estate before non-cash reserves, plus direct and indirect costs and expenses incurred by our advisor in providing asset management services.

•                  Reimbursement of our operating expenses for direct and indirect costs of administrative services (payable to our advisor), but our advisor must reimburse the amount by which total annual operating expenses exceed the greater of 2% of average invested assets or 25% of net income unless a majority of independent directors have determined that such excess expenses are justified based on unusual and non-recurring factors.

•                  Property management and leasing fees (payable to affiliates if selected) would equal a market-based property management fee or property leasing fee and may include reimbursement of our advisor’s or its affiliate’s personnel costs of managing properties.

Acquisition and Operating Stage – Value-Added and Opportunistic Properties

•                  Development fees (payable to affiliates of our advisor, if selected) equal to an amount that is based on prevailing market rates for comparable services rendered to similar projects in the geographic market of the project; provided however, we will not pay a development fee to an affiliate of our advisor if our advisor receives an acquisition fee based on the cost of such development.  Development fees payable to an affiliate must be fair, reasonable and in terms no less favorable to us than could be obtained from third parties as determined by our independent directors committee.

Listing/Liquidation Stage

•                  Property disposition fees (payable to our advisor or its affiliates), if our advisor or its affiliates perform substantial services in connection with property sales, up to 3% of the price of the properties sold.

•                  The advisor is entitled to receive a subordinated participation fee equal to 5%, 10% or 15% of net cash flows depending upon whether annualized returns to our stockholders exceed 6%, 8% or 10%, respectively, with higher investor returns resulting in higher subordinated participation fees.

•                  In lieu of the subordinated performance fee, upon the listing of our common stock or the termination of our relationship with our advisor, our advisor is entitled to receive fees varying with stockholder returns based upon prior distributions and either the market value of our common stock or the appreciation of our properties.

Please refer to “Management Compensation” and “Plan of Distribution” for a more detailed description of the fees and expenses payable to our advisor, our dealer manager and their affiliates.

Q:   If I buy shares of stock in this offering, will I receive distributions and how often?

A:           We intend to make distributions at least quarterly, if not more often.  Our board of directors will determine the timing of distributions.  The amount and timing of distributions we may make is uncertain.

Q:   How will you determine the amount of distributions to be made?

A:           The amount of distributions that we make will be determined by our board of directors.  In order to remain qualified as a REIT, we generally must make distributions of at least 90% of our taxable income (excluding net capital gains) for each year.  The amount of distributions we are required to make may exceed our cash available for distribution and we may need to borrow money or sell real estate assets to fund distributions.  Distributions made in excess of net income will constitute a return of capital to stockholders.  Our board of directors may authorize distributions in excess of those required for us to maintain our REIT status.

In determining the amount and timing of distributions, our board of directors will consider a number of factors, including earnings, cash flow, funds available from our operations, general financial condition, future prospects, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code and other factors.  In order to keep the amount and timing of distributions relatively stable, we may make distributions that may not be reflective of the actual income we earn.

Q:   May I reinvest my distributions in additional shares of your stock?

A:           Yes.  As part of this offering we have registered a number of shares of stock to be sold under our distribution reinvestment plan or “DRIP”.  During our primary offering, the price for shares in our distribution reinvestment plan will be $9.50 per share.  The offering price for shares in our distribution reinvestment plan may increase after the closing of our primary offering.  You will be taxed on distributions you reinvest in our stock even though no cash will be distributed to you.  You will not be charged sales commissions for shares you purchase under our distribution reinvestment plan.  We may elect to deny your participation in the distribution reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.  We may terminate the offering of stock pursuant to our distribution reinvestment plan at any time upon 10 days notice to stockholders.

Q:   Will you have a stock repurchase program?

A:           Yes.  The amount that we will pay to repurchase your stock will depend upon the length of time you have held your stock as set forth in the following table:

Number of Years Held	Redemption Price
Less than 1	No redemption allowed
1 or more but less than 2	90% of your purchase price
2 or more but less than 3	95% of your purchase price
Less than 3 in the event of death	100% of your purchase price
3 or more but less than 5	100% of your purchase price
5 or more	Estimated value

The stock repurchase price is subject to adjustment as determined from time to time by our board of directors.  At no time will the stock repurchase price exceed the price at which we are offering our common stock for sale.  You will not be charged any fees for participating in our stock repurchase program.

We have no obligation to repurchase your stock if redemption would violate restrictions on cash distributions under Maryland law.  Our stock repurchase program has limitations and restrictions and may be cancelled at any time.  During this offering and each of the first seven years following the termination of this primary offering, (i) we will have no obligation to redeem shares if the redemption would cause total redemptions to exceed the proceeds from our distribution reinvestment plan, and (ii) we may not, except to repurchase the shares of a deceased shareholder, redeem more than 5% of the number of shares outstanding at the end of the prior calendar year.  Beginning seven years after termination of this offering, unless we have commenced another liquidity event, such as an orderly liquidation or listing of our shares on a national securities exchange, we will modify our stock repurchase program to permit us to redeem up to 10% of the number of shares outstanding at the end of the prior year, using proceeds from any source, including the sale of assets.  The estimated value will be determined by our board of directors or a firm chosen by our board of directors.  In most instances, requests for redemption will be processed on a monthly basis.  If we do not redeem all the shares presented, we will attempt to honor redemption requests in future months on a prorated basis.  We reserve the right to amend or terminate our stock repurchase program upon 30 days prior written notice to our stockholders. See “Description of Stock —Stock Repurchase Program.”

Q:   Are there any restrictions on stock ownership and transferability?

A:           There are limits on the ownership and transferability of our shares. Our charter prevents any one person from owning more than 9.8% in number of shares or value, whichever is more restrictive, of the outstanding shares of any class or series of our stock unless exempted by our board of directors.  These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code.  See “Description of Stock — Restriction on Ownership of Stock.”  Our charter also limits your ability to transfer your stock to prospective stockholders unless (i) they meet suitability standards regarding income or net worth, which are described under “Suitability Standards” and (ii) the transfer complies with minimum purchase requirements, which are described at “Plan of Distribution — Minimum Purchase Requirements.”

Q:   What is your term or expected life?

A:           We do not have a fixed term for continuing our real estate operations.  Within seven years from the closing of this primary offering, our board of directors is expected to take one or more of the following actions to provide enhanced liquidity for our stockholders.

•                  modify our stock repurchase program to redeem each calendar year up to 10% of our prior-year outstanding shares utilizing proceeds from the sale of our properties or other sources of funds;

•                  seek stockholder approval to begin an orderly liquidation of our assets and distribute the available proceeds of such sales to our stockholders;

•                  list our stock for trading on a national securities exchange; or

•                  seek stockholder approval of another liquidity event such as a merger with another entity.

Q:   Are there any special considerations that apply to ERISA or other retirement plans that invest in this offering?

A:           The section of this prospectus entitled “ERISA Considerations” describes how an investment in our stock will work in individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code.  ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans.  Any retirement plan trustee or individual considering purchasing stock for a retirement plan or an individual retirement account should read this section of the prospectus very carefully.

Q:   How do I subscribe for shares?

A:           If you choose to purchase shares in this offering, you will need to complete and sign a Subscription Agreement (in the form attached to this prospectus as Appendix A) for a specific number of shares and pay for the shares at the time of your subscription.  We require a minimum initial investment of at least $2,000 (except in New York, where the minimum initial investment is $2,500) or $1,000 for IRAs, Keoghs and tax-qualified retirement plans.  Minimum investment levels may be higher in certain states. After your initial investment, you may purchase additional shares subject to a minimum $100 purchase.  This minimum purchase amount does not apply to purchases through our distribution reinvestment plan.

Q:   How will I be notified of how my investment is doing?

A:           We will provide you with periodic updates on the performance of your investment in our stock, including:

•                  regular distribution reports;

•                  annual reports;

•                  quarterly financial reports;

•                  annual IRS Form 1099-DIV; and

•                  supplements to this prospectus.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•                  U.S. mail or other courier;

•                  facsimile;

•                  electronic delivery; and

•                  posting on our affiliated website at www.crefunds.com.

Our prospectus, amendments and supplements to this prospectus and all Exchange Act reports will also be available to the public at the SEC’s website at www.sec.gov.

Q:   When will I get my detailed annual tax information?

A:           We intend to mail your Form 1099-DIV tax information by January 31 of each year.

Q:   Where can I find additional information or someone to help answer my questions about this offering?

A:           For more information about the offering, or if you would like additional copies of this prospectus, you should contact your financial advisor or:

Investor Services Department

Cornerstone Real Estate Funds

1920 Main Street, Suite 400

Irvine, California 92614

Telephone: (877) 805-3333 or (949) 852-1007

Fax: (949) 852-2729

E-mail: info@crefunds.com

We also maintain an Internet site at www.crefunds.com where you can review additional information about us and our affiliates. The contents of our web site are not incorporated herein by reference or otherwise made a part of this prospectus.

RISK FACTORS

An investment in our stock involves various risks and uncertainties.  You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our stock.  The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition.  This could cause the value of our stock to decline and could cause you to lose all or part of your investment.  The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business.

Investment Risks

Our lack of prior operating history makes it difficult for you to evaluate this investment.

We have no operating history.  The past performance of other real estate investment programs sponsored by affiliates of our advisor may not be indicative of the performance we will achieve.  We were formed on October 16, 2006 in order to invest primarily in healthcare, industrial and net-leased retail real estate.  We have no income, cash flow, funds from operations or funds from which we can make distributions to you.  We have neither acquired any properties nor identified any specific properties for purchase which you can evaluate in making a decision to purchase our stock.  We may not be able to conduct our business as described in our plan of operation.  This lack of operating history increases the risk and uncertainty you face in making an investment in our stock.

This is a blind pool offering, therefore, you will not have the opportunity to evaluate our investments before we make them and we may make real estate investments that would have changed your decision as to whether or not to invest in our stock.

Because we have not yet acquired or identified any investments that we may make, we are not able to provide you with information to evaluate our investments prior to acquisition.  We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of real estate including healthcare, industrial and net-leased retail real estate.  We have established criteria for evaluating real estate properties.  However, you will be unable to evaluate the transaction terms, location, and financial or operational data concerning the properties before we invest in them.  Except for the investments described in one or more supplements to this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments.  You will be relying entirely on the ability of our advisor to identify properties and propose transactions and on our board of directors to oversee and approve such investments.

Because there is no public trading market for our stock, it will be difficult for you to sell your stock.  If you sell your stock, it may be at a substantial discount.

There is no current public market for our stock and there is no assurance that a public market will ever exist for our stock.  Our charter contains restrictions on the ownership and transfer of our stock, and these restrictions may inhibit your ability to sell your stock.  Our charter prevents any one person from owning more than 9.8% in number of shares or value, whichever is more restrictive, of the outstanding shares of any class or series of our stock unless exempted by our board of directors.  Our charter also limits your ability to transfer your stock to prospective stockholders unless (i) they meet suitability standards regarding income or net worth, which are described under “Suitability Standards” and (ii) the transfer complies with minimum purchase requirements, which are described at “Prospectus Summary — The Offering.”  We have adopted a stock repurchase program, but it is limited in terms of the number of shares of stock which may be redeemed annually.  Our board of directors may also limit, suspend or terminate our stock repurchase program at any time.

It may be difficult for you to sell your stock promptly or at all.  If you are able to sell shares of stock, you may only be able to sell them at a substantial discount from the price you paid.  This may be the result, in part, of the fact that the amount of funds available for investment is expected to be reduced by sales commissions, dealer manager fees, organization and offering expenses, and acquisition fees and expenses.  If our offering expenses are higher than we anticipate, we will have a smaller amount available for investment.  Unless our aggregate investments increase in value to compensate for these up-front fees and expenses, it is unlikely that you will be able to sell your stock, whether pursuant to our stock repurchase program or otherwise, without incurring a substantial loss.  We cannot assure you that your stock will ever appreciate in value to equal the price you paid for your stock.  It is also likely that your stock would not be accepted as the primary collateral for a loan.  You should consider our stock as an illiquid investment, and you must be prepared to hold your stock for an indefinite period of time.  Please see “Description of Stock — Restriction on Ownership of Stock” herein for a more complete discussion on certain restrictions regarding your ability to transfer your stock.

Competition with third parties for properties and other investments may result in our paying higher prices for properties which could reduce our profitability and the return on your investment.

We compete with many entities engaged in real estate investment activities, including individuals, corporations, banks, insurance companies, other REITs, and real estate limited partnerships, many of which have greater resources than we do.  Some of these investors may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies.  In addition, the number of entities and the amount of funds competing for suitable investments may increase.  Any such increase would result in increased demand for these assets and increased prices.  If competitive pressures cause us to pay higher prices for properties, our ultimate profitability may be reduced and the value of our properties may not appreciate or may decrease significantly below the amount paid for such properties.  This may cause you to experience a lower return on your investment.

If we are unable to find or experience delays in finding suitable investments, we may experience a delay in the commencement of distributions and a lower rate of return to investors.

Our ability to achieve our investment objectives and to make distributions depends upon the performance of our advisor in the acquisition and operation of our investments, the performance of property managers and leasing agents in the management of our properties and the identification of prospective tenants.  We may be delayed in making investments in properties due to delays in the sale of our stock, delays in negotiating or obtaining the necessary purchase documentation for properties, delays in locating suitable investments or other factors.  We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms or that our investment objectives will be achieved.  We may also make other real estate investments, such as investments in public and private real estate companies which own real estate properties and make real estate investments.  Until we make real estate investments, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade securities.  We expect the rates of return on these short-term investments to be substantially less than the returns we make on real estate investments.  If we are unable to invest the proceeds from this offering in properties or other real estate investments for an extended period of time, distributions to you may be delayed and may be lower and the value of your investment could be reduced.

If we do not raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a “best efforts” basis and no individual, firm or corporation has agreed to purchase any of our stock.  The amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio.  If we are unable to raise substantially more than the minimum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned and the geographic regions in which our investments are located.  In that case, the likelihood that any single property’s performance would materially reduce our overall profitability will increase.  We are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment.  In addition, any inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our net income and the distributions we make to stockholders would be reduced.

The cash distributions you receive may be less frequent or lower in amount than you expect.

We expect to make distributions to our stockholders quarterly, if not more frequently.  All expenses we incur in our operations are deducted from cash funds generated by operations prior to computing the amount of cash available to be paid as distributions to our stockholders.  Our directors will determine the amount and timing of distributions.  Our directors will consider all relevant factors, including the amount of cash available for distribution, capital expenditure and reserve requirements and general operational requirements.  We cannot assure you how long it may take to generate sufficient available cash flow to make distributions or that sufficient cash will be available to make distributions to you.  We may borrow funds, return capital or sell assets to make distributions.  With no prior operations, we cannot predict the amount of distributions you may receive.  We may be unable to pay or maintain cash distributions or increase distributions over time.

If we make distributions from sources other than our cash flow from operations, we will have less funds available for the acquisition of properties and your overall return may be reduced.

Our organizational documents do not prohibit us from making distributions from any source.  If we fund distributions from borrowings, sales of properties or the net proceeds from this offering, we will have less funds available for the acquisition of properties and your overall return may be reduced.  Further, to the extent distributions exceed cash flow from operations, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain.

Our investments will be concentrated in the healthcare, industrial and net-leased retail sectors and our business would be adversely affected by an economic downturn affecting one or more of these sectors.

We intend for our investments in real estate assets to be primarily concentrated in the healthcare, industrial and net-leased retail sectors.  This may expose us to the risk of economic downturns in these sectors to a greater extent than if our business activities included a more significant portion of other sectors of the real estate industry.

We may be unable to complete development and re-development projects on advantageous terms.

As part of our investment plan, we intend to develop new and re-develop existing properties.  Such activities involve significant risks that could adversely affect our financial condition, results of operations, cash flow and ability to make distributions on our common stock, which include:

•                  we may not be able to obtain, or may experience delays in obtaining, all necessary zoning, land-use, building, occupancy and other governmental permits and authorizations;

•                  we may not be able to obtain financing for development projects on favorable terms and complete construction on schedule or within budget, resulting in increased debt service expense and construction costs and delays in leasing the properties and generating cash flow; and

•                  the properties may perform below anticipated levels, producing cash flow below budgeted amounts and limiting our ability to sell such properties to third parties or affiliates.

Newly developed and acquired properties may not produce the cash flow that we expect, which could adversely affect our overall financial performance.

We intend to acquire and develop real estate properties.  In deciding whether to acquire or develop a particular property, we make assumptions regarding the expected future performance of that property.  If our estimated return on investment proves to be inaccurate, it may fail to perform as we expected.  With certain properties we plan to acquire, our business plan contemplates repositioning or redeveloping that property with the goal of increasing its cash flow, value or both.  Our estimate of the costs of repositioning or redeveloping an acquired property may prove to be inaccurate, which may result in our failure to meet our profitability goals.  Additionally, we may acquire new properties not fully leased, and the cash flow from existing operations may be insufficient to pay the operating expenses and debt service associated with that property until the property is more fully leased.  If one or more of these new properties do not perform as expected or we are unable to successfully integrate new properties into our existing operations, our financial performance and our ability to make distributions may be adversely affected.

If we borrow money to meet the REIT minimum distribution requirement or for other working capital needs, our expenses will increase, our net income will be reduced by the amount of interest we pay on the money we borrow and we will be obligated to repay the money we borrow from future earnings or by selling assets, which will decrease future distributions to stockholders.

If we fail for any reason to distribute at least 90% of our REIT taxable income (excluding net capital gains), then we would not qualify for the favorable tax treatment accorded to REITs (unless we were able to avail ourselves of certain relief provisions).  It is possible that such 90% of our income would exceed the cash we have available for distributions due to, among other things, differences in timing between the actual receipt of income and actual payment of deductible expenses and the inclusion/deduction of such income/expenses when determining our taxable income, nondeductible capital expenditures, the creation of reserves, the use of cash to purchase stock under our stock repurchase program, and required debt amortization payments.  We may decide to borrow funds in order to meet the REIT minimum distribution requirements even if our management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations.  Distributions made in excess of our net income will generally constitute a return of capital to stockholders.  See “Investment Objectives and Policies — Borrowing Policies” and “Federal Income Tax Considerations — Annual Distribution Requirements.”

The healthcare properties we own may derive a substantial portion of their income from third-party payors.

Most of our healthcare facilities will be directly affected by risks associated with the healthcare industry.  Many of our lessees and mortgagors will derive a substantial portion of their net operating revenues from third-party payors, including the Medicare and Medicaid programs.  These programs are highly regulated by federal, state and local laws, rules and regulations and are subject to frequent and substantial change.  There are no assurances that payments from governmental payors will remain at levels comparable to present levels or will, in the future, be sufficient to cover the costs allocable to patients eligible for reimbursement under these programs.

Failure to comply with government regulations could adversely affect our healthcare tenants, operators and borrowers.

The health care industry is highly regulated by federal, state and local licensing requirements, facility inspections, reimbursement policies, regulations concerning capital and other expenditures, certification requirements and other laws, regulations and rules.  In addition, regulators require compliance with a variety of safety, health, staffing and other requirements relating to the design and conditions of the licensed facility and quality of care provided.  Additional laws and regulations may be enacted or adopted that could require changes in the design of properties and certain operations of our tenants and third-party operators.  The failure of any tenant or operator to comply with such laws, requirements and regulations could affect a tenant’s or operator’s ability to operate the facilities that we own.

In some states, advocacy groups have been created to monitor the quality of care at health care facilities, and these groups have brought litigation against operators.  Additionally, in some instances, private litigation by patients has succeeded in winning large demand awards for alleged abuses.  The effect of this litigation and potential litigation has increased the costs of monitoring and reporting quality of care compliance incurred by our tenants.  In addition, the cost of liability and medical malpractice insurance has increased and may continue to increase as long as the present litigation environment affecting the operations of health care facilities continues.  Continued cost increases could cause our tenants to be unable to pay their lease payments, decreasing our cash flow available for distribution.

The inability of our advisor to retain or obtain key personnel, property managers and leasing agents could delay or hinder implementation of our investment strategies, which could impair our ability to make distributions and could reduce the value of your investment.

Our success depends to a significant degree upon the contributions of Terry G. Roussel, the President and Chief Executive Officer of our advisor.  Neither we nor our advisor have an employment agreement with Mr. Roussel or with any of the other executive officers.  If Mr. Roussel was to cease his affiliation with our advisor, our advisor may be unable to find a suitable replacement, and our operating results could suffer.  We believe that our future success depends, in large part, upon our advisor’s, property managers’ and leasing agents’ ability to hire and retain highly skilled managerial, operational and marketing personnel.  Competition for highly skilled personnel is intense, and our advisor and any property managers we retain may be unsuccessful in attracting and retaining such skilled personnel.  If we lose or are unable to obtain the services of highly skilled personnel, property managers or leasing agents, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

Risks Related to Conflicts of Interest

Our advisor will face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor, which could limit our investment opportunities, impair our ability to make distributions and reduce the value of your investment.

We rely on our advisor to identify suitable investment opportunities.  We may be buying properties at the same time as other entities that are affiliated with or sponsored by our advisor.  Other programs sponsored by our advisor or its affiliates also rely on our advisor for investment opportunities.  Many investment opportunities would be suitable for us as well as other programs.  Our advisor could direct attractive investment opportunities or tenants to other entities. Such events could result in our investing in properties that provide less attractive returns, thus reducing the level of distributions which we may be able to pay to you and the value of your investment.  See “Conflicts of Interest.”

If we acquire properties from affiliates of our advisor, the price may be higher than we would pay if the transaction was the result of arm’s-length negotiations.

The prices we pay to affiliates of our advisor for our properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties or if the price to us is in excess of such cost, substantial justification for such excess will exist and such excess will be reasonable and consistent with current market conditions as determined by a majority of our independent directors. Substantial justification for a higher price could result from improvements to a property by the affiliate of our advisor or increases in market value of the property during the period of time the property is owned by the affiliates of our advisor as evidenced by an appraisal of the property.  These prices will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm’s-length transaction.  Even though we will use an independent third-party appraiser to determine fair market value when acquiring properties from our advisor and its affiliates, we may pay more for particular properties than we would have in an arm’s-length transaction, which would reduce our cash available for investment in other properties or distribution to our stockholders.

Our advisor will face conflicts of interest relating to joint ventures that we may form with affiliates of our advisor, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.

We may enter into joint venture agreements with third parties (including entities that are affiliated with our advisor or our independent directors) for the acquisition or improvement of properties.  Our advisor may have conflicts of interest in determining which program should enter into any particular joint venture agreement.  The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals.  In addition, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture.  Since our advisor and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.  Co-venturers may thus benefit to our and your detriment.

Our advisor and its affiliates receive commissions, fees and other compensation based upon the sale of our stock, our property acquisitions, the property we own and the sale of our properties and therefore our advisor and its affiliates may make recommendations to us that we buy, hold or sell property in order to increase their compensation.  Our advisor will have considerable discretion with respect to the terms and timing of our acquisition, disposition and leasing transactions.

Our advisor and its affiliates receive commissions, fees and other compensation based upon the sale of our stock and based on our investments.  Therefore, our advisor may recommend that we purchase properties that generate fees for our advisor, but are not necessarily the most suitable investment for our portfolio.  In some instances our advisor and its affiliates may benefit by us retaining ownership of our assets, while you may be better served by sale or disposition. In other instances they may benefit by us selling the properties which may entitle our advisor to disposition fees and possible success-based sales fees.  In addition, our advisor’s ability to receive asset management fees and reimbursements depends on our continued investment in properties and in other assets which generate fees to them.  Therefore, the interest of our advisor and its affiliates in receiving fees may conflict with our interests.  See “Management Compensation.”

Cornerstone Leveraged Realty Advisors, LLC and its affiliates, including our officers, one of whom is also a director, will face conflicts of interest caused by compensation arrangements with us and other Cornerstone-sponsored programs, which could result in actions that are not in the long-term best interests of our stockholders.

Cornerstone Leveraged Realty Advisors and its affiliates will receive substantial fees from us that are partially tied to the performance of your investment.  These fees could influence our advisor’s advice to us, as well as the judgment of the affiliates of our advisor who serve as our officers, one of whom is also a director.  Among other matters, the compensation arrangements could affect their judgment with respect to:

•                  property acquisitions from other advisor-sponsored programs, which might entitle our advisor to disposition fees and possible success-based sale fees in connection with its services for the seller;

•                  whether and when we seek to list our common stock on a national securities exchange, which listing could entitle our advisor to a success-based listing fee but could also adversely affect its sales efforts for other programs if the price at which our stock trades is lower than the price at which we offered stock to the public; and

•                  whether and when we seek to sell the company or its assets, which sale could entitle our advisor to success-based fees but could also adversely affect its sales efforts for other programs if the sales price for the company or its assets resulted in proceeds less than the amount needed to preserve our stockholders’ capital.

Considerations relating to their compensation from other programs could result in decisions that are not in the best interests of our stockholders, which could hurt our ability to make distributions to you or result in a decline in the value of your investment.

If the competing demands for the time of our advisor, its affiliates and our officers result in them spending insufficient time on our business, we may miss investment opportunities or have less efficient operations, which could reduce our profitability and result in lower distributions to you.

We do not have any employees.  We rely on the employees of our advisor and its affiliates for the day-to-day operation of our business.  We estimate that over the life of the company, our advisor and its affiliates will dedicate, on average, less than half of their time to our operations.  The amount of time that our advisor and its affiliates spend on our business will vary from time to time and is expected to be more while we are raising money and acquiring properties.  Our advisor and its affiliates, including our officers, have interests in other programs and engage in other business activities.  As a result, they will have conflicts of interest in allocating their time between us and other programs and activities in which they are involved.  Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities.  During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than are necessary or appropriate to manage our business.  We expect that as our real estate activities expand, our advisor will attempt to hire additional employees who would devote substantially all of their time to our business.  There is no assurance that our advisor will devote adequate time to our business.  If our advisor suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, it may allocate less time and resources to our operations.  If any of these things occur, the returns on our investments, our ability to make distributions to stockholders and the value of your investment may suffer.

Our officers, one of whom is also a director, face conflicts of interest related to the positions they hold with our advisor and its affiliates, which could hinder our ability to successfully implement our business strategy and to generate returns to our stockholders.

Our officers, one of whom is also a director, are also officers of our advisor, our dealer manager and other affiliated entities.  As a result, they owe fiduciary duties to these various entities and their stockholders and members, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders.  Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our business strategy and our investment, property management and leasing opportunities.  If we do not successfully implement our business strategy, we may be unable to generate cash needed to make distributions to you and to maintain or increase the value of our assets.  See “Conflicts of Interest.”

Our board’s possible loyalties to existing advisor-sponsored programs (and possibly to future advisor-sponsored programs) could result in our board approving transactions that are not in our best interest and that reduce our net income and lower our distributions to stockholders.

Our officers, one of whom is also a director, are also officers of our advisor, which is an affiliate of the managing member of another affiliate-sponsored program.  The loyalties of these officers to the other affiliate-sponsored program may influence the judgment of our board when considering issues for us that may affect the other affiliate-sponsored program, such as the following:

•                  We could enter into transactions with the other program, such as property sales or acquisitions, joint ventures or financing arrangements.  Decisions of our board regarding the terms of those transactions may be influenced by loyalties to the other program.

•                  A decision of our board regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of the other program.

•                  A decision of our board regarding the timing of property sales could be influenced by concerns that the sales would compete with those of the other program.

•                  We could also face similar conflicts and some additional conflicts if our advisor or its affiliates sponsor additional REITs, assuming some of our directors are also directors of the additional REITs.

•                  Our independent directors must evaluate the performance of our advisor with respect to whether our advisor is presenting to us our fair share of investment opportunities.  If our advisor is not presenting a sufficient number of investment opportunities to us because it is presenting many opportunities to other advisor-sponsored entities or if our advisor is giving preferential treatment to other advisor-sponsored entities in this regard, our independent directors may not be well suited to enforce our rights under the terms of the advisory agreement or to seek a new advisor.

Risks Related to This Offering and Our Corporate Structure

If our advisor is unable to adequately fund our organization and offering activities, we may sell fewer shares in this offering, we may be unable to acquire a diversified portfolio of properties, our operating expenses may be a larger percentage of our revenue and our net income may be lower.

Our advisor is newly formed, has limited capitalization, has incurred losses since its inception and is continuing to incur losses.  Our advisor must raise funds through the sale of its own debt or equity securities, or obtain financial support from its affiliates or its sole member, to obtain the cash necessary to provide these advances.  Our advisor’s sole member is also dependent on raising funds to provide financial support to our advisor.  There can be no assurance as to the amount or timing of our advisor’s receipt of funds.  If our advisor’s financial circumstances reduce the amount of funds available to us for organization and offering activities, we may not be able to raise as much money in this offering.  CIP Leveraged Fund Advisors, LLC, the sole member of our advisor, has limited capitalization, has incurred significant losses since its inception and is continuing to incur significant losses.

Because we are dependent upon our advisor and its affiliates to conduct our operations, any adverse changes in the financial health of our advisor or its affiliates or our relationship with them could hinder our operating performance and the return on your investment.

We are dependent on Cornerstone Leveraged Realty Advisors to manage our operations and our portfolio of real estate assets.  Our advisor has no operating history and it will depend upon the fees and other compensation that it will receive from us in connection with the purchase, management and sale of our properties to conduct its operations.  Any adverse changes in the financial condition of Cornerstone Leveraged Realty Advisors or our relationship with Cornerstone Leveraged Realty Advisors could hinder its ability to successfully manage our operations and our portfolio of investments.

A limit on the percentage of our securities a person may own may discourage a takeover or business combination, which could prevent our stockholders from realizing a premium price for their stock.

In order for us to qualify as a REIT, no more than 50% of our outstanding stock may be beneficially owned, directly or indirectly, by five or fewer individuals (including certain types of entities) at any time during the last half of each taxable year beginning after our first taxable year.  To assure that we do not fail to qualify as a REIT under this test, our charter restricts direct or indirect ownership by one person or entity to no more than 9.8% in number of shares or value, whichever is more restrictive, of the outstanding shares of any class or series of our stock unless exempted by our board of directors.  This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to our stockholders.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption of any such stock.  Our board of directors could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock.  Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

The payment of the subordinated performance fee due upon termination of the advisor, and the purchase of interests in the operating partnership held by our advisor and its affiliates as required in our advisory agreement, may discourage a takeover attempt that could have resulted in a premium price to our stockholders.

If we engage in a merger in which we are not the surviving entity and our advisory agreement is terminated, our advisor and its affiliates may be entitled to the subordinated performance fee due upon termination and to require that we purchase all or a portion of the operating partnership units they hold at any time thereafter for cash, or our stock, as determined by the seller.  The subordinated performance fee is a cumulative fee due upon termination and provides for payments based on the excess of enterprise value plus distributions we have made to the date of termination over the sum of invested capital plus an amount necessary for stockholders to reach one of three threshold returns.  The three threshold returns are 6%, 8%, and 10%.  At each threshold return level, subordinated performance fee due upon termination would be either 5%, 10%, or 15% of that excess enterprise value plus distributions over the sum of invested capital plus the threshold return.  The existence of this fee may deter a prospective acquirer from bidding on our company, which may limit the opportunity for stockholders to receive a premium for their stock that might otherwise exist if an investor attempted to acquire us through a merger.

You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a stockholder.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions.  Our board of directors may amend or revise these and other policies without a vote of the stockholders.  Under Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks you face as a stockholder.

Your interest in us may be diluted if we issue additional stock.

Our stockholders do not have preemptive rights to any stock we issue in the future.  Therefore, in the event that we (1) sell stock in the future, including stock issued pursuant to our distribution reinvestment plan, (2) sell securities that are convertible into stock, (3) issue stock in a private offering, (4) issue stock upon the exercise of the options granted to our independent directors, employees of our advisor or others, or (5) issue stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests in our operating partnership, investors purchasing stock in this offering will experience dilution of their percentage ownership in us.  Depending on the terms of such transactions, most notably the price per share, which may be less than the price paid per share in this offering, and the value of our properties, investors in this offering might also experience a dilution in the book value per share of their stock.

Your interest in us may be diluted if we acquire properties for units in our operating partnership.

Holders of units of our operating partnership will receive distributions per unit in the same amount as the distributions we pay per share to our stockholders and will generally have the right to exchange their units of our operating partnership for cash or shares of our stock (at our option).  In the event we issue units in our operating partnership in exchange for properties, investors purchasing stock in this offering will experience potential dilution in their percentage ownership interest in us.  Depending on the terms of such transactions, most notably the price per unit, which may be less than the price paid per share in this offering, the value of our properties and the value of the properties we acquire through the issuance of units of limited partnership interests in our operating partnership, investors in this offering might also experience a dilution in the book value per share of their stock.

Although we will not currently be afforded the protection of the Maryland General Corporation Law relating to deterring or defending hostile takeovers, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder.  These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities.  Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter.  Shares owned by the acquiror, by officers or by directors who are employees of the corporation are not entitled to vote on the matter.  Should our board opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.  Similarly, provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law could provide similar anti-takeover protection.  For more information about the business combination, control share acquisition and Subtitle 8 provisions of Maryland law, see “Description of Stock — Business Combinations,” “Description of Stock — Control Share Acquisitions” and Description of Stock — Subtitle 8.”

If we sell substantially less than all of the shares we are offering, the costs we incur to comply with the rules of the Securities and Exchange Commission regarding internal control over financial reporting will be a larger percentage of our net income and will reduce the return on your investment.

We expect to incur significant costs in establishing and maintaining adequate internal control over our financial reporting for the company and that our management will spend a significant amount of time assessing the effectiveness of our internal control over financial reporting.  We do not anticipate that these costs or the amount of time our management will be required to spend will be significantly less if we sell substantially less than all of the shares we are offering.

Your rights as stockholders and our rights to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Our charter provides that no independent director shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct.  As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner.  In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees and agents) in some cases, which would decrease the cash otherwise available for distributions to you.

You may not be able to sell your stock under stock repurchase program.

Our board of directors could choose to terminate the stock repurchase program or to amend its terms without stockholder approval.  In addition, the proposed stock repurchase program includes numerous restrictions that would limit your ability to sell your stock. See “Description of Stock —Stock Repurchase Program.”

The offering price was not established on an independent basis and you may be paying more for our stock than its value or the amount you would receive upon liquidation.

The offering price of our shares of stock bears no relationship to our book or asset value or to any other established criteria for valuing stock.  The board of directors considered the following factors in determining the offering price:

•                  the offering prices of comparable non-traded REITs; and

•                  the recommendation of the dealer manager.

Because the offering price is not based upon any independent valuation, the value of your investment may be substantially less than what you pay and may not be indicative of the proceeds that you would receive upon liquidation.  Further, the offering price may be significantly more than the price at which our shares of stock would trade if they were to be listed on an exchange or actively traded by broker-dealers.

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent review of us or the prospectus customarily undertaken in underwritten offerings.

The dealer manager, Pacific Cornerstone Capital, Inc., is an affiliate of our advisor and will not make an independent review of us or the offering.  Accordingly, you do not have the benefit of an independent review of the terms of this offering.  Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

FINRA has commenced an investigation of our dealer manager which is in the preliminary stage. We cannot predict the outcome of the investigation. Some potential outcomes could adversely affect our ability to raise proceeds in this offering and the investigation itself could distract our management or the management of our advisor, either of which could increase the risk that you would suffer a loss on your investment.

Our advisor has informed us that the Financial Industry Regulatory Authority (“FINRA”) (formerly, the NASD) is conducting a non-public investigation of our affiliated dealer manager that is, we understand, focused on the private placements conducted by our dealer manager during the period from January 1, 2004 through October 31, 2007.  The investigation is in the preliminary stage.  FINRA’s correspondence requesting document production states, “This inquiry should not be construed as an indication that the Enforcement Department or its staff has determined that any violations of federal securities laws or FINRA, NYSE or MSRB rules have occurred.”  We have been advised that our dealer manager is responding to FINRA’s request for information and intends to continue to cooperate in the investigation.

Although we cannot, at this time, assess either the duration or the likely outcome or consequences of this investigation, FINRA has the authority to impose sanctions on our dealer manager that could adversely affect its effectiveness in that capacity.  Due to our dependence on our dealer manager to raise funds in this offering, and due to the importance of substantial fundraising in order to invest in a diversified portfolio of assets and to reduce our fixed operating expenses as a percentage of gross income, any FINRA action that adversely affects our dealer manager’s ability to raise funds in this offering could also adversely affect the value of your investment.  In addition, to the extent that the FINRA investigation distracts our management or the management of our advisor from pursuing our business plan, our results and the value of your investment could be adversely affected.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution.

Our advisor and its affiliates will perform services for us in connection with the offer and sale of our stock, the selection and acquisition of our properties, and possibly the management and leasing of our properties.  They will be paid significant fees for these services, which will reduce the amount of cash available for investment in properties and distribution to stockholders.  The fees to be paid to our advisor and its affiliates were not determined on an arm’s-length basis.  We cannot assure you that a third-party unaffiliated with our advisor would not be willing to provide such services to us at a lower price.  If the maximum offering amount is raised we estimate that 11.49% of gross proceeds, including shares of stock issued pursuant to our distribution reinvestment plan, including estimated acquisition fees of 2.0% of the cost of assets, will be paid to our advisor, its affiliates and third parties for up-front fees and expenses associated with the offer and sale of our stock, a substantial portion of which may be re-allowed to participating broker-dealers.  The expenses we incur in connection with the offer and sale of our stock, excluding acquisition fees and expenses, may exceed the amount we expect and could be as high as 13.5% of gross proceeds.

We may also pay significant fees during our listing/liquidation stage.  Although most of the fees payable during our listing/liquidation stage are contingent on our investors first enjoying agreed-upon investment returns, affiliates of our advisor could also receive significant payments even without our reaching the investment-return thresholds should we seek to become self-managed.  Due to the apparent preference of the public markets for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed.  And given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our advisor.  Such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you enjoyed the returns on which we have conditioned other performance-based compensation.

These fees increase the risk that the amount available for payment of distributions to our stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares of stock in this offering. Substantial up-front fees also increase the risk that you will not be able to resell your shares of stock at a profit, even if our stock is listed on a national securities exchange.  See “Management Compensation.”

If we are unable to obtain funding for future capital needs, cash distributions to our stockholders could be reduced and the value of our investments could decline.

If we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings.  These sources of funding may not be available on attractive terms or at all.  If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.

Our advisor does not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in the companies they sponsor.

Our advisor has invested $200,000 in our operating partnership.  Therefore, if we are successful in raising enough proceeds to be able to reimburse our advisor for our significant organization and offering expenses, our advisor has little exposure to losses in the value of our stock.  Without this exposure, our investors may be at a greater risk of loss because our advisor and its affiliates do not have as much to lose from a decrease in the value of our stock as do those sponsors who make more significant equity investments in the companies they sponsor.

General Risks Related to Investments in Real Estate and Real-Estate Related Investments

Economic and regulatory changes that impact the real estate market may reduce our net income and the value of our properties.

By owning our stock, stockholders will be subjected to the risks associated with owning real estate.  The performance of your investment in us is subject to, among other things, risks related to the ownership and operation of real estate, including but not limited to:

•                  worsening general or local economic conditions and financial markets could cause lower demand, tenant defaults, and reduced occupancy and rental rates, some or all of which would cause an overall decrease in revenue from rents;

•                  increases in competing properties in an area which could require increased concessions to tenants and reduced rental rates; and

•                  increases in interest rates or unavailability of permanent mortgage funds which may render the sale of a property difficult or unattractive.

Some or all of the foregoing factors may affect our properties, which would reduce our net income, and our ability to make distributions to our stockholders.

Lease terminations could reduce our revenues from rents and our distributions to our stockholders and cause the value of your investment to decline.

The success of our investments depends upon the occupancy levels, rental income and operating expenses of our properties and our company.  In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur costs in protecting our investment and re-leasing our property.  We may be unable to re-lease the property for the rent previously received. We may be unable to sell a property with low occupancy without incurring a loss.  These events and others could cause us to reduce the amount of distributions we make to stockholders and the value of your investment to decline.

Our operating results and distributable cash flow will depend on our ability to generate revenue from leasing our properties to tenants on terms favorable to us.

Our financial results will depend, in part, on revenues derived from leasing space in our properties.  We are subject to the credit risk of our tenants, and to the extent our tenants default on their leases or fail to make rental payments we may suffer a decrease in our revenue.  In addition, if a tenant does not pay its rent, we may not be able to enforce our rights as landlord without delays and we may incur substantial legal costs.  We are also subject to the risk that we will not be able to lease space in our value-added or opportunistic properties or that, upon the expiration of leases for space located in our core properties, leases may not be renewed, the space may not be re-leased or the terms of renewal or re-leasing (including the cost of required renovations or concessions to customers) may be less favorable to us than current lease terms.  Further, costs associated with real estate investment, such as real estate taxes and maintenance costs, generally are not reduced when circumstances cause a reduction in income from the investment.  These events would cause a significant decrease in revenues and could cause us to reduce the amount of distributions to our stockholders.

Rising expenses at both the property and the company level could reduce our net income and our cash available for distribution to stockholders.

Our properties will be subject to operating risks common to real estate in general, any or all of which may reduce our net income.  If any property is not substantially occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses.  The properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses.  If we are unable to lease properties on a basis requiring the tenants to pay such expenses, we would be required to pay some or all of those costs which would reduce our income and cash available for distribution to stockholders.

Costs incurred in complying with governmental laws and regulations may reduce our net income and the cash available for distributions.

Our company and the properties we expect to own are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety.  Federal laws such as the National Environmental Policy Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, the Federal Clean Air Act, the Toxic Substances Control Act, the Emergency Planning and Community Right to Know Act and the Hazard Communication Act govern such matters as wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials and the remediation of contamination associated with disposals.  The properties we acquire will be subject to the Americans with Disabilities Act of 1990 which generally requires that certain types of buildings and services be made accessible and available to people with disabilities.  These laws may require us to make modifications to our properties. Some of these laws and regulations impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.  Compliance with these laws and any new or more stringent laws or regulations may require us to incur material expenditures.  Future laws, ordinances or regulations may impose material environmental liability.  In addition, there are various federal, state and local fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance.

Our properties may be affected by our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties.  The presence of hazardous substances, or the failure to properly remediate these substances, may make it difficult or impossible to sell or rent such property.  Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

Discovery of environmentally hazardous conditions may reduce our cash available for distribution to our stockholders.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost to remove or remediate hazardous or toxic substances on, under or in such property.  These costs could be substantial.  Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances.  Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws.  Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties.  Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air.  Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances.  The cost of defending against claims of liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could be substantial and reduce our ability to make distributions and the value of your investment.

Any uninsured losses or high insurance premiums will reduce our net income and the amount of our cash distributions to stockholders.

Our advisor will attempt to obtain adequate insurance to cover significant areas of risk to us as a company and to our properties.  However, there are types of losses at the property level, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments.  We may not have adequate coverage for such losses.  If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss.  In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property.  Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to stockholders.

We may have difficulty selling real estate investments, and our ability to distribute all or a portion of the net proceeds from such sale to our stockholders may be limited.

Equity real estate investments are relatively illiquid.  We will have a limited ability to vary our portfolio in response to changes in economic or other conditions.  We will also have a limited ability to sell assets in order to fund working capital and similar capital needs.  When we sell any of our properties, we may not realize a gain on such sale. We may not elect to distribute any proceeds from the sale of properties to our stockholders; for example, we may use such proceeds to:

•                  purchase additional properties;

•                  repay debt, if any;

•                  buy out interests of any co-venturers or other partners in any joint venture in which we are a party;

•                  create working capital reserves; or

•                  make repairs, maintenance, tenant improvements or other capital improvements or expenditures to our remaining properties.

Our ability to sell our properties may also be limited by our need to avoid a 100% penalty tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property.  In order to ensure that we avoid such characterization, we may be required to hold our properties for a minimum period of time, generally four years, and comply with certain other requirements in the Internal Revenue Code.

Real estate market conditions at the time we decide to dispose of a property may be unfavorable which could reduce the price we receive for a property and lower the return on your investment.

We intend to hold the properties in which we invest until we determine that selling or otherwise disposing of properties would help us to achieve our investment objectives.  General economic conditions, availability of financing, interest rates and other factors, including supply and demand, all of which are beyond our control, affect the real estate market.  We may be unable to sell a property for the price, on the terms, or within the time frame we want. Accordingly, the gain or loss on your investment could be affected by fluctuating market conditions.

As part of otherwise attractive portfolios of properties, we may acquire some properties with existing lock-out provisions, which may inhibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

Loan provisions could materially restrict us from selling or otherwise disposing of or refinancing properties.  These provisions would affect our ability to turn our investments into cash and thus affect cash available for distributions to you.  Loan provisions may prohibit us from reducing the outstanding indebtedness with respect to properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties.

Loan provisions could impair our ability to take actions that would otherwise be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of our stock, relative to the value that would result if the loan provisions did not exist.  In particular, loan provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

If we sell properties by providing financing to purchasers of our properties, distribution of net sales proceeds to our stockholders would be delayed and defaults by the purchasers could reduce our cash available for distribution to stockholders.

If we provide financing to purchasers, we will bear the risk that the purchaser may default. Purchaser defaults could reduce our cash distributions to you.  Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed of or completion of foreclosure proceedings.

Actions of our joint venture partners could subject us to liabilities in excess of those contemplated or prevent us from taking actions which are in the best interests of our stockholders which could result in lower investment returns to our stockholders.

We are likely to enter into joint ventures with affiliates and other third parties to acquire or improve properties. We may also purchase properties in partnerships, co-tenancies or other co-ownership arrangements.  Such investments may involve risks not otherwise present when acquiring real estate directly, including, for example:

•                  joint venturers may share certain approval rights over major decisions;

•                  that such co-venturer, co-owner or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in the joint venture or the timing of termination or liquidation of the joint venture;

•                  the possibility that our co-venturer, co-owner or partner in an investment might become insolvent or bankrupt;

•                  the possibility that we may incur liabilities as a result of an action taken by our co-venturer, co-owner or partner;

•                  that such co-venturer, co-owner or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT;

•                  disputes between us and our joint venturers may result in litigation or arbitration that would increase our expenses and prevent its officers and directors from focusing their time and effort on our business and result in subjecting the properties owned by the applicable joint venture to additional risk; or

•                  that under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could be reached which might have a negative influence on the joint venture.

These events might subject us to liabilities in excess of those contemplated and thus reduce your investment returns.  If we have a right of first refusal or buy/sell right to buy out a co-venturer, co-owner or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be required to purchase such interest at a time when it would not otherwise be in our best interest to do so.  If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest.  Finally, we may not be able to sell our interest in a joint venture if we desire to exit the venture.

If we make or invest in mortgage loans as part of our plan to acquire the underlying property, our mortgage loans may be affected by unfavorable real estate market conditions, including interest rate fluctuations, which could decrease the value of those loans and the return on your investment.

If we make or invest in mortgage loans, we will be at risk of defaults by the borrowers on those mortgage loans as well as interest rate risks.  To the extent we incur delays in liquidating such defaulted mortgage loans, we may not be able to obtain sufficient proceeds to repay all amounts due to us under the mortgage loan.  Further, we will not know whether the values of the properties securing the mortgage loans will remain at the levels existing on the dates of origination of those mortgage loans.  If the values of the underlying properties fall, our risk will increase because of the lower value of the security associated with such loans.  In addition, interest rate fluctuations could reduce our returns as compared to market interest rates and reduce the value of the mortgage loans in the event we sell them.

High mortgage rates may make it difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire, our cash flows from operations and the amount of cash distributions we can make

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the purchase of properties.  If we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the debt becomes due or of being unable to refinance on favorable terms.  If interest rates are higher when we refinance the properties, our income could be reduced.  We may be unable to refinance properties.  If any of these events occurs, our cash flow would be reduced.  This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise capital by issuing more stock or borrowing more money.

Second mortgage loan investments involve a greater risk of loss in the event of default than traditional mortgage loans.

If we decide to invest in second mortgages, our subordinated priority to the senior lender or lenders will place our investment at a greater risk of loss than a traditional mortgage.  In the event of default, any recovery of our second mortgage investment will be subordinate to the senior lender.   Further, it is likely that any investments we make in second mortgages will be placed with private entities and not insured by a government sponsored entity, placing additional credit risk on the borrower which may result in a loss to our portfolio.

Construction loan investments involve a greater risk of loss of investment and reduction of return than traditional mortgage loans.

If we decide to invest in construction loans, the nature of these loans pose a greater risk of loss than traditional mortgages.  Since construction loans are made generally for the express purpose of either the original development or redevelopment of a property, the risk of loss is greater than a traditional mortgage because the underlying properties subject to construction loans are generally unable to generate income during the period of the loan.  Construction loans may also be subordinate to the first lien mortgages.  Any delays in completing the development or redevelopment project may increase the risk of default or credit risk of the borrower which may increase the risk of loss or risk of a lower than expected return to our portfolio.

Bridge loan investments involve a greater risk of loss of investment and reduction of return than traditional mortgage loans.

If we decide to acquire or make bridge loans secured by first lien mortgages on properties to borrowers who are typically seeking short-term capital to be used in an acquisition or renovation of real estate, these loans pose a greater risk than traditional mortgages.  Borrowers usually identify undervalued assets that have been under-managed or are located in recovering markets.  If the market in which the asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan, and we may not recover some or all of our investment.

In addition, owners usually borrow funds under a conventional mortgage loan to repay a bridge loan.  We may therefore be dependent on a borrower’s ability to obtain permanent financing to repay our bridge loan, which could depend on market conditions and other factors.  Bridge loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance.  In the event of any default under bridge loans held by us, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the bridge loan.  To the extent we suffer such losses with respect to our investments in bridge loans, the value of our company and the price of our common stock may be adversely affected.

Mezzanine loan investments involve a greater risk of loss of investment and reductions of return than senior loans secured by income producing properties.

If we invest in mezzanine loans, they may take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property.  These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender.  In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan.  If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt.  As a result, we may not recover some or all of our investment.  In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

Investments in real estate-related securities may be illiquid, and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

If we invest in certain real estate-related securities that we may purchase in connection with privately negotiated transactions, they will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws.  As a result, our ability to vary our long-term stabilized portfolio in response to changes in economic and other conditions may be relatively limited.  The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life.  Moreover, in the event of a borrower’s default on an illiquid real estate security, the unsuitability for securitization and potential lack of recovery of our investment could pose serious risks of loss to our investment portfolio.

Delays in restructuring or liquidating non-performing real estate-related securities could reduce the return on your investment.

If we invest in real estate-related securities, they may become non-performing after acquisition for a wide variety of reasons.  Such non-performing real estate investments may require a substantial amount of workout negotiations and/or restructuring, which may entail, among other things, a substantial reduction in the interest rate and a substantial write-down of such loan or asset.  However, even if a restructuring is successfully accomplished, upon maturity of such real estate security, replacement “takeout” financing may not be available.  We may find it necessary or desirable to foreclose on some of the collateral securing one or more of our investments.  Intercreditor provisions may substantially interfere with our ability to do so.  Even if foreclosure is an option, the foreclosure process can be lengthy and expensive.  Borrowers often resist foreclosure actions by asserting numerous claims, counterclaims and defenses, including, without limitation, lender liability claims and defenses, in an effort to prolong the foreclosure action.  In some states, foreclosure actions can take up to several years or more to litigate.  At any time during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process.  Foreclosure litigation tends to create a negative public image of the collateral property and may result in disrupting ongoing leasing and management of the property.  Foreclosure actions by senior lenders may substantially affect the amount that we may receive from an investment.

If a significant portion of our assets are deemed “investment securities,” we may become subject to the Investment Company Act of 1940 which would restrict our operations and we could not continue our business.

If we fail to qualify for an exemption or exception from the Investment Company Act of 1940, we would be required to comply with numerous additional regulatory requirements and restrictions which could adversely restrict our operations and force us to discontinue our business.  Currently, we have no assets, and our intended investments in real estate will represent the substantial majority of our total asset mix, which would not subject us to the Investment Company Act.  If, however, in the future we acquire mortgage loans, debt securities and investments in joint ventures (not structured in compliance with the Investment Company Act) and other investments assets that are deemed by the SEC or the courts to be “investment securities” and these assets exceed 40% of the value of our total assets, we could be deemed to be an investment company and subject to these additional regulatory and operational restrictions.

Even if otherwise deemed an investment company, we may qualify for an exception or exemption from the Investment Company Act.  For example, under a real estate/mortgage exception, entities that are primarily engaged in the business of purchasing and otherwise acquiring mortgages and interests in real estate are exempt from registration under the Investment Company Act.  Under the real/mortgage estate exception, the SEC Staff has provided guidance that would require us to maintain 55% of our assets in qualifying real estate interests.  In order for an asset to constitute a qualifying real estate interest or qualifying asset, the interest must meet various criteria.  Fee interests in real estate and whole mortgage loans are generally considered qualifying assets.  If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us.  In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Risks Associated with Debt Financing

We may use debt financing to acquire properties and otherwise incur other indebtedness, which will increase our expenses and could subject us to the risk of losing properties in foreclosure if our cash flow is insufficient to make loan payments.

We may acquire properties using debt financing.  We intend to incur indebtedness up to 300% of our net assets (equivalent to 75% of the cost of our tangible assets), but upon a vote of the majority of our independent directors we may exceed this level of indebtedness.  We may borrow funds for working capital requirements, tenant improvements, capital improvements, and leasing commissions.  We may also borrow funds to make distributions including but not limited to funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income (excluding net capital gains) to our stockholders.  We may also borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes or to avoid taxation on undistributed income or gain.  To the extent we borrow funds, we may raise additional equity capital or sell properties to pay such debt.

If there is a shortfall between the cash flow from a property and the cash flow needed to service acquisition financing on that property, then the amount available for distributions to stockholders may be reduced.  In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions.  In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment.  For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage.  If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but we would not receive any cash proceeds.  We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties.  When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity.  If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties.  If any of our properties are foreclosed upon due to a default, the value of your investment will be reduced.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt.  Loan documents we enter into may contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace our advisor.  These or other limitations may limit our flexibility and prevent us from achieving our operating plans.

High levels of debt or increases in interest rates could increase the amount of our loan payments, reduce the cash available for distribution to stockholders and subject us to the risk of losing properties in foreclosure if our cash flow is insufficient to make loan payments.

Our policies do not limit us from incurring debt.  High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. Interest we pay could reduce cash available for distribution to stockholders.  Additionally, if we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you.  In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments and could result in a loss.

Federal Income Tax Risks

If we fail to qualify as a REIT, we will be subjected to tax on our income and the amount of distributions we make to our stockholders will be less.

We intend to qualify as a REIT under the Internal Revenue Code.  A REIT generally is not taxed at the corporate level on income and gains it currently distributes to its stockholders.  Qualification as a REIT involves the application of highly technical and complex rules for which there are only limited judicial or administrative interpretations.  The determination of various factual matters and circumstances not entirely within our control may affect our ability to continue to qualify as a REIT.  In addition, new legislation, regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

If we elect to be taxed as a REIT and then were to fail to qualify as a REIT in any taxable year:

•                  we would not be allowed to deduct our distributions to our stockholders when computing our taxable income;

•                  we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;

•                  we would be disqualified from being taxed as a REIT for the four taxable years following the year during which qualification was lost, unless entitled to relief under certain statutory provisions;

•                  we would have less cash to make distributions to our stockholders; and

•                  we might be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of our disqualification.

We encourage you to read the “Federal Income Tax Considerations” section of this prospectus for further discussion of the tax issues related to this offering.

Even if we qualify and maintain our status as a REIT, we may be subject to income and excise taxes in certain events, which would reduce our cash available for distribution to our stockholders.

Net income from a “prohibited transaction” will be subject to a 100% tax.  We may not be able to pay sufficient distributions to avoid excise taxes applicable to REITs.  We may also decide to retain all or a portion of capital gain we earn from the sale or other disposition of our property and pay federal income tax directly on such income.  We may also be subject to state and local taxes on our income or property, either directly or at the level of our operating partnership or at the level of the other companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce the cash available to make distributions to you.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders.  We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution.  Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.

If our operating partnership is classified as a “publicly-traded partnership” under the Internal Revenue Code, it could be subjected to tax on its income and the amount of distributions we make to our stockholders will be less.

We structured the operating partnership so that it would be classified as a partnership for federal income tax purposes.  In this regard, the Internal Revenue Code generally classifies “publicly traded partnerships” (as defined in Section 7704 of the Internal Revenue Code) as associations taxable as corporations (rather than as partnerships), unless substantially all of their taxable income consists of specified types of passive income. In order to minimize the risk that the Internal Revenue Code would classify the operating partnership as a “publicly traded partnership” for tax purposes, we placed certain restrictions on the transfer and/or redemption of partnership units in our operating partnership.  If the Internal Revenue Service were to assert successfully that our operating partnership is a “publicly traded partnership,” and substantially all of the operating partnership’s gross income did not consist of the specified types of passive income, the Internal Revenue Code would treat our operating partnership as an association taxable as a corporation. In such event, the character of our assets and items of gross income would change and would likely prevent us from qualifying and maintaining our status as a REIT.  In addition, the imposition of a corporate tax on our operating partnership would reduce the amount of cash distributable to us from our operating partnership and therefore would reduce our amount of cash available to make distributions to you.

These topics are discussed in greater detail in the “Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership” section of this prospectus.

Distributions payable by REITs do not qualify for the reduced tax rates under recently enacted tax legislation.

Recently enacted tax legislation generally reduces the maximum tax rate for dividend distributions payable by corporations to individuals meeting certain requirements to 15% through 2010. Distributions payable by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15% preferential rate.  Although this legislation does not adversely affect the taxation of REITs or distributions paid by REITs, the more favorable rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that make distributions, which could reduce the value of the stock of REITs, including our stock.

Distributions to tax-exempt investors may be classified as unrelated business taxable income and tax-exempt investors would be required to pay tax on the unrelated business taxable income and to file income tax returns.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•                  under certain circumstances, part of the income and gain recognized by certain qualified employee pension trusts with respect to our stock may be treated as unrelated business taxable income if our stock is predominately held by qualified employee pension trusts, such that we are a “pension-held” REIT (which we do not expect to be the case);

•                  part of the income and gain recognized by a tax exempt investor with respect to our stock would constitute unrelated business taxable income if such investor incurs debt in order to acquire the common stock; and

•                  part or all of the income or gain recognized with respect to our stock held by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

We encourage you to consult your own tax advisor to determine the tax consequences applicable to you if you are a tax-exempt investor.

Foreign investors may be subject to FIRPTA tax on the sale of our stock if we are unable to qualify as a “domestically controlled” REIT.

A foreign person disposing of a U.S. real property interest, including stock of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA tax, on the gain recognized on the disposition.  Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.”  A REIT is “domestically controlled” if less than 50% of the REIT’s capital stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence.

We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our stock would be subject to FIRPTA tax, unless our stock were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock.  We encourage you to consult your own tax advisors to determine the impact of federal, state, local and foreign tax laws to you on an investment in our stock, including any reporting requirements.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to certain pension or profit sharing trusts and IRAs investing in stock. If you are investing the assets of any pension, profit sharing, 401(k), Keogh or other qualified retirement plan that is subject to the fiduciary rules imposed by ERISA or the prohibited transaction rules imposed by Section 4975 of the Code or the assets of an IRA in our stock, you should satisfy yourself that:

•                  your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•                  your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•                  your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•                  your investment will not impair the liquidity of the plan or IRA;

•                  your investment will not produce “unrelated business taxable income” for the plan or IRA;

•                  you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•                  your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in imposition of civil and criminal penalties, and can subject the fiduciary to equitable remedies.  In addition, if an investment in our stock constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary of the plan who authorized or directed the investment may be subject to imposition of excise taxes with respect to the amount invested and an IRA investing in the stock may lose its tax exempt status.

An investment in our stock may not be suitable for every employee benefit plan, and may result in the plan fiduciary breaching its duty to the plan.

When considering an investment in our stock, an individual with investment discretion over assets of any pension plan, profit-sharing plan, retirement plan, IRA or other employee benefit plan covered by ERISA should consider whether the investment satisfies the fiduciary requirements of ERISA and other applicable laws.  In particular, attention should be paid to the diversification requirements of Section 404(a)(1)(C) of ERISA in light of all the facts and circumstances, including the portion of the plan’s portfolio of which the investment will be a part.  All plan investors should also consider whether the investment is prudent and meets plan liquidity requirements as there may be only a limited market in which to sell or otherwise dispose of our stock, and whether the investment is permissible under the plan’s governing instrument.  We have not, and will not, evaluate whether an investment in our stock is suitable for any particular plan. Rather, we will accept entities as stockholders if an entity otherwise meets the suitability standards set forth in the “Suitability Standards” section in this prospectus.

ERISA fiduciaries are required to determine annually the fair market value of each asset in the ERISA plan based on liquidation value.  The annual statement of value that we will be sending to stockholders subject to ERISA and to certain other plan stockholders is only an estimate and may not comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law.

The annual statement of value will report the value of each share of our stock based as of the close of our fiscal year.  No independent appraisals will be obtained and the value will be based upon an estimated amount we determine would be received if our properties and other assets were sold as of the close of our fiscal year and if such proceeds, together with our other funds, were distributed pursuant to a liquidation.  However, the net asset value of each share of stock will be deemed to be $10.00 during this offering and for the first three years following the termination of this offering, unless our board of directors determines otherwise.  Because this is only an estimate, we may subsequently revise any annual valuation that is provided. We cannot assure you that:

•                  a value included in the annual statement could actually be realized by us or by our stockholders upon liquidation;

•                  stockholders could realize that value if they were to attempt to sell their stock; or

•                  an annual statement of value would comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law.

We will stop providing annual statements of value if our stock becomes listed for trading on a national stock exchange.

For a more complete discussion of the foregoing issues and other risks associated with an investment in our stock by retirement plans, please see the “ERISA Considerations” section of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus may contain forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects.  You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words.  Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, you should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control.

These forward-looking statements are subject to various risks and uncertainties, including those discussed under “Risk Factors,” that could cause our actual results to differ materially from those projected in any forward-looking statement we make.  We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the estimated proceeds raised in this primary offering assuming that we sell a minimum of 100,000 shares of common stock and the maximum of 40,000,000 shares of common stock.  We also disclose information below regarding the estimated use of proceeds assuming we sell at the maximum number of shares (10,000,000) pursuant to our distribution reinvestment plan.  Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time.  Depending on the number of shares we sell in the primary offering, we estimate that approximately 84.80% to 86.16% of the gross proceeds from our primary offering, or $8.48 to $8.62 per share, respectively, will be used for investments, while the remainder will be used to pay a portion of our offering expenses and to pay fees to our advisor for its services in connection with the selection, acquisition, development and construction of our real estate investments.  Regarding our distribution reinvestment plan offering, because there will be no sales commission or dealer manager fee incurred by us, we estimate that 100.00% of our gross offering proceeds, or $9.50 per share, will be available primarily for the repurchase of shares under our stock repurchase program.

	50,000,000 Shares
			Primary Offering		Distribution Reinvestment Plan		Total
	Minimum Offering (100,000 shares) ($10.00/share)		Maximum Offering (40,000,000 shares) ($10.00/share)		Maximum Offering (10,000,000 shares) (9.50/share)(8)		(50,000,000 shares)
	$	%	$	%	$	%	$	%
Gross Offering Proceeds	1,000,000	100.0	400,000,000	100.0	95,000,000	100.0	495,000,000	100.0
Sales commissions(1)	70,000	7.00	28,000,000	7.00	—	0.00	28,000,000	5.66
Dealer Manager Fees(1)	30,000	3.00	12,000,000	3.00	—	0.00	12,000,000	2.42
Other Organization and Offering Expenses(2)(3)	35,000	3.50	8,488,800	2.12	—	0.00	8,488,800	1.71
Acquisition Fees(4)(5)	17,000	1.70	6,862,750	1.72	—	0.00	6,862,750	1.39
Working capital reserves(6)	—	—	—	—	—	—	—	—
Amount Available for Investment, including capitalized tenant improvements and leasing concessions and the payment of acquisition expenses (7)	848,000	84.80	344,648,450	86.16	95,000,000	100.00	439,648,450	88.82

(1)

For the minimum and maximum offering of stock sold in our primary offering, this table assumes the highest possible sales commission of 7% of the aggregate gross offering proceeds and a dealer manager fee of 3% of the aggregate offering proceeds. These fees may vary, however, for different categories of investors. No sales commission or dealer manager fee will be paid on shares sold through our distribution reinvestment plan. See “Plan of Distribution.”

(2)

Includes all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder, charges of transfer agents, expenses deemed by FINRA to be organization and offering expenses and amounts that we may reimburse our advisor or its affiliates for expenses relating to this offering and preparing us for this offering including, but not limited to: reimbursement of the dealer manager’s reimbursement of the bona fide due diligence expenses of participating broker-dealers; the costs of conducting educational seminars for broker-dealers; the travel, meal and lodging costs of personnel of the advisor and its affiliates attending conferences sponsored by broker-dealers and reimbursement of allocable overhead, personnel costs, supplies, IT costs or similar expenses.  Such expenses could be as much as 3.5% of gross proceeds from our primary offering.  We will not reimburse our advisor for organization and offering expense unless and until we raise $1,000,000 in this offering.  For purposes of our distribution reinvestment plan offering proceeds, we are assuming no organization and offering expenses.

(3)  Our advisor has agreed to reimburse us to the extent all of our offering expenses, including sales commissions, dealer manager fees, and organization and offering expenses (which do not include acquisition fees and acquisition expenses) incurred by us exceeds 13.5% of the gross offering proceeds, or if the aggregate of all organization and offering expenses, excluding sales commission and the dealer manager fees, exceeds 3.5% of gross proceeds from our primary offering.  In no event will the maximum compensation to be paid to broker-dealers exceed 10% of the gross proceeds of the primary offering, with an additional 0.5% of gross offering proceeds for bona fide due diligence expenses.  Upon effectiveness of approved amendments to FINRA Rule 2810, we may agree to reimburse the dealer manager for the dealer manager’s reimbursement of the bona fide due diligence expenses of broker-dealers in excess of 0.5%; however, such amounts would still be subject to the 13.5% cap on all organization and offering expenses.

(4)  We will pay our advisor an acquisition fee equal to 2% of the cost of the real estate assets.  A portion of the fee shall be paid upon receipt of offering proceeds after reaching the minimum offering amount and breaking escrow, and the balance upon acquisition of a property.  However, if either party terminates or fails to renew the advisory agreement, our advisor must return any acquisition fees not yet allocated to one of our investments.  This table assumes that all acquisitions are made only with net offering proceeds from this offering.  To the extent we fund property acquisitions with debt, the amount available for investment and the amount of acquisition fees will be proportionately greater.  For purposes of our distribution reinvestment plan offering proceeds, we are assuming no acquisition fees.

(5)  In addition to this acquisition fee, we may also incur customary advisor and third-party acquisition expenses in connection with the acquisition (or attempted acquisition) of a property.

(6)  For purposes of this table, we have assumed no working capital reserve, however, to the extent that our cash flow from operations is insufficient funds for such purposes, we may establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of net cash proceeds received by us from any sale or exchange of properties.

(7)  The amount available for investment will include customary advisor and third-party acquisition expenses such as legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate and reserves for capital improvements, tenant improvements and maintenance and repairs of properties.

(8)  We expect that 100% of the net proceeds from sales under our distribution reinvestment plan would be used for purposes other than acquiring investments in real estate, such as the repurchase of our shares.  Therefore, we do not anticipate paying acquisition fees with respect to these proceeds because we expect that the proceeds will be used to fund our stock repurchase program. See “Description of Stock —Stock Repurchase Program.”

Until used in connection with real estate investments, substantially all of the net proceeds of the offering may be invested in short-term, highly liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors.  The board is responsible for the management of our business affairs.  The board has retained Cornerstone Leveraged Realty Advisors, LLC as our advisor to manage our day-to-day operations and the acquisition and disposition of our investments, subject to the board’s supervision. Because of the numerous conflicts of interest created by the relationships among us, our advisor and its affiliates, many of the responsibilities of the board will be subject to the oversight and approval of a majority of our independent directors.  See “Conflicts of Interest.”

As of the date of this prospectus, our board consists of five directors, four of whom are independent.  One of our directors, Terry G. Roussel also serves as our President and Chief Executive Officer. With the approval of 80% of our directors, the size of the board may be increased or decreased, but in no event will we have fewer than three board seats. Our charter provides that a majority of our directors must be independent directors. An “independent director” is a person who does not perform other services for or have any material business or professional relationship with our advisor or its affiliates, is not one of our officers or employees or an officer, employee, director or owner of our advisor or its affiliates and has not been so for the previous two years. Serving as a director of, or having an ownership interest in another program sponsored by our advisor or its affiliates will not, by itself, preclude independent-director status, except that independent directors may not serve as a director for more than three programs organized by our sponsor or advised by our advisor.  Our board of directors, including our independent directors, has reviewed and ratified our charter.

Unless a director resigns or is removed each director will serve until the next annual meeting of stockholders and until a successor has been duly elected and qualified. Our directors are elected annually by our stockholders. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless a vacancy on the board of directors results from the removal of a director, in which case the vacancy would generally be filled by the stockholders, a vacancy on the board of directors may only be filled by a vote of a majority of the remaining directors. As provided in our charter, nominations of individuals to fill the vacancy of a board seat previously filled by an independent director will be made by the remaining independent directors. Pursuant to our advisory agreement, for as long as we are externally managed by our advisor, we are obligated to recommend to our stockholders those nominees for our non-independent board seats who have been recommended to us by our advisor. Our independent directors will nominate replacements for vacancies amongst the independent director positions.

Our directors and officers will not be required to devote all of their time to our business and will only be required to devote sufficient time to our affairs as their duties require. In addition to meetings of the various committees of the board, which committees we describe below, we expect to hold regular board meetings each year. Our board is empowered to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders. Our independent directors will review our investment policies with sufficient frequency and at least annually to determine that the policies being followed are in the best interest of our stockholders. We will follow the policies on investments and borrowings set forth in this prospectus unless they are modified by our independent directors.

Committees of the Board of Directors

Many of the powers of the board of directors may be delegated to one or more committees. Our charter requires that each committee consist of at least a majority of independent directors.

Audit Committee

The audit committee selects our independent public accountants to audit our annual financial statements, reviews the plans and results of the audit engagement with the independent public accountants, approves the audit and non-audit services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls.  The members of the Audit Committee are Messrs. Chase, Pearson and Skorheim.

Independent Directors Committee

In order to address certain conflicts of interest, our charter creates an independent directors committee of our board of directors consisting solely of all of our independent directors, that is, directors who are not affiliated with our advisor. Our charter authorizes the independent directors committee to act on any matter delegable by the board of directors under Maryland law. A majority of our independent directors will approve all transactions between us and our advisor or its affiliates. Our independent directors will be authorized to retain their own legal and financial advisors at our expense. Those conflict-of-interest matters that cannot be delegated to a committee under Maryland law must be acted upon by both the board of directors and the independent directors committee. See “Conflicts of Interest — Certain Conflict Resolution Procedures.” The members of the independent directors committee are Messrs. Chase, Evans, Pearson and Skorheim.

Compensation Committee

Our compensation committee will discharge the board’s responsibilities relating to compensation of our executives. The compensation committee will administer the granting of stock options to our advisor, selected employees of our advisor and its directors, officers and affiliates based upon recommendations from our advisor and set the terms and conditions of such options in accordance with our Employee and Director Long-Term Incentive Plan, which we describe further below. In 2006 and 2007, we did not pay any of our executive officers and hold no present intent to pay any of our executive officers in the near future. We do not intend to hire any employees.  Our compensation committee will also have authority to amend the Employee and Director Long-Term Incentive Plan or create other incentive compensation and equity-based plans.  The members of the Compensation Committee are Messrs. Chase, Pearson and Skorheim.

Investment Committee

Our investment committee’s basic responsibility is to review the real estate investments proposed to be made by us, including investments in real estate through joint ventures, and to confirm that the real estate investments selected by our management are consistent with the investment limitations set forth in our charter and consistent with our acquisition policies, our primary investment focus and property selection criteria. Our investment committee shall consist of at least three directors, a majority of whom are “independent directors” as defined in our charter. The investment committee consists of all of the members of our board.

Advisory Committee

The board of directors will be able to establish various advisory committees on which certain members of the board would sit to assist our advisor and its affiliates in areas that have a direct impact on our operations, such as the following: property management, asset management, finance and planning, stockholder relations and communications.

Executive Officers and Directors

We have provided below certain information about our executive officers, directors and director nominees. Our directors serve for a term of one year or until their successors are duly elected and qualified. Our executive officers serve at the pleasure of our board of directors and have no fixed term of office.  We intend to purchase key man life insurance to cover transition and replacement costs for our key executive officers.

Name	Age*	Positions**
Terry G. Roussel	55	President, Chief Executive Officer and Director
Sharon C. Kaiser	63	Chief Financial Officer
Alfred J. Pizzurro	51	Senior Vice President and Secretary
Vince Evans	54	Director
Barry A. Chase	51	Director
Steven M. Pearson	60	Director
James M. Skorheim	56	Director

*      As of May 31, 2008

**          As of June 30, 2008.  Dominic J. Petrucci, our current Chief Operating Officer, and Robert C. Peterson, our current Chief Investment Officer, have notified us that they will be resigning their respective positions with us effective June 30, 2008.  Their responsibilities will be assumed by other senior executives of our advisor.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances.  In addition, our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify our directors and officers, our advisor and, when acting as our agent, any affiliate of our advisor for losses they may incur by reason of their service in that capacity if all of the following conditions are met:

•                  the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•                  the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

•                  in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

•                  in the case of a non-independent director, our advisor or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification; and

•                  the indemnification is recoverable only out of our net assets and not from the stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable.  Furthermore, our charter prohibits the indemnification of our directors, our advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•                  there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•                  such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•                  a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We will also purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Our Advisor

Our advisor is Cornerstone Leveraged Realty Advisors, LLC. Cornerstone Leveraged Realty Advisors, LLC is a recently organized limited liability company that was formed in the State of Delaware on October 17, 2006. Our advisor has no operating history. Our advisor has contractual and fiduciary responsibilities to us and our stockholders. Affiliates of our advisor employ personnel and engage other resources with the experience and expertise necessary to acquire, develop, and manage our portfolio of healthcare, industrial and net-leased retail properties.

The executive officers of Cornerstone Leveraged Realty Advisors, LLC are as follows:

Name	Age*	Positions**
Terry G. Roussel	55	President and Chief Executive Officer
Sharon C. Kaiser	63	Chief Financial Officer
Alfred J. Pizzurro	51	Senior Vice President

*      As of May 31, 2008

**   As of June 30, 2008.  Dominic J. Petrucci, our current Chief Operating Officer, and Robert C. Peterson, our current Chief Investment Officer, have notified us that they will be resigning their respective positions with us effective June 30, 2008.  Their responsibilities will be assumed by other senior executives of our advisor.

The Advisory Agreement

Under the terms of the advisory agreement, our advisor will use commercially reasonable efforts to present to us investment opportunities to provide a continuing and suitable investment program consistent with the investment policies and objectives adopted by our board of directors. The advisory agreement calls for our advisor to provide for our day-to-day management and to retain property managers and leasing agents, subject to the authority of our board of directors, and, either directly or by engaging an affiliate or third party, perform other duties including the following:

•                  find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

•                  structure the terms and conditions of our real estate acquisitions, sales or joint ventures;

•                  acquire properties in compliance with our investment objectives and policies;

•                  enter into leases and service contracts for our properties;

•                  oversee the performance of our property managers and leasing agents;

•                  review and analyze the operating and capital budgets of our properties;

•                  review and analyze financial information for each property and our overall portfolio;

•                  formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties;

•                  manage communications with our stockholders;

•                  supervise our government reporting obligations, including SEC and IRS filings; and

•                  appoint and supervise our transfer agent.

Our advisor has entered into agreements with Servant Investments, LLC and Servant Healthcare Investments, LLC, Florida based real estate operating companies. Under the terms of these agreements Servant Investments and Servant Healthcare Investments (collectively “Servant”) will provide real estate acquisition and portfolio management services to the our advisor in connection with healthcare and net-leased retail properties acquired by the Company in specified geographic areas. Servant founders, Rick Steinberger and Robb Chapin previously served as senior executives with Trustreet Properties/CNL (predecessor to GE Capital Solutions) and John Mark Ramsey previously served as a senior executive of CNL Retirement Properties, subsequently acquired by Health Care Property Investors Inc.

The agreements with Servant may be terminated by our advisor in the event of (i) a material breach by Servant not cured with in 30 days of written notice, (ii) a bankruptcy or commencement of a bankruptcy or similar insolvency proceedings, (iii) a change in control or management of Servant or (iv) the termination or non-renewal of our advisor by us. These agreements may be terminated by Servant in the event of (i) a material breach by our advisor not cured within 30 days of written notice, (ii) any action by our advisor or us that causes a material adverse change to Servant in the terms of the agreements (iii) a bankruptcy or commencement of a bankruptcy or similar insolvency proceedings, or (iv) a change in control or management of our advisor. Our advisor will compensate Servant for services provided to us. Our advisor will retain ultimate responsibility for the performance of all matters entrusted to it under the advisory agreement.

The fees payable to our advisor under the advisory agreement are described in detail at “Management Compensation.” We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, administrative and management services and payments made by our advisor to third parties in connection with potential acquisitions.

The advisory agreement includes a non-solicitation provision that covers both us and our advisor.  Until the third anniversary of the date of termination of the advisory agreement, we are not permitted to hire or solicit to perform services any employee of our advisor or its affiliates, and our advisor is not permitted to hire or solicit any employees we may hire (although none are expected) or the employees of our subsidiaries; provided however, that (i) general solicitation of employment published (as defined in the advisory agreement) and not specifically directed toward such employees shall not be deemed to constitute solicitation for purposes of the advisory agreement, and (ii) any hiring of any such employee will not be prohibited where such hiring is not the result of a solicitation by us in the case of the advisor’s and its affiliates employees or by our Advisor in the case of our or our subsidiaries’ employees.

The term of the current advisory agreement ends on October 1, 2008 (its one-year anniversary date) and may be renewed for an unlimited number of successive one-year periods upon mutual consent of our advisor and us. Additionally, we may terminate the advisory agreement without penalty upon 60 days written notice. We are required to pay our advisor a subordinated performance fee upon termination in the form of a promissory note if:

•                  we terminate the agreement without cause;

•                  our advisor terminates the agreement on account of our breach of the agreement; or

•                  we fail to renew the agreement despite our advisor’s willingness to renew on substantially the same terms as in place during the prior year.

If the promissory note has not been paid in full within five years from the termination date, then the advisor may elect to convert the balance of the fee into shares of our common stock.  The amount of the promissory note will equal the fee that would have been payable had the portfolio been liquidated on the termination date.

Further, in the event the advisory agreement expires without the consent of the Advisor, or is terminated for any reason other than by our advisor pursuant to the advisory agreement, we shall, at the election of our advisor or any of its affiliates and at any time (and from time to time) after the effective date of such expiration or termination, purchase all or a portion of the OP Units held by our advisor and its affiliates subject to our board’s approval and applicable law and shall be payable in cash or REIT shares pursuant to the advisory agreement.

Our advisor and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor must devote sufficient resources to our administration to discharge its obligations. Our advisor may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity.

If we retain our advisor or its affiliates to manage and lease any of our properties, we will pay a market-based fee as recommended by our advisor and approved by our board of directors, including a majority of independent directors. Our advisor will make this recommendation based on a review of what other management and leasing companies charge for the type and location of properties subject to the property management or leasing agreement. In addition, we may reimburse our advisor or its affiliates for costs and expenses our advisor or its affiliates incur in managing and leasing the properties we own. If we manage joint ventures and retain our advisor or its affiliates to manage or lease the property held by those joint ventures, the joint ventures may also reimburse our advisor or its affiliates for similar costs and expenses relating to the joint ventures’ properties. Reimbursable costs and expenses typically include wages and salaries and other employee-related expenses for employees engaged in operating, managing, maintaining, and leasing properties subject to a management or leasing agreement. Employee-related expenses include taxes, insurance, benefits, legal, travel, and other out-of-pocket expenses related to managing and leasing properties. The management and leasing fees we may pay to our advisor or its affiliates would cover, without additional expense to us, our advisor’s or its affiliates’ general overhead costs, such as its expenses for rent and utilities.

We may also pay our advisor or its affiliates a market-based fee for the initial leasing of newly constructed properties, which is typically an amount equal to one month’s rent. In addition, our advisor may receive a separate fee if a tenant engages our advisor or its affiliates to oversee tenant improvements.

Our advisor or its affiliates will hire, direct and establish policies for employees who will have direct responsibility for each property’s operations, including managers and assistant managers, as well as building and maintenance personnel. Some or all of the employees may be employed on a part-time basis and may also be employed by one or more of the following:

•                  our advisor;

•                  partnerships or other entities organized by our advisor or its affiliates; and

•                  other persons or entities owning properties managed by our advisor or its affiliates.

Management Decisions

The primary responsibility for the management decisions of our advisor and its affiliates, including the selection of investment properties to be recommended to our board of directors, the negotiation for these investments and asset-management decisions, will reside in officers of our advisor. We expect that proposed transactions will often be discussed by the board of directors in advance of a final board of directors vote. During these discussions, independent directors can offer ideas for ways in which transactions can be improved. The board of directors is empowered to approve or reject all acquisitions and dispositions of real estate.

Initial Investment by Our Advisor

Our advisor has purchased 20,000 units of our operating partnership for $200,000.  This purchase of shares and partnership interests by our advisor will not count toward meeting the minimum offering amount. Our advisor may not sell any of these shares or partnership interests during the period it serves as our advisor except to its affiliates. During the period our advisor serves as such, affiliates of our advisor may not sell any of these shares or partnership interests except to our advisor and other affiliates of our advisor. Although our advisor and its affiliates are not prohibited from acquiring additional shares of our stock, our advisor currently has no options or warrants to acquire any additional shares of stock.

Dealer Manager

Pacific Cornerstone Capital, Inc., our dealer manager, is a member firm of FINRA. Pacific Cornerstone Capital will provide wholesaling, sales promotion and marketing assistance services to us in connection with the distribution of the stock offered pursuant to this prospectus. It may also sell stock at the retail level.

Terry G. Roussel and Alfred J. Pizzurro are the holders of the common stock of Pacific Cornerstone Capital which is the only class of stock entitled to vote.  Cornerstone Ventures, Inc., an affiliate of our advisor, is the holder of the preferred stock of Pacific Cornerstone Capital. The directors and executive officers of Pacific Cornerstone Capital are:

Name

Age*

Positions

Terry G. Roussel	55	President, Chief Financial Officer, Chief Compliance Officer and Director
Alfred J. Pizzurro	51	Secretary and Director

*As of May 31, 2008

Affiliates of our Advisor –Development and Redevelopment Services

Currently, neither our advisor nor its affiliates perform development and/or redevelopment construction services; however, prior to entering into such projects, we intend to have affiliates to perform these types of functions.  These services will be associated with one of our taxable REIT subsidiaries, or we will hire an independent third party to perform these services.

MANAGEMENT COMPENSATION

In 2006 and 2007, we did not pay any of our executive officers and hold no present intent to pay any of our executive officers in the near future. We do not intend to hire any employees. Our advisor will manage our day-to-day affairs. The following table summarizes all of the compensation and fees we will pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services assuming we borrow 75% of the purchase price of our acquisitions. The sales commissions and dealer manager fee may vary for different categories of purchasers. See “Plan of Distribution.”  This table assumes the stock is sold through distribution channels associated with the highest possible sales commissions and dealer manager fees. We expect actual sales commissions and dealer manager fees to be somewhat lower, on average, than the amounts shown below. See “Estimated Use of Proceeds.”

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering (1)

Organization and Offering Stage

Sales Commissions – Pacific Cornerstone Capital (2)

7% of gross proceeds in the primary offering. Some or all of the sales commissions may be re-allowed to participating brokers. No sales commissions will be payable on shares sold under our distribution reinvestment plan.

$70,000/$28,000,000

Dealer Manager Fee – Pacific Cornerstone Capital (2)

3% of gross proceeds from the primary offering. Some or all of the dealer manager fees may be re-allowed to participating brokers. No dealer manager fees will be payable on shares sold under our distribution reinvestment plan.

$30,000/$12,000,000

Other Organization and Offering Expenses – Cornerstone Leveraged Realty Advisors and Pacific Cornerstone Capital (3)

Reimbursements to our advisor or its affiliates for organization and offering expenses in connection with this offering are estimated to be 2.12% of total gross offering proceeds in the event we sell the maximum offering, but could be as much as 3.5% of gross proceeds from our primary offering. Our advisor will pay any organization and offering expenses in excess of 3.5% of gross offering proceeds. In the event we do not raise $1,000,000 in this offering, our advisor will not be reimbursed for organization and offering expenses.

$35,000/$8,488,800

Acquisition Stage

Acquisition Fees – Cornerstone Leveraged Realty Advisors (4)

2% of the cost of investments for acquisition, including any debt attributable to such investments. A portion of the acquisition fee will be paid in an amount equal to 2% of gross offering proceeds upon receipt of such gross offering proceeds (after reaching the minimum offering amount and breaking escrow), and the balance of the acquisition fee will be paid at the time we acquire a property or other permitted investment. If either party terminates or fails to renew the advisory agreement, our advisor must return acquisition fees not yet allocated to real estate investments we have made.

$64,075/$26,037,867

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering (1)

Acquisition Expenses – Cornerstone Leveraged Realty Advisors

Reimbursement of direct costs of our advisor and payments made by our advisor to third parties in connection with potential acquisitions. Our acquisition fees and acquisition expenses in connection with the acquisition of a real estate investment may not exceed 6% of the contract price.

Not determinable at this time.

Operational Stage

Asset Management Fees – Cornerstone Leveraged Realty Advisors (5)

Monthly fee equal to one-twelfth of 1% of the sum of the aggregate GAAP basis book carrying values of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves. In addition, direct costs and expenses incurred by our advisor in providing asset management services are reimbursed to our advisor. These fees and expenses are in addition to management fees that we expect to pay to third party property managers.

Not determinable at this time.

Development/Redevelopment Fee – Affiliates of Cornerstone Leveraged Realty Advisors, if applicable (6)

We will pay a development or redevelopment fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project; provided, however, we will not pay a development fee to an affiliate of our advisor if our advisor or any of its affiliates elects to receive an acquisition fee based on the cost of such development.

Not determinable at this time.

Other Operating Expenses – Cornerstone Leveraged Realty Advisors (7)

Reimbursement of our advisor’s direct and indirect costs of providing administrative and management services. Four fiscal quarters after the acquisition of our first real estate asset, and every fiscal quarter thereafter, our advisor must reimburse us the amount by which our total operating expenses for the prior 12 months exceed the greater of 2% of our average invested assets or 25% of our net income unless our independent directors committee determines that such excess expenses were justified based on unusual and non-recurring factors.

Not determinable at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering (1)

Property Management and Leasing Fees – Affiliates of Cornerstone Leveraged Realty Advisors, if applicable (8)

Our advisor intends to outsource property management and leasing services to third-party professionals. If we retain our advisor or an affiliate to manage and lease some of our properties, we will pay a market-based property management fee or property leasing fee, which may include reimbursement of our advisor’s or affiliate’s personnel costs and other costs of managing the properties.

Not determinable at this time.

Stock-based Compensation – Cornerstone Leveraged Realty Advisors or its affiliates (9)

We may issue stock-based awards to our independent directors and to our affiliates of our advisor. The total number of shares of common stock we have reserved for issuance under our Employee and Director Long-Term Incentive Plan is equal to 10% of our outstanding shares at any time.

Our Board has not yet granted any stock-based awards. Not determinable at this time.

Independent Director Compensation

We will pay our independent directors for attending meetings as follows: (i) $3,000 per regularly scheduled board meeting attended in person or by teleconference, (ii) $1,000 per regularly scheduled committee meeting attended in person or by teleconference ($1,500 for the audit committee chairperson and $1,250 for other committee chairpersons), and (iii) $750 per special board meeting attended, whether held in person or by teleconference. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors and committees.

Actual amounts are dependent upon the total number of board and committee meetings that each independent director attends.

Listing/Liquidation Stage

Disposition Fees – Cornerstone Leveraged Realty Advisors or its affiliates (10)

3% of contract price for property sold for substantial assistance in connection with the sale. The total disposition fees paid (including fees paid to third parties) may not exceed the lesser of a competitive real estate commission or an amount equal to 6% of the contract sale price of the property.

Not determinable at this time.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering (1)

Subordinated Participation In Net Cash Flows (payable only if we are not listed on an exchange) – Cornerstone Leveraged Realty Advisors (11)(12)(13)

After we pay stockholders cumulative distributions equal to their invested capital plus a 6% cumulative, non-compounded return, we will pay our advisor a subordinated participation fee equal to a percentage of net cash flows. The subordinated participation fee schedule is cumulative and set-up in a three-tier format. We will pay our advisor an amount equal to the following:

Not determinable at this time.

• 5% of net cash flows remaining after we have paid our stockholders distributions equal to invested capital and an investor return of 6% or more but less than 8%; plus

• 10% of net cash flows remaining after we have paid our stockholders distributions equal to invested capital and an investor return of 8% or more but less than 10%; plus

• 15% of net cash flows remaining after we have paid our stockholders distributions equal to invested capital and an investor return of 10%.

Subordinated Performance Fee Due Upon Termination of the Advisory Agreement (payable only if we are not listed on an exchange) – Cornerstone Leveraged Realty Advisors (11)(14)

If we terminate the advisory agreement for any reason other than a material, uncured breach by the advisor or we fail to offer a renewal to the advisor on substantially similar terms as the year prior, or the advisor terminates the advisory agreement because of a material, uncured breach by us, the advisor will be entitled to an incentive fee in accordance with the schedule below. The subordinated performance fee is based on the excess of the appraised value of our assets less liabilities secured by our assets plus the amount of all prior distributions we have paid through the termination date over the sum of stockholders’ invested capital plus total distributions required to be made to the stockholders in order to pay the stockholders a certain percentage (as defined below) cumulative, non-compounded annual return from inception through the termination date. We will pay our advisor an amount equal to the following:

Not determinable at this time.

• 5% of the amount, if any, by which (a) the appraised value of our assets, less all debt secured by our assets, plus total

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering (1)

distributions through the termination date exceeds (b) the sum of capital invested by our stockholders plus total distributions required to be made to our stockholders in order to pay our stockholders an investor return of 6% but does not surpass (c) the sum of capital invested by our stockholders plus total distributions required to be made to our stockholders in order to pay our stockholders an investor return of 8%; plus

•      10% of the amount, if any, by which (a) the appraised value of our assets, less all debt secured by our assets, plus total distributions through the termination date exceeds (b) the sum of capital invested by our stockholders plus total distributions required to be made to our stockholders in order to pay an investor return of 8% but does not surpass (c) the sum of capital invested by our stockholders plus total distributions required to be made to our stockholders in order to pay our stockholders an investor return of 10%; plus

•      15% of the amount, if any, by which (a) the appraised value of our assets, less all debt secured by our assets, plus total distributions through the termination date exceeds (b) the sum of capital invested by our stockholders plus total distributions required to be made to our stockholders in order to pay an investor return of 10%; less

• Any prior payment to the advisor of a subordinated share of cash flows.

This subordinated performance fee will be paid in the form of a promissory note. Payment of this note will be deferred until we receive net proceeds from the sale of properties held at the termination date. If the promissory note has not been paid in full within five years from the termination date, then the advisor may elect to convert the balance of the fee into shares of our common stock.

Type of Compensation	Determination of Amount	Estimated Amount for Minimum Offering/ Maximum Offering (1)

Subordinated Incentive Listing Fee (payable only if we are listed on an exchange) – Cornerstone Leveraged Realty Advisors (11)(13)(15)

In the event we list our stock for trading, we are required to pay our advisor a subordinated incentive listing fee. This fee equals a percentage of the amount by which the average “Market Value” of the shares issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange plus all distributions we made before listing exceeds the sum of the total amount of capital raised from investors and the amount of distributions necessary to generate a specified percentage cumulative, non-compounded annual return to investors. We will pay our advisor an amount equal to the following:

Not determinable at this time.

•      5% of the amount, if any, by which (a) our Market Value plus total distributions through the listing date exceeds (b) the sum of capital invested by our stockholders plus total distributions required to be made to our stockholders in order to pay an investor return of 6% but does not surpass (c) the sum of capital invested by our stockholders plus total distributions required to be made to our stockholders in order to pay an investor return of 8% plus;

•      10% of the amount, if any, by which (a) our Market Value plus total distributions through the listing date exceeds (b) the sum of capital invested by our stockholders plus total distributions required to be made to our stockholders in order to pay an investor return of 8% but does not surpass (c) the sum of capital invested by our stockholders plus total distributions required to be made to our stockholders in order to pay an investor return of 10%; plus

•      15% of the amount, if any, by which (a) our Market Value plus total distributions through the listing date exceeds (b) the sum of capital invested by our stockholders plus total distributions required to be made to our stockholders in order to pay an investor return of 10%.

(1)

The estimated maximum dollar amounts are based on the sale of the maximum of 40,000,000 shares to the public in our primary offering. Estimated amounts shown in the table assume we borrow 75% of the cost of our tangible assets, which is the maximum amount we can borrow without the approval of excess leverage by a majority of our independent directors. We expect that the actual leverage used to acquire properties on a portfolio basis to be less than 75% of the cost of our tangible assets. See “Borrowing Policies.”

(2)	The sales commissions and, in some cases, the dealer manager fee will not be charged with regard to stock sold to or for the account of certain categories of purchasers. See “Plan of Distribution.”

(3)

Includes all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder, charges of transfer agents, expenses deemed by FINRA to be organization and offering expenses and amounts that we may reimburse our advisor or its affiliates for expenses relating to this offering and preparing us for this offering including, but not limited to: reimbursement of the dealer manager’s reimbursement of the bona fide due diligence expenses of participating broker-dealers; the costs of conducting educational seminars for broker-dealers; the travel, meal and lodging costs of personnel of the advisor and its affiliates attending conferences sponsored by broker-dealers and reimbursement of allocable overhead, personnel costs, supplies, IT costs or similar expenses. Such expenses could be as much as 3.5% of gross proceeds from our primary offering. We will not reimburse our advisor for organization and offering expense unless and until we raise $1,000,000 in this offering. For purposes of our distribution reinvestment plan offering proceeds, we are assuming no organization and offering expenses.

(4)

We will pay our advisor an acquisition fee equal to 2% of the cost of the real estate investment. We will reimburse our advisor for direct costs our advisor incurs and amounts it pays to third parties in connection with the selection and acquisition of a property, whether or not ultimately acquired. Under our charter, a majority of our independent directors would have to approve any increase in the acquisition fees payable to our advisor above 2% of the cost of the real estate investment. Notwithstanding that our charter would permit much higher acquisition fees, we will not enter into a new or amended advisory agreement that provides for a higher acquisition fee during the term of this primary offering. Our charter also limits our ability to purchase a property if the total of all acquisition fees and expenses relating to the purchase exceeds 6% of the contract purchase price.  Our charter limits our borrowings to 300% of our net assets (equivalent to 75% of the cost of our tangible assets) unless the excess borrowing is approved by a majority of our independent directors. Assuming (1) we sell 40,000,000 shares in the primary offering at $10.00 per share, (2) we use debt financing equal to 75% of the cost of our tangible assets, which is the most we can borrow under our charter without independent director approval and which is more than we expect to borrow over the life of the program, (3) we do not reinvest the proceeds of any sales of investments, (4) we have no working capital reserves and (5) our other organization and offering expenses are $8,488,800 as estimated in our Use of Proceeds table, then $1,301,893,333 would be available for investment (of which $976,420,000 would be debt financing). Of the $1,301,893,333 available for investment, $26,037,867 would be used for payment of acquisition fees related to the selection and acquisition of our investments.

(5)

The asset management fee we pay to our advisor is one-twelfth of 1% per month of the sum of the aggregate GAAP basis book carrying values of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves. The use of leverage would have the effect of increasing the asset management fee as a percentage of the amount of equity contributed by investors because the asset management is calculated as a percentage of average invested assets, which includes amounts invested in real estate using borrowed funds.

(6)

Development Fees may be paid to any affiliates of our Advisor and will be included within the category of acquisition fees and acquisition expenses and will not, in the aggregate, exceed an amount equal to 6% of the contract price of the property, or in the case of a mortgage loan, 6% of the funds advanced unless the independent directors committee approves (by majority vote) the excess and determines the fees to be commercially competitive, fair and reasonable to us. Development fees paid to independent third parties are not counted against this 6% limit.

(7)

Commencing four fiscal quarters after the acquisition of our first real estate asset, our advisor must reimburse us the amount by which our total operating expenses for the four quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income unless a majority of our independent directors has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means, for a specified period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. “Total operating expenses” means all costs and expenses incurred by us, as determined under generally accepted accounting principles, which in any way are related to our operation of our business, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) reasonable incentive fees based on the gain on the sale of our assets, (vi) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that we do not close) and (vii) real estate commissions on the sale of property, and other expenses connected with the acquisition, disposition, ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

(8)

Our charter does not impose a specific cap on property management or leasing agent fees. However, if we retain our advisor or an affiliate to manage or lease some of our properties, our charter requires that the management fee or leasing agent fee be a market-based fee which is what other management or leasing companies generally charge for the management or leasing of similar properties, which may include reimbursement for some or all the costs and expenses the advisor or its affiliates incur in managing or leasing the properties.

(9)

Equity awards that would be treated as an expense under GAAP will count against the limit on “total operating expenses” described in note 7 above. The limits on incentive fees set forth in our charter, which are described below at “Conflicts of Interest—Certain Conflict Resolution Measures,” do not limit the award of equity compensation to our advisor.

(10)

Although we are most likely to pay disposition fees to our advisor or an affiliate in the event of our liquidation, these fees may also be earned during our operational stage. We will only pay disposition fees to our advisor or its affiliate in connection with the disposition of a property if our advisor or its affiliate provides a substantial amount of the services (as determined by a majority of our directors, including a majority of our independent directors). Disposition fees for a property will be paid to our advisor or its affiliate at the time the property is sold, but in no event will the amount we pay for real estate commissions in connection with the sale of a property exceed the lesser of a competitive real estate commission or an amount equal to 3% of the contract sale price of such property or properties.

(11)

The annual return on invested capital is calculated on an aggregate weighted-average daily basis. In calculating the subordinated participation fee, the subordinated performance fee payable upon termination of the advisory agreement and the subordinated incentive listing fee, we ignore distributions made to redeem shares under any stock repurchase program we may adopt and distributions on such redeemed shares.

(12)

The net cash flows from which we will pay the subordinated participation include cash flows from continuing operations, net sale proceeds from the sale of assets and cash flows from any other source. To the extent this incentive fee is derived from cash flows other than net sales proceeds, this subordinated incentive fee may be limited by the restriction on “total operating expenses” described in note 7 above. Under our charter, we could not increase these success-based fees without the approval of a majority of our independent directors, and any increase in the subordinated participation in net sale proceeds would have to be reasonable. Our charter provides that an interest in gain from the sale of assets is “presumptively reasonable” if it does not exceed 15% of the balance of net sale proceeds remaining after investors have received a return of their net capital contributions and a 6% per year cumulative, non-compounded return. Our advisor cannot earn both the subordinated participation in net cash flows and the subordinated incentive listing fee. Any portion of the subordinated participation in net cash flows that our advisor receives prior to our listing will offset the amount otherwise due pursuant to the subordinated incentive listing fee.

(13)

This subordinated incentive listing fee may also be limited by the restriction on “total operating expenses” described in note 7 above. We have the option of paying the fee in the form of cash, common stock, a promissory note or any combination of the foregoing. Any promissory note would include an interest rate of LIBOR plus 200 basis points.

(14)

This subordinated performance fee may also be limited by the restriction on “total operating expenses” described in note 7 above. Our advisor cannot earn both the subordinated performance fee and the subordinated incentive listing fee.

(15)

The market value of our outstanding stock for purposes of calculating the incentive fee due upon listing is measured by taking the average closing price or average of bid and asked price, as the case may be, during the consecutive 30-day period commencing 180 days following listing. This fee will be reduced by any prior payment to the advisor of a subordinated share of cash flows. If we pay this subordinated incentive listing fee to our advisor following a listing of our common stock, we will have no obligation to pay any other performance fee to our advisor. The subordinated incentive listing fee may be limited by the restriction on “total operating expenses” described in note 7 above.

If at any time our stock becomes listed on a national securities exchange, we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life. A majority of our independent directors must approve the new fee structure negotiated with our advisor. In negotiating a new fee structure, our independent directors must consider all of the factors they deem relevant, including but not limited to:

•                  the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•                  the success of our advisor in generating opportunities that meet our investment objectives;

•                  the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•                  additional revenues realized by our advisor through its relationship with us;

•                  the quality and extent of service and advice furnished by our advisor;

•                  the performance of our investment portfolio, including income, conservation or appreciation of capital;

•                  frequency of problem investments and competence in dealing with distress situations; and

•                  the quality of our portfolio in relationship to the investments generated by our advisor for the account of other clients.

Since our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, such as the subordinated participation in net sale proceeds, our advisor has the ability to affect the nature of the compensation it receives by recommending different transactions. However, as our fiduciary, our advisor is obligated to exercise good faith in all its dealings with respect to our affairs. Our board of directors also has a responsibility to monitor the recommendations of our advisor and review the fairness of those recommendations. See “Management — The Advisory Agreement.”

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, some of whom serve as our officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we adopted to lessen some of the risks posed by these conflicts.

Our Advisor’s Interests in Other Real Estate Programs

General

As described in the “Prior Performance Summary,” affiliates of our advisor have sponsored eight private real estate programs with similar investment objectives to ours all of which have sold their properties and are completed.  Affiliates of our advisor have sponsored two other public real estate programs, Cornerstone Realty Fund, LLC and Cornerstone Core Properties REIT, Inc., both of which have similar investment objectives to ours.  While Cornerstone Realty Fund’s offering has closed and is no longer actively seeking to make acquisitions, Cornerstone Core Properties’ offering is ongoing. We expect that our advisor and its affiliates may organize other partnerships and programs in the future which have investment objectives similar to ours. Our advisor and its affiliates have legal and financial obligations with respect to these programs that are similar to their obligations to us.

Allocation of Investment Opportunities

We rely on our advisor to identify suitable investment opportunities. Other programs sponsored by our advisor or its affiliates also rely on our advisor for investment opportunities. Many investment opportunities would be suitable for us as well as other programs sponsored by our advisor or its affiliates. If our advisor directs an investment opportunity to another program sponsored by our advisor or its affiliates, it will offer the investment opportunity to the program for which the opportunity, in the discretion of our advisor, is most suitable. As a result, our advisor could direct attractive investment opportunities to other entities or even purchase them for its own account. We have no right to participate in any investment opportunity known to our advisor that our advisor has not recommended to us. See “Certain Conflict Resolution Procedures.”

Joint Ventures with Affiliates of Our Advisor

We may enter into joint venture agreements with other programs sponsored by our advisor or its affiliates for the acquisition or improvement of properties. See “Investment Objectives and Policies — Joint Venture Investments.” Our advisor and its affiliates may have conflicts of interest in determining which program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interests of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

Competition with Other Properties

Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where other programs sponsored by our advisor or its affiliates own properties. In such a case, a conflict could arise in the leasing of properties in the event that we and another program sponsored by our advisor or its affiliates were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another program sponsored by our advisor or its affiliates were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we or any of our affiliates managing property on our behalf seek to employ contractors, building managers or other third parties. Our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our advisor will also seek to reduce conflicts relating to the employment of contractors or building managers by making prospective employees aware of all properties in need of their services. However, our advisor and its affiliates cannot fully avoid these conflicts because it may establish differing terms for sales or leasing of the various properties or differing compensation arrangements for personnel at different properties.

Allocation of Advisor’s Time

We rely on our advisor and its affiliates for the day-to-day operation of our business. As a result of its interests in other programs and the fact that it will engage in other business activities, our advisor and its affiliates will have conflicts of interest in allocating their time between us and other programs sponsored by our advisor and its affiliates and activities in which they are involved. We estimate that over the life of the fund, our advisor and its affiliates will dedicate, on average, less than half of their time to our operations. However, our advisor believes that it and its affiliates will have sufficient personnel to discharge fully their responsibilities to all of the programs sponsored by our advisor and its affiliates and the ventures in which they are involved.

Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates

Our advisor and its affiliates will receive substantial fees from us. These compensation arrangements could influence our advisor’s advice to us, as well as the judgment of the affiliates of our advisor who may serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•

subsequent offerings of equity securities by us, which may entitle Pacific Cornerstone Capital, Inc. to earn sales commissions and dealer manager fees and may entitle our advisor to additional acquisition and asset-management fees;

•	property sales, which may entitle our advisor to disposition fees and possible success-based participation in net sale proceeds;

•

property acquisitions from other programs sponsored by our advisor which may entitle our advisor to disposition fees and possible success-based sale fees in connection with its services for the seller;

•

whether and when we seek to list our stock on a national securities exchange, which listing could entitle our advisor to a success-based listing fee but could also adversely affect its sales efforts for other programs depending on the price at which our stock trades; and

•

whether and when we seek to sell the company or its assets, which sale may entitle our advisor to a success-based fee but could also adversely affect its sales efforts for other programs depending upon the sales price for the company or its assets.

Our Board’s Loyalties to Existing and Future Programs Sponsored by Our Advisor

One of our directors is also a director of other programs sponsored by our advisor. The loyalties of this director to other programs sponsored by our advisor and its affiliates may influence the judgment of our board when considering issues for us that may affect other programs sponsored by our advisor, such as the following:

•

We could enter into transactions with other programs sponsored by our advisor or its affiliates, such as property sales or acquisitions, joint ventures or financing arrangements. Decisions of the board regarding the terms of those transactions may be influenced by loyalties to other programs sponsored by our advisor or its affiliates.

•

A decision of the board regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of other programs sponsored by our advisor or its affiliates.

•	A decision of the board regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other programs sponsored by our advisor or its affiliates.

We could also face similar conflicts if our advisor or its affiliates sponsor additional programs and REITs. The duties and loyalties of our advisor and one of our directors to other entities do not reduce the fiduciary duty they owe to our stockholders. See “Our Advisor’s Interest in Other Real Estate Programs — General.”

Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

Terry G. Roussel is a director and executive officer of us and our advisor. Sharon C. Kaiser, Dominic J. Petrucci, Robert C. Peterson and Alfred J. Pizzurro are executive officers of both us and our advisor.

Mr. Roussel and Mr. Pizzurro are also directors and officers of our dealer manager.

Mr. Roussel, Mr. Peterson and Mr. Pizzurro are also directors and officers of Cornerstone Ventures, Inc. (“CVI”), the managing member of CIP Leveraged Fund Advisors, LLC, which is the sole member of our advisor.  CVI also serves as the managing member of Cornerstone Industrial Properties, LLC, which is the sole member of Cornerstone Core Properties REIT, Inc.’s advisor.  Ms. Kaiser and Mr. Petrucci are also officers of Cornerstone Ventures, Inc.

As a result of these affiliations, our officers and directors owe fiduciary duties to these various other entities which may from time to time conflict with the fiduciary duties they owe to us.

Affiliated Dealer Manager

Since Pacific Cornerstone Capital, Inc., our dealer manager, is an affiliate of our advisor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Affiliated Property Manager

Our advisor does not currently provide property management or leasing services for the properties owned by programs sponsored by affiliates of our advisor. To the extent we retain our advisor or an affiliate to provide property management or leasing services for our properties in the future, we will not have the benefit of independent property management or leasing services. See “Management — Affiliated Companies.”

Certain Conflict Resolution Procedures

Approval of Our Independent Directors

In order to reduce or eliminate certain potential conflicts of interest, our charter creates an independent directors committee of our board of directors consisting solely of all of our independent directors, that is, directors who are not affiliated with our advisor. Our charter authorizes the independent directors committee to act on any matter delegable by the board of directors under Maryland law. A majority of our independent directors will approve all transactions between us and our advisor or its affiliates. If any independent director has an interest in the transaction, the transaction must also be approved by a majority of those independent directors present at the meeting who have no other interest in the transaction.  Our independent directors will be authorized to retain their own legal and financial advisors at our expense. Those conflict-of-interest matters that cannot be delegated to a committee under Maryland law must be acted upon by both the board of directors and the independent directors committee. Among the matters we expect our independent directors to act upon are:

•                  the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•                  review of our investment objectives and policies with sufficient frequency and at least annually to determine that the policies being followed are in the best interests of our stockholders;

•                  transactions with affiliates;

•                  payment of fees and expenses, and borrowing of funds, in excess of the limits prescribed in our charter;

•                  whether and when we seek to list our common stock on a national securities exchange; and

•                  whether and when we seek to sell the company or its assets.

Other Charter Provisions Relating to Conflicts of Interest

Our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation.  Our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by the charter. Our independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being carried out. This evaluation will be based on the factors set forth below as well as any other factors deemed relevant by our independent directors:

•                  the amount of the fees paid to our advisor and its affiliates in relation to the size, composition and performance of our investments;

•                  the success of our advisor in generating appropriate investment opportunities;

•                  the rates charged to other REITs and others by advisors performing similar services;

•                  additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•                  the quality and extent of service and advice furnished by our advisor and its affiliates;

•                  the performance of our investment portfolio;

•                  the frequency of problem investments and competence in dealing with distress situations; and

•                  the quality of our portfolio relative to the investments generated by our advisor for its own account and for its other clients.

We can only pay our advisor a disposition fee in connection with the sale of a property if our advisor provides a substantial amount of the services in the effort to sell the property and the disposition fee does not exceed 3% of the sales price of the property. Moreover, the disposition fee, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property.

Term of Advisory Agreement.  Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that a particular advisor may be retained. Our independent directors may terminate the advisory agreement with our advisor without cause or penalty on 60 days written notice. The advisor will be entitled to a subordinated performance fee in accordance with the schedule below if:

•                  we terminate the agreement without cause;

•                  our advisor terminates the agreement on account of our breach of the agreement; or

•                  we fail to renew the agreement despite our advisor’s willingness to renew on substantially the same terms as in place during the prior year.

The subordinated performance fee is based on the excess of (i) the appraised value of our assets less liabilities secured by our assets plus the amount of all prior distributions we have paid through the termination date over (ii) the sum of stockholders’ invested capital plus total distributions required to be made to the stockholders in order to pay the stockholders a certain percentage (as defined below) cumulative, non-compounded annual return from inception through the termination date. When calculating the level of distributions we have made through the termination date, we will exclude any stock dividend and distributions paid on shares of common stock we have redeemed pursuant to any plan we may adopt to repurchase our shares.  Likewise, when calculating stockholders’ invested capital, we exclude (at the price initially paid by the stockholder) shares we repurchase under any stock repurchase program we may adopt.  The subordinated performance fee schedule is established by reference to three performance thresholds.  We will pay our advisor the sum of the following:

•                  5% of the amount, if any, by which (a) the appraised value of our assets, less all debt secured by our assets, plus total distributions through the termination date exceeds (b) the sum of capital invested by our stockholders plus total distributions required to be made to our stockholders in order to pay our stockholders an investor return of 6% but does not surpass (c) the sum of capital invested by our stockholders plus total distributions required to be made to our stockholders in order to pay our stockholders an investor return of 8%; plus

•                  10% of the amount, if any, by which (a) the appraised value of our assets, less all debt secured by our assets, plus total distributions through the termination date exceeds (b) the sum of capital invested by our stockholders plus total distributions required to be made to our stockholders in order to pay an investor return of 8% but does not surpass (c) the sum of capital invested by our stockholders plus total distributions required to be made to our stockholders in order to pay our stockholders an investor return of 10%; plus

•                  15% of the amount, if any, by which (a) the appraised value of our assets, less all debt secured by our assets, plus total distributions through the termination date exceeds (b) the sum of capital invested by our stockholders plus total distributions required to be made to our stockholders in order to pay an investor return of 10%; less

•                  Any prior payment to the advisor of a subordinated share of cash flows.

This subordinated performance fee will be paid in the form of a promissory note.  Payment of this note will be deferred until we receive net proceeds from the sale of properties held at the termination date. If the promissory note has not been paid in full within five years from the termination date, then the advisor may elect to convert the balance of the fee into shares of our common stock.

Our Acquisitions.  We will not purchase or lease properties in which our advisor, our directors or officers or any of their affiliates has an interest without a determination by our independent directors committee (by majority vote), that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor unless there is substantial justification for the excess amount. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction. An appraisal is “current” if obtained within the 12-month period preceding the transaction.  If a property with a current appraisal is acquired indirectly from an affiliated seller through the acquisition of securities in an entity that directly or indirectly owns the property, a second appraisal on the value of the securities of the entity shall not be required if (i) the independent directors committee determines that such transaction is fair and reasonable, (ii) the transaction is at a price to us no greater than the cost of the securities to the affiliated seller, (iii) the entity has conducted no business other than the financing, acquisition and ownership of the property and (iv) the price paid by the entity to acquire the property did not exceed the current appraised value.

Mortgage Loans Involving Affiliates.  Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our advisor or our directors or officers or any of their affiliates unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any other mortgage or equity interest of our advisor, our directors or officers or any of their affiliates.

Joint Ventures with Affiliates.  We may not invest in a joint venture with a director or our advisor or an affiliate of either unless the independent directors committee (by majority vote) approves the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other equity joint venturers.  If such a joint venture also involves a third-party that negotiated the terms of its participation on an arms-length basis, then our investment must be either on terms and conditions no worse than those received by the director, advisor or affiliate or on terms and conditions no worse than those received by a third-party equity joint venturer that negotiated the terms of its participation on an arms-length basis.

Other Transactions Involving Affiliates.  A majority of our independent directors must conclude that all other transactions, including joint ventures, between us and our advisor, our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Limitation on Operating Expenses.  Commencing four fiscal quarters after the acquisition of our first real estate asset, our advisor must reimburse us the amount by which our total operating expenses for the four quarters then ended exceed the greater of 2% of our average invested assets or 25% of our net income unless a majority of our independent directors has determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means, for a specified period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. “Total operating expenses” means all costs and expenses incurred by us, as determined under generally accepted accounting principles, which in any way are related to our operation of our business, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) reasonable incentive fees based on the gain on the sale of our assets, (vi) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that we do not close) and (vii) real estate commissions on the sale of property, and other expenses connected with the acquisition, disposition, ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Issuance of Options to Certain Affiliates.  Our charter prohibits the issuance of options to purchase our stock to our advisor, our directors or officers or any of their affiliates (i) on terms more favorable than we offer our stock to the general public or (ii) in excess of an amount equal to 10% of our outstanding stock on the date of grant.

Repurchase of Our Stock.  Our charter prohibits us from paying a fee to our advisor or our directors or officers or any of their affiliates in connection with our repurchase of our stock.

Loans.  We will not make any loans to our advisor or to our directors or officers or any of their affiliates. In addition, we will not borrow from these affiliates unless a majority of our independent directors approves the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates for items such as travel expenses or to allow our officers to use company credit cards for our business purposes.

Reports to Stockholders.  Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report or in a proxy statement accompanying the annual report are:

•                  financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by our independent certified public accountants;

•                  the ratio of the costs of raising capital during the year to the capital raised, if any;

•                  the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•                  our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income and funds from operations;

•                  a report from our independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•                  separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, including the comments and conclusions of the independent directors concerning the fairness of the transactions after fulfilling their specific duty of examining the transactions.

Voting of Stock Owned by Affiliates.  Before becoming a stockholder, our advisor or a director or officer or any of their affiliates must agree not to vote their stock regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Ratification of Charter Provisions.  Prior to the commencement of this offering, our board of directors, including our independent directors, reviewed and ratified our charter by the vote of a majority of their respective members.

Allocation of Investment Opportunities

When our advisor presents an investment opportunity to a program sponsored by our advisor or its affiliates, it will offer the opportunity to the program for which the investment opportunity is most suitable. This determination is made by our advisor. However, our advisory agreement requires that our advisor make this determination in a manner that is fair without favoring any other program sponsored by our advisor or its affiliates. In determining the program for which an investment opportunity would be most suitable, our advisor will consider the following factors:

•                  the investment objectives and criteria of each program;

•                  the cash requirements of each program;

•                  the effect of the acquisition on diversification of each program’s investments;

•                  the policy of each program relating to leverage of properties;

•                  the anticipated cash flow of each program;

•                  the income tax effects of the purchase on each program;

•                  the size of the investment; and

•                  the amount of funds available to each program and the length of time such funds have been available for investment.

In the event that an investment opportunity becomes available that is equally suitable for us and one or more other programs, then our advisor may offer the investment opportunity to the entity that has had the longest period of time elapse since it was offered an investment opportunity. If a subsequent event or development, such as a delay in the closing of a property, causes any such investment, in the opinion of our advisor, to become more appropriate for another program, our advisor may offer the investment to another program.

Many investment opportunities may be suitable for us as well as future real estate programs of our advisor or programs sponsored by affiliates of our advisor.  If our advisor directs an investment opportunity to a Cornerstone-sponsored program, it will offer the investment opportunity to the program for which the opportunity, in the discretion of our advisor, is most suitable.  As a result, our advisor could direct attractive investment opportunities to other entities.  Our charter disclaims any interest in an investment opportunity known to our advisor or an affiliate of our advisor which our advisor has not recommended to us.  Therefore, our advisor and its affiliates cannot be liable to us for usurping a corporate opportunity unless our advisor has first recommended the opportunity to us.

Our advisory agreement requires that our advisor promptly inform us of any material deviation from the allocation guidelines described above. Our advisor’s success in generating investment opportunities for us and its fair allocation of opportunities among programs sponsored by our advisor are important criteria in the determination by our independent directors to continue or renew our annual contract with our advisor. Our independent directors have a duty to ensure that our advisor fairly applies its method for allocating investment opportunities among the programs sponsored by our advisor.

INVESTMENT OBJECTIVES AND POLICIES

The Real Estate Market and Our Program

Real estate has historically been one of the leading asset classes used by institutional investors, such as insurance companies and pension funds, to diversify their stock, bond and mutual fund portfolios. We believe that individual investors can also benefit by adding real estate to their investment strategy.  An investment in this offering has the potential to provide individual investors growth and income while reducing their overall portfolio volatility.

We intend to acquire healthcare, industrial and net-leased retail properties. According to the National Association of Real Estate Investment Trusts (NAREIT) website, www.reit.com, over the past 10 years, these property types have consistently been among the top performing segments in real estate properties on a total return basis.

Our real estate investment strategy is based on generally accepted broad styles of real estate investments successfully employed by some of the largest institutional investors in the United States. We distinguish four real estate investment categories as: “core,” “core plus,” “value added” and “opportunistic.” Core properties are all cash (debt free) properties producing current income located in markets with sound market fundamentals and historically high levels of demand for the type of real estate being acquired.  Core plus properties incorporate many of the same characteristics as core properties, but also employ low to moderate debt levels.  Value added properties include properties that require repositioning or redevelopment to achieve capital appreciation. Value added properties generally employ moderate to high debt levels. Opportunistic properties are more speculative in nature, require ground-up development, complete repositioning and employ moderate to high debt levels. We believe that a mix of at least 50% of our long-term stabilized asset portfolio in core plus real estate with the remainder dedicated to value-added and opportunistic real estate may diversify the investment portfolio of most investors previously not invested in real estate. You and your investment advisor can determine whether this strategy is right for you. For additional details on our investment strategy and the types of healthcare, industrial and net-leased retail properties we intend to acquire, please see “Investment Objectives and Policies—Investment Strategy” and “Investment Objectives and Policies—Acquisition Policies.”

In today’s real estate market, we believe it is important for most investors to hold some level of their real estate holdings in core plus properties without high levels of permanent financing. Owning properties with low to moderate debt financing greatly reduces the risk of foreclosure, reduces the risk associated with tenant vacancies during uncertain economic times and greatly reduces the risk of rising interest rates. Rising interest rates can cause a reduction or elimination of cash flows generated by real estate owned with high levels of debt and can also lead to property foreclosures resulting from an inability to refinance or pay off loans when due. The stability created by having a long-term stabilized asset portfolio consisting of at least 50% in core plus properties allows us to diversify our holdings and incur the level of indebtedness associated with the higher risk profile value-added and opportunistic properties. We believe that this combination of property type and indebtedness makes our shares an attractive option for many investors who desire to add a higher potential return component to their portfolio of real estate investments.

Based on our experience in the real estate industry, we believe that listed REITs frequently trade at significant premiums to their net asset value.  We also believe that for listed REITs, these premiums likely reflect investor preference for liquid investments.  These premiums also contribute to the volatility experienced by listed REIT equity securities.  For those investors who can afford to have a portion of their financial assets in illiquid securities, non-traded REIT shares offer an opportunity to acquire an interest in real estate without paying for the “liquidity premium” reflected in listed REIT trading prices while also avoiding some of the volatility experienced by listed REITs.

Although investors in unlisted REITs do not pay a liquidity premium when buying their shares, they may later sell their shares at a price that reflects a liquidity premium if the REIT lists its shares on an exchange during the investor’s holding period.  This strategy of buying REIT shares when they are illiquid and selling them if and when they are liquid can be a prudent investment strategy for many investors who can afford to have a portion of their financial assets in illiquid securities.

There is generally no public market for stock of a non-traded real estate company. If you invest in a non-traded real estate company, it may be difficult for you to sell your stock and if you sell your stock, it may be at a substantial discount. You and your investment advisor can determine whether an investment in a non-traded real estate company is right for you.

Investment Objectives

Our investment objectives are to:

•                  preserve stockholder capital by acquiring and operating real estate;

•                  realize growth in the value of your investment by:

•                  purchasing stabilized, income-producing properties with the potential for capital appreciation and

•                  profiting from the purchase and development or repositioning of other properties;

•                  provide stockholders with current income from the operations of the properties we acquire, including the income from properties we develop or reposition (redevelop or employ other asset-management strategies to enhance existing cash flow) once they are stabilized (no longer in the lease-up stage following development or redevelopment and substantially leased); and

•                  provide long-term liquidity to our stockholders within seven years of the termination of this primary offering after accomplishing the above objectives by:

•                  liquidating our assets,

•                  listing our shares on a national securities exchange,

•                  another liquidity event such as a merger with another company or

•                  expanding our proposed stock repurchase program to redeem upon stockholder request up to 10% of our prior-year outstanding shares utilizing proceeds from the sale of our properties or other sources of funds irrespective of the amount of proceeds raised under our distribution reinvestment plan.

Our board directors will review our long-term liquidity strategy annually and a majority of our independent directors may decide to amend or suspend the strategy if it is deemed to be in the best interest of our stockholders to do so.

Management is not limited by its investment objectives to acquire properties only within the limits described above and these policies may change at any time.

We intend to use the net proceeds of this offering to primarily invest in existing leased properties as well as other properties where we believe there are opportunities to enhance cash flow and value. We cannot assure you that we will attain these objectives or that our capital will not decrease. We may not change our investment policies or the investment restrictions described below except upon approval of the independent directors committee. Decisions relating to the purchase or sale of properties will be made by our advisor, subject to approval by our board of directors.

We may own properties through joint ventures. This is one of the ways we anticipate diversifying the portfolio of properties we own in terms of geographic region, property type and tenant industry group. Joint ventures will also allow us to acquire an interest in a property without requiring that we fund the entire purchase price. In determining whether to recommend a particular joint venture investment, our advisor will evaluate the real property that the joint venture owns or will acquire using the same criteria for the selection of our other real estate investments.

Investment Strategy

Our independent directors committee will review our investment policies at least annually to determine whether these policies continue to be in the best interest of our stockholders.  We may change our investment policies without stockholder approval.  Our advisor will recommend property acquisitions to our investment committee, which will approve or reject all proposed acquisitions.

Our objective is to acquire a long-term stabilized portfolio of real estate properties from the proceeds of this offering that consists of at least 50% core plus properties. We may acquire value-added and opportunistic properties.  We may utilize our initial offering proceeds to acquire more value-added and opportunistic properties than core plus properties, with a view to achieving a more balanced portfolio of properties through a combination of development efforts, refinancings and subsequent acquisitions.

Healthcare real estate includes a variety of products, including senior housing facilities, medical office buildings, hospital facilities, skilled nursing facilities and outpatient centers. In 2007, 18% of the GDP of the United States, was spent on healthcare needs, according to the National Coalition on Healthcare, and the aging US population is expected to continue to fuel the need for healthcare services. The over age 65 population of the United States is projected to grow 36% between 2010 and 2020, compared with 9% for the general population, according to the US Census Bureau. Presently, the healthcare real estate market is a fragmented, with a local or regional focus, offering opportunities for consolidation and market dominance.  A diversified portfolio of healthcare property types, minimizes risks associated with third-party payors, such as Medicare and Medicaid.

Multi-tenant industrial properties generally offer a combination of both warehouse and office space adaptable to a broad range of tenants and uses, and typically cater to local and regional businesses. Multi-tenant industrial properties comprise one of the major segments of the commercial real estate market and tenants in these properties come from a broad spectrum of industries including light manufacturing, assembly, distribution, import/export, general contractors, telecommunications, general office/warehouse, wholesale, service, high-tech and other fields. These properties diversify revenue by generating rental income from multiple businesses in a variety of industries.

Net-leased retail real estate includes restaurant and retail petroleum properties. These real estate investments offer attractive returns while mitigating investor risk by targeting established brands, seasoned operators and locations priced at or below replacement costs. Extensive pre-acquisition due diligence focuses on strong unit-level economics and in-depth market studies to categorize default risk. Credit enhancements, combined with aggressive risk and asset management, further mitigate investment risk.

Our advisor believes that investment opportunities in multi-tenant healthcare, industrial and net-leased retail properties are ordinarily not readily available to investors other than large institutional investors and experienced real estate operators with specialized knowledge, experience in specific geographic areas, industry expertise and established relationships with operators of these property types.

Although we intend to focus on acquiring and developing a portfolio of healthcare, industrial and net-leased retail properties, we may also invest in other real estate-related assets that we believe may assist us meet our investment objectives.  Our charter limits our investments in unimproved real property or mortgage loans on unimproved real property to 10% of our total assets, but we are not otherwise restricted in the proportion of net proceeds from this offering that we must allocate to investment in any specific type of property.  We do not expect to engage in the underwriting of securities of other issuers.

Acquisition Policies

Core Plus Properties

We expect to use a significant portion of the net proceeds from this offering to invest at least 50% of our long-term stabilized asset portfolio in “core plus” investment grade properties that are:

•                  owned and operated with a low to moderate level of permanent mortgage financing;

•                  of a high-quality and currently producing income;

•                  located in U.S real estate markets with high barriers to entry for new competitive product;

•                  leased to a diversified tenant base, though we are not restricted from investing in properties occupied by a single tenant if the property meets other key investment criteria or to a single tenant/operator for certain healthcare and net-leased retail properties; and

•                  leased on terms that generally allow for annual rental increases.

Value-Added and Opportunistic Properties

Value-Added Properties

We may acquire “value-added” properties, which include properties that are currently under construction and/or have existing building structures in need of redevelopment, re-leasing or repositioning.  We may acquire properties with low occupancy rates or vacant properties when we believe our leasing or development efforts could add significant value.  We expect most of our value-added properties will be located in in-fill locations within our target markets with high barriers to entry.  We may seek to acquire a portion of our value-added properties through joint ventures with large institutional partners, but we are not obligated to do so.  Our value-added properties will employ moderate to high levels of indebtedness, which will be determined on a property-by-property basis.  Our long-term investment objective for investment in value-added properties is to develop and transform these properties into the same type of core plus property investments with low to moderate levels of permanent mortgage indebtedness as described above.

Opportunistic Properties

We also may acquire opportunistic properties. We define “opportunistic” properties primarily as unimproved land that we will develop. We will construct or develop the property through the use of third-parties or through developers affiliated with our advisor.  If an affiliated developer is used, we may coinvest with institutional investors. However, we have no agreements with institutional investors to acquire any opportunistic properties at this time. We will invest in opportunistic properties with a view of developing a core plus property. Similar to our value-added properties, we expect to incur a moderate to high level of indebtedness when acquiring opportunistic properties, but with the long-term goal of developing the property into a core plus property with a low to moderate level of permanent mortgage indebtedness. The development of properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. We may help ensure performance by the builders of properties that are under construction at the price contracted by obtaining either a performance bond or completion bond. As an alternative to a performance bond or completion bond, we may rely upon the substantial net worth of the contractor or developer or a personal guarantee provided by a high net worth affiliate of the person entering into the construction or development contract. Our opportunistic property acquisitions will generally be located in growth areas within our target markets.

Target Market Criteria

We intend to acquire properties located in markets with strong fundamentals and strong supply and demand dynamics throughout the United States.  Among the most important criteria we expect to use in evaluating the markets in which we purchase properties are:

•                  large existing population and projected population growth;

•                  historically high levels of tenant demand and lower historic investment volatility for the type of property being acquired;

•                  historic and projected employment growth;

•                  historic market liquidity for buying and selling of commercial real estate;

•                  stable household income and economic conditions; and

•                  sound real estate fundamentals, such as high occupancy rates and potential for increasing rental rates.

The relative importance that we assign to any one or more of these criteria may differ from market to market or change as general economic and real estate market conditions evolve. We may also consider additional important criteria in the future.

Property Selection Criteria

Our advisor and its affiliates have experienced staff engaged in the selection and evaluation of properties.  In making property or other asset (where there is an underlying property) acquisition recommendations to our investment committee, our advisor will generally examine and evaluate the following:

•                  functionality of the physical improvements at the property;

•                  historical financial performance of the property;

•                  historical financial performance of property operator for single tenant properties;

•                  current and historical market conditions and tenant demand for leasing space at the property;

•                  market studies;

•                  proposed purchase price, terms, and conditions;

•                  potential cash flow and profitability of the property;

•                  estimated cost to develop a new competitive property within the immediate market area;

•                  demographics of the area in which the property is located;

•                  rental rates and occupancy levels at competing properties in the immediate area;

•                  operating expenses being incurred and expected to be incurred at the property;

•                  expected costs of capital improvements and leasing commissions;

•                  the terms of each tenant lease in effect at the property;

•                  entitlement issues and risks;

•                  construction costs to develop or redevelop a property;

•                  title and expected title insurance;

•                  a current appraisal conducted by a qualified independent appraiser;

•                  reasonably ascertainable risks, such as environmental contamination;

•                  how the property may help us reach our diversification and other investment objectives; and

•                  the ratio of the amount of the investment to the value of the property by which it is secured.

All of the criteria listed above may not apply to every proposed acquisition.

Conditions to Closing Our Acquisitions

We will not purchase any core plus or value-added property unless and until the structural soundness and the operating systems of each building have been inspected by an experienced third-party professionals.  For all property acquisitions, we intend to obtain at least a Phase I environmental assessment and history for each property purchased. In addition, we will generally condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or other independent professionals, including, where appropriate:

•                  property surveys;

•                  proof of marketable title, subject to such liens and encumbrances as are acceptable to our advisor;

•                  liability and title insurance policies;

•                  building plans and specifications, if available; and

•                  financial statements of the properties.

Leases and Tenant Improvements

We expect that a portion of any tenant improvements to be funded by us for newly acquired properties will be funded from the net proceeds of this offering or through borrowings.  Additionally, when a tenant at one of our properties vacates its space, it is likely that we will be required to expend funds for tenant improvements and refurbishments to the vacated space in order to attract new tenants.  If we do not have adequate cash on hand to fund tenant improvements and refurbishments, we may use debt financing in order to fulfill our obligations under lease agreements with new tenants.

Mortgages, Debt Securities and Other Real Estate-Related Investments

Although we expect that substantially all of our acquisitions will be of the types of properties described above, we may acquire other investments, including mortgages and other illiquid real estate-related securities. To the extent that our advisor determines that it is advantageous for us to make or acquire mortgage loans or other real estate-related investments, we will seek to obtain fixed income through the receipt of payments from these investments. If we invest in mortgages and other real estate-related investments, we do not expect that we would invest more than 20% of our long-term stabilized asset portfolio in such investments.

Our charter does not limit the amount of gross offering proceeds that we may apply to mortgage loans or other real estate-related investments and during the early stages of this offering, the percentage of our assets invested in these investments may exceed 20% of our total assets.  While we have no intention of becoming a mortgage REIT, we may acquire or make the following:

•                  first and second mortgages,

•                  convertible mortgages;

•                  construction loans on real estate;

•                  mortgage loan participation investments;

•                  common, preferred and convertible preferred equity securities issued by real estate companies;

•                  mezzanine and bridge loans; and

•                  other illiquid real estate-related securities.

Second mortgages are secured by second deeds of trust on real estate that is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 85% of the appraised value of the mortgage property. While we would intend to acquire first and second mortgages secured by healthcare, industrial and net-leased retail properties, we may acquire mortgages secured by any type of real property.

Convertible mortgages are mortgages that we conclude would be beneficial to us from the cash flow or any appreciation in the value of the subject property. Such mortgage investments would be similar to equity.

Construction loans on real estate are loans made for either original development, redevelopment or repositioning of the property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property for terms of six months to three years.

Mortgage loan participation investments are investments in partial interests of mortgages of the type described above. We do not intend to acquire mortgage loan participations from third parties, but we may originate such loan participations.

Common, preferred and convertible preferred equity securities include the securities of private and publicly traded equity issuers.  While we do not anticipate investing sums large enough to exercise control over any publicly traded issuer, we may acquire private entities. We may also acquire options to purchase properties.  We may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that if, the property does not generate a specified cash flow during a stated period, the seller or developer will pay in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar amounts.

Mezzanine and bridge loans include mezzanine loans which may take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property.

We will not acquire or make mortgage loans unless we obtain an appraisal concerning the underlying property from a certified independent appraiser, except for mortgage loans insured or guaranteed by a government or government agency. We will maintain each appraisal in our records for at least five years and will make it available during normal business hours for inspection and duplication by any stockholder at such stockholder’s expense. In addition to the appraisal, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title.

We will not acquire or make mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria that mitigate the risk of default on the loan.

In addition to originating mortgage loan participations ourselves, we may also originate loans from mortgage brokers or personal solicitations of suitable borrowers, and we may purchase existing loans originated by other lenders. Our advisor will evaluate all potential mortgage loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria and objectives. An officer, manager, agent or employee of our advisor will inspect the property during the loan approval process. Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although we expect that most of the loans in which we will invest will provide for payments of interest only during the loan term and a payment of principal in full at the end of the loan term. In evaluating prospective mortgage loan and other real estate-related investments, our advisor will consider many of the same factors we utilize when evaluating a property for acquisition.  For these criteria see, “Investment Objectives and Policies—Property Selection Criteria.”

Though our investment policy limits the portion of our long-term stabilized asset portfolio that may be invested in mortgages and other real-estate related securities to 20%, within that 20%, there is no limit on the percentage of construction loans and second mortgage loans we may acquire. We recognize that these types of loans are riskier than first deeds of trust or first priority mortgages on income-producing, fee-simple properties. Therefore, we expect to minimize the amount of these types of loans in our portfolio. Our advisor will evaluate the fact that these types of loans are riskier in determining the rate of interest on these loans. We have no present intent to acquire subprime mortgages, but we may acquire other illiquid real estate-related investments if they meet our investment criteria.

Generally, we expect to acquire mortgages or other real estate related securities as part of our strategy to obtain an option, a first right to purchase, a profit participation or other means by which to acquire the underlying property.  For example,

•                  we may indirectly acquire a mortgage by purchasing an entity, such as a REIT or other real estate company, that owns a mortgage;

•                  we may acquire or make a mortgage on unimproved property that we intend to acquire or develop; and

•                  we may originate a loan to a subsidiary or to a joint venture in which we own an interest in order that the entity may develop or redevelop a property.

Although we do not intend to originate or acquire mortgage loans or debt securities in other circumstances, we may do so to the extent consistent with our charter.  Our charter also does not place any limit or restriction on: (1) the percentage of our assets that may be invested in any type of mortgage or in any single mortgage or (2) the types of properties subject to mortgages in which we may invest. For a description of limitations on mortgage loans, see “Charter-Imposed Investment Limitations” below.

Joint Ventures and Other Arrangements

We may acquire interests in properties through joint ventures, including ventures with affiliates of our advisor.  See “Conflicts of Interest.”  Among other reasons, we anticipate acquiring properties through joint ventures in order to diversify our portfolio of properties in terms of geographic region, property type and tenant industry group.  Joint ventures may also allow us to acquire an interest in a property without requiring that we fund the entire purchase price.  In addition, certain properties may be available to us only through joint ventures.  In determining whether to recommend a particular joint venture, the advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus.  These entities may employ debt financing consistent with our borrowing policies. See “Borrowing Policies” below.  Our joint ventures may take the form of equity joint ventures with one or more large institutional partners.  They may also include ventures with developers who contribute land, development services and expertise rather than equity.  Prior Cornerstone programs managed and operated by affiliates of our advisor have entered into joint ventures with institutional investors and various high-net-worth individuals.  Currently, we have no commitments or agreements to acquire any property or enter into any joint venture and we have not established the specific terms we will require in the joint venture agreements we may enter.  We will establish the terms with respect to any particular joint venture agreement on a case-by-case basis.

We may enter into joint ventures with affiliates of our advisor for the acquisition of properties, but only if the independent directors committee (by majority vote) approves the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by the affiliated equity joint venturers.  If such a joint venture also involves a third party that negotiated the terms of its participation on an arms-length basis, then our investment must be either on terms and conditions no worse than those received by the affiliate or on terms and conditions no worse than those received by a third-party equity joint venturer that negotiated the terms of its participation on an arms-length basis.

To the extent possible and if approved by our independent directors committee, we will attempt to obtain a right of first refusal or option to buy if a joint venture partner elects to sell its interest in the venture.  In the event that the venture partner were to elect to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the venture partner’s interest.  Further, we also intend to structure a majority of our joint venture investments so that we or our affiliates hold operational control over the underlying property.  This control, however, may not be possible in every joint venture.  In order to maintain maximum flexibility within our acquisition policy, we may offer operating partnership units in exchange for properties or interests in joint ventures. We could also issue other securities or senior securities in exchange for properties to the extent permitted by our charter, but it is not our plan to do so.

Disclosure of Probable Acquisitions

At such time that we believe a future investment in a specific property or joint venture is reasonably probable, we will supplement this prospectus to disclose the material terms of the proposed investment.  We expect that this prospectus will normally be supplemented upon the satisfaction of all major contingencies set forth in a binding purchase agreement.  However, a supplement may be issued before or after such time, depending upon the particular circumstances surrounding each potential investment.  You should not rely upon our initial disclosure of any proposed transaction as an assurance that we will ultimately consummate the proposed transaction or that the information we provide in any supplement to this prospectus concerning the transaction will not change after the date of the supplement.

Borrowing Policies

Debt Financing

When we refer to debt financing, we are referring to all types of debt financing at fixed or variable interest rates or some combination of both.  For our stabilized core plus properties, our long-term goal will be to use low to moderate levels of debt financing with leverage ranging from 40% to 50% of the cost of the asset.  For the value-added and opportunistic properties, our goal will be to acquire and develop or redevelop these properties using moderate to high levels of debt financing with leverage ranging from 65% to 75% of the cost of the asset.  We may exceed these debt levels on an individual property basis.  Once these value-added and opportunistic properties are developed, redeveloped and stabilized with tenants, we plan to reduce the levels of debt to fall within target debt ranges appropriate for core plus properties.  While we seek to fall within the outlined targets on a portfolio basis, for any specific property we may exceed these estimates.  While we do not expect to utilize debt financing in excess of 300% of our net assets (equivalent to 75% of the cost of our tangible assets), upon the vote of a majority of our independent directors, we will be able to temporarily exceed this debt limitation. It is likely that our debt financing will be secured by the underlying property, but it will not necessarily be the case each time. We may enter into interest rate protection agreements to mitigate interest rate fluctuation exposure if we believe the benefit of such contracts outweigh the costs of purchasing these instruments.

Other Indebtedness

We may also incur indebtedness for working capital requirements, tenant improvements, capital improvements, leasing commissions and, if necessary, to make distributions, including those necessary to maintain our qualification as a REIT for federal income tax purposes.  We will endeavor to borrow such funds on an unsecured basis but we may secure indebtedness with properties if our independent directors committee determines that it is in our best interests.

Our advisor may also create an affiliated entity that will purchase properties using debt financing and hold them for us pending our ability to acquire the properties at a low to moderate level of indebtedness.  Any properties that we purchase from the affiliated acquisition holding company will meet our core plus investment criteria and be approved by our independent directors committee.  Our purchase price for the property would reflect the costs associated with holding the property.  In no event will we acquire the property at an amount in excess of its current appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

Generally accepted accounting principles may require that the financial statements of the acquisition holding company be consolidated with our financial statements.  If this is the case, assets and liabilities of the acquisition holding company will be reflected on our balance sheet.  If there is no requirement that the acquisition holding company’s financial statements be consolidated with our financial statements, we may nevertheless be required to disclose information about the transactions of the acquisition holding company as off-balance sheet arrangements under the rules of the Securities and Exchange Commission.

Our charter limits our borrowings to 300% of our net assets (equivalent to 75% of the cost of our tangible assets) unless the excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report with an explanation from our independent directors of the justification for the excess borrowing.  There is no limitation on the amount we may borrow for the purchase of any single property; however, as noted above, we will not borrow in excess of 300% of our net assets (equivalent to 75% of the cost of the asset) without the approval of our independent directors committee.

Selling Policies

Cornerstone-related entities have historically held properties an average of approximately 4.4 years, but we may hold properties for a longer or shorter period of time than this historic average.  These properties were purchased, owned and operated during economic cycles that will likely differ from those we will experience.  We will sell properties when we believe it would be in our best interests, based on prevailing economic conditions, the individual business plan for each property acquired and other relevant factors, rather than in accordance with a targeted holding period.  While we may sell properties prior to liquidation, we do not view the purchase and sale of investments as part of our business plan.

Our general policy will be to sell our properties for all cash.  When we sell a property, we may, under limited circumstances, lend the purchaser a portion of the purchase price, provided that the aggregate amount of all mortgage loans outstanding on the property, including the loan we may make to the purchaser, may not exceed 85% of the appraised value of the property as determined by an independent appraiser, unless our independent directors committee finds substantial justification for a higher leverage level.  In these cases, our taxable income may exceed the cash received in the sale.

We may sell properties to affiliates if such sale is approved by our independent directors committee as being fair and reasonable to us, and is supported by at least one independent appraisal reviewed and approved by our independent board of directors.

Charter-Imposed Investment Limitations

Our charter places numerous limitations on how we may invest our funds or issue securities prior to the listing of our stock for trading on a national securities exchange.  These limitations cannot be changed unless our stockholders approve an amendment to our charter.  Unless our charter is amended, we will not:

•                  make or invest in mortgage loans unless we obtain an appraisal of the underlying property, except for those mortgage loans insured or guaranteed by a government agency or government; and except in connection with the sale or other disposition of a property;

•                  make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans on such property would exceed 85% of the appraised value of such property, unless our independent directors committee finds substantial justification for exceeding such limit because of the presence of other underwriting criteria;

•                  invest in indebtedness secured by a mortgage on real property which is subordinate to the lien of other indebtedness;

•                  invest more than 10% of our total assets in unimproved property or mortgage loans on unimproved property, which we define as property not acquired for the purpose of producing rental or other operating income or on which there is no development or construction in progress or planned to commence within one year;

•                  invest in a property if the related acquisition fees and acquisition expenses are not reasonable or exceed 6% of the purchase price of the property or, in the case of a mortgage loan, 6% of the funds advanced; provided that we may make the investment if a majority of our independent directors determine that the transaction is commercially competitive, fair and reasonable to us;

•                  invest in joint ventures or certain other equity securities, unless a majority of the independent directors committee approves such investment as being fair, competitive and commercially reasonable;

•                  in connection with investing in or making mortgage loans, invest in real estate contracts of sale, otherwise known as land sale contracts, unless such contracts of sale are in recordable form and appropriately recorded in the chain of title;

•                  invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•                  issue equity securities on a deferred payment basis or other similar arrangement;

•                  issue debt securities in the absence of adequate cash flow to cover debt service;

•                  issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance; or

•                  issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our proposed stock repurchase program or the ability of our operating partnership to issue redeemable partnership interests.

Charter provisions relating to investments involving a conflict of interest are described above under “Conflicts of Interest.”  Our charter also includes restrictions on roll-up transactions, which are described under “Description of Stock.”

Investment Limitations to Avoid Registration as an Investment Company

We do not intend to register as an investment company under the Investment Company Act of 1940, as amended.  To avoid such registration, we intend to maintain at least 55% of our assets directly in qualifying real estate interests.  To constitute a qualifying real estate interest under this 55% requirement, a real estate interest must meet various criteria.  For example, an ownership interest in a joint venture that owns real property will not constitute a qualifying real estate interest unless we retain sufficient control over the operation of the property and the joint venture.  In addition, certain types of mortgage loans, equity, preferred or debt securities may not constitute qualifying real estate assets.  Certain characteristics of mortgage loans, including the rights that we have with respect to the underlying loans, such as unilateral foreclosure rights will determine whether the asset will be deemed to be a qualifying asset.  We intend to structure our joint venture interests and acquire certain real estate assets in such a way that allows us to comply fully with the Investment Company Act.

PRIOR PERFORMANCE SUMMARY

The information presented in this section represents the historical experience of real estate programs managed by affiliates of our advisor in the last 10 years. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior Cornerstone real estate programs.

Since 1989, affiliates of our advisor have been real estate investment fund managers. All eight of the prior private funds advised by Cornerstone affiliates have profitably completed their investment cycles, that is, all of their investors received aggregate distributions in excess of their original investment. The investment cycle on these eight prior funds has averaged 4.4 years. The funds acquired, owned and operated properties during different economic cycles. The investment objectives of income and growth for these eight prior private funds are similar to the investment objectives of our program. The eight prior private programs invested in value-added properties.  On a blended basis, we believe our intended investments of at least 50% of our long-term stabilized asset portfolio in core plus properties with the remainder in value added and opportunistic properties and no more than 20% in mortgages and real estate-related securities will create a similar risk profile to these prior eight funds.

Public Programs

Affiliates of our advisor have sponsored two other public programs.  The first program, Cornerstone Realty Fund, LLC, a publicly registered, non-traded real estate limited liability company which, as of August 18, 2005, the date the offering was fully subscribed, had raised $50,000,000 from 1,297 investors. This program had acquired a total of seven properties, all of which were existing multi- tenant industrial properties. Two of these properties were located near Chicago, Illinois, four of these properties are located in Southern California and one property is located in Tempe, Arizona. One of the Chicago, Illinois area properties was sold in April 2007. The properties were purchased on an all-cash basis with no debt financing. As of March 31, 2008, this program had invested approximately $39,400,000 in properties and related lease intangibles, sold one property for net proceeds of approximately $2.9 million and had approximately $4,000,000 available for reserves and other operating needs. Cornerstone Realty Fund’s investment objectives of income and growth are similar to our program. Cornerstone Realty Fund’s investments in all-cash, debt free core properties provided a lower risk profile than our intended program.

The second program, Cornerstone Core Properties REIT, Inc., is also a publicly registered, non-traded REIT. As of March 31, 2008, Cornerstone Core Properties had received gross offering proceeds of approximately $90,600,000 from approximately 3,000 investors from the sale of common stock in its initial public offering and its offering is currently ongoing. As of March 31, 2008, this program has acquired a total of eleven properties purchased in the aggregate for $122,300,000, all of which were existing commercial properties, but one property was completed within a year of acquisition and was still leasing up at acquisition. Three of these properties are located in Arizona near Phoenix, three of these properties are located in Southern California and five are located in Florida. No properties have been sold by this program. Cornerstone Core Properties invests only in core, debt-free properties, after repayment of acquisition financing used during the offering stage, providing it a lower risk profile than our program.  While its risk profile may differ, its investment objectives of preservation of capital, income and growth are similar to the investment objectives of our program.

Private Programs

This section provides you with information about the historical experience of privately offered real estate programs organized and sponsored by Cornerstone Ventures, Inc. and its affiliates. Cornerstone Ventures, Inc. is the managing member of CIP Leveraged Fund Advisors, LLC, which is the sole member of our advisor. Between February 1993 and December 2003, the Cornerstone entities were responsible for the identification, acquisition and operation of multi-tenant industrial properties being acquired by two real estate operating joint ventures formed between Cornerstone and Koll Capital Markets Group, Inc. The two joint ventures historically operated under the name of Koll Cornerstone. Between February 1993 and August 1997, Koll Capital Markets Group, Inc., was owned by Koll Management Services, Inc. In August 1997, Koll Capital Markets Group, Inc. was acquired by CB Richard

Ellis. In 1996, affiliates of Cornerstone were selected by Citigroup in New York to assist Citigroup in launching its international private banking real estate division. Cornerstone successfully completed three real estate equity joint ventures with affiliates of Citigroup. As of December 31, 2002, all operating properties of the above-described joint ventures had been sold. The above-described joint ventures are unrelated to us. Neither Koll Capital Markets Group, Inc., Koll Management Services, Inc., CB Richard Ellis nor Citigroup has any involvement with us.

During the last ten years, Cornerstone and its affiliates have sponsored eight privately offered real estate limited partnerships which raised a total of $18,316,000 from 52 investors. These programs acquired a total of 10 properties, all of which were existing multi-tenant industrial properties located in Southern California. The total purchase price of these properties was $61,476,000, a significant portion of which was represented by borrowed funds. All of these properties have been sold in their entirety as of December 31, 2002. These programs acquired multi-tenant industrial properties using permanent financing. These programs present similar risks to the investors and their investment objectives were similar to ours in this respect.

During the most recent three years, these private programs have not acquired any properties. The properties acquired by these programs have been liquidated according to plan and the profits have been distributed to investors.

Adverse Business Developments or Conditions

Cornerstone Realty Fund, LLC experienced net losses in 2001 and 2002, which were the first two years of its offering.  As this program was a blind-pool offering with no prior operations or real estate assets before its offering, early net losses were not unexpected due to the high general and administrative expenses of being a public company and the relative small amount of real estate assets acquired during the early stages of a program’s investment cycle.

In addition, the cash flows from the operations of Cornerstone Realty Fund were insufficient to fund all of the distributions paid to its investors in 2002 through 2007.  A portion of the distributions paid in years 2003 through 2007 consisted of a return of capital and a portion was funded from cash flows from operations.  With respect to distributions paid in year 2003 and 2005, a portion was funded by the sponsor of the fund (without any obligation on the part of the fund to repay the sponsor).  For more information, please refer to Table III on page P-4.  Cornerstone Realty Fund paid distributions in excess of cash flow from operations because it believed that its investors desired a stable dividend yield and that its future cash flows from operations would be sufficient over the long-term to maintain that yield.  However, as is common during the early stages of blind pool real estate funds, distributions that constituted a return of capital reduced the funds otherwise available to Cornerstone Realty Fund for the acquisition of properties, which could reduce the overall return of its investors.  As of the date of this prospectus, our advisor believes that there have been no other major adverse business developments or conditions experienced by any prior program that would be material to investors in this offering.

Additional Information

Potential investors are encouraged to examine the Prior Performance Tables in this prospectus for more detailed information regarding the prior experience of our advisor and its affiliates. In addition, upon request, prospective investors may obtain from our advisor without charge copies of offering materials and any reports prepared in connection with any of the public programs sponsored by our advisor and its affiliates, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we will also furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to our advisor. These documents and any of these future filings with the SEC will be available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.crefunds.com which provides a link to our SEC filings.

FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes material federal income tax considerations to us and our stockholders relating to our qualification and taxation as a REIT and the acquisition, holding and disposition of our common stock. The summary is not intended to represent a detailed description of all the federal income tax consequences applicable to a particular stockholder in view of such stockholder’s particular circumstances, nor is it intended to represent a detailed description of the federal income tax consequences applicable to certain types of stockholders subject to special treatment under the federal income tax laws (such as insurance companies, financial institutions, broker-dealers, non-U.S. persons, and, except to the extent discussed below, tax-exempt organizations). Stockholders should consult with their own tax advisors regarding the tax consequences to them of the purchase, ownership and sale of our stock. This summary does not address state, local or non-U.S. tax considerations. Also, this summary deals only with our stockholders that hold common stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code (the “Code”).

This summary of material federal income tax considerations relates only to U.S. Stockholders. A “U.S. Stockholder” means a holder of shares of stock that is: (a) an individual citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (c) an estate, the income of which is subject to United States federal income taxation regardless of its source, or (d) a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Stockholders who are not United States persons should consult their own tax advisors regarding the tax consequences to them of the purchase, ownership and sale of the offered stock.

We base the information in this section on the current Code, current, temporary and proposed Treasury regulations, the legislative history of the Code and current administrative interpretations of the Internal Revenue Service (the “IRS”), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS.

Each investor is advised to consult his own tax advisor regarding the tax consequences to him of the purchase, ownership and sale of the offered stock, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, or sale and of potential changes in applicable tax laws.

Federal Income Taxation of the Company

Beginning with our taxable year that will end December 31, 2008, we intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code. We believe that beginning with that taxable year we will have been organized and will have operated in a manner qualifying for taxation as a REIT under the Code, and we intend to continue to operate in such a manner. We can provide no assurance, however, that we have operated or will operate in a manner so as to qualify or remain qualified as a REIT.

The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its U.S. stockholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations and administrative and judicial interpretations of Code provisions and regulations. We have not requested a ruling from the IRS with respect to any issues relating to our qualification as a REIT. Therefore, we can provide no assurance that the IRS will not challenge our REIT status.

DLA Piper US LLP has acted as tax counsel to us in connection with this offering. DLA Piper US LLP has issued an opinion that, based on our organization and proposed method of operation, we will qualify for taxation as a REIT for the taxable year that will end December 31, 2008. DLA Piper US LLP’s opinion is based solely on our representations with respect to factual matters concerning our organization, our business operations and our properties. DLA Piper US LLP has not independently verified these facts. In addition, our qualification as a REIT depends, among other things, upon our meeting the requirements of Sections 856 through 860 of the Code throughout each year. Accordingly, because our satisfaction of such requirements will depend upon future events, including the final determination of financial and operational results, no assurance can be given that we will satisfy the REIT requirements during the taxable year that will end December 31, 2008, or in any future year.

If we qualify as a REIT, we generally will not be subject to federal corporate income tax on the taxable income that we distribute to our stockholders each year. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, even if we qualify as a REIT, we could be subject to federal tax at the corporate level in the following circumstances:

First, we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

Second, under some circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference.

Third, if we have net income from the sale or other disposition of “foreclosure property” (i.e., property acquired by us following a default on a lease of such property or on an indebtedness which such property secured) held primarily for sale to customers in the ordinary course of business, or income from foreclosure property that does not constitute qualifying income for purposes of the 75% income test (discussed below), we will be subject to tax at the highest corporate rate on such income.

Fourth, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property that is held primarily for sale to customers in the ordinary course of business but that is not foreclosure property), we will be subject to a tax equal to 100% of such net income.

Fifth, if we fail to satisfy either the 75% or 95% gross income test (discussed below) but have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a tax equal to 100% of the net income attributable to (1) the greater of (a) the amount by which we fail the 75% income test or (b) the amount by which we fail the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

Sixth, if we fail to distribute each year at least the sum of:

(1)          85% of our REIT ordinary income for such year;

 (2)       95% of our REIT capital gain net income for such year; and

(3)          any undistributed taxable income from prior periods,

then we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts we actually distribute during the calendar year and (b) retained amounts on which we pay corporate income tax.

Seventh, if we acquire any assets from a corporation subject to full corporate-level tax in certain tax-free transactions (including merger transactions) and we recognize gain on the disposition of such asset 10 years following the acquisition, then we will be subject to tax at the highest regular corporate rate on the lesser of the amount of gain that we recognize at the time of the sale or disposition and the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

Requirements for Qualification

To qualify as a REIT, we must elect to be treated as a REIT and must meet the requirements, discussed below, relating to our organization, sources of income and nature of assets.

Organizational Requirements

To qualify as a REIT, we must:

(1)          be managed by one or more trustees or directors;

 (2)       have transferable shares of stock or transferable certificates of beneficial ownership;

 (3)       be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

 (4)       be neither a financial institution nor an insurance company;

 (5)       have at least 100 persons as beneficial owners for at least 335 days of each 12-month taxable year and for a proportionate part of each taxable year of less than 12 months;

 (6)       during the last half of each taxable year, not be closely held, i.e., not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer “individuals,” as defined in the Code to include certain entities (i.e., a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but not a qualified pension plan or profit sharing trust); and

 (7)       meet other tests described below, including with respect to the nature of our assets and income.

Conditions (5) and (6) will not apply until after the first taxable year for which we make an election to be taxed as a REIT. Our beneficial ownership is evidenced by transferable shares of stock. However, our charter currently includes certain restrictions regarding transfer of our common stock, which are intended (among other things) to assist us in continuing to satisfy conditions (5) and (6) noted above. We do not believe these restrictions cause our stock to be nontransferable within the meaning of Section 856(a)(2).

To monitor compliance with the share ownership requirements, the federal tax laws require us to maintain records regarding the actual ownership of our stock. To do so, we must request written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the stock, i.e., the persons required to include the distributions we pay in their gross income. A stockholder that fails or refuses to provide us with this written statement is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the stock and other information. We are required to maintain as part of our records a list of those persons failing or refusing to comply with this requirement. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition.

Ownership of Interests in Taxable REIT Subsidiaries

We are permitted to own any or all of the securities of a taxable REIT subsidiary, provided that (subject to certain exceptions) no more than 20% of our assets, at the close of each quarter, is comprised of our investments in the stock or securities of our taxable REIT subsidiaries. Among other requirements, a taxable REIT subsidiary must:

(1) be a non-REIT corporation for federal income tax purposes in which we directly or indirectly own shares;

(2) join with us in making a taxable REIT subsidiary election;

(3) not directly or indirectly operate or manage a lodging facility or a health care facility; and

(4) not directly or indirectly provide to any person, under a franchise, license, or otherwise, rights to any brand name under which any lodging facility or health care facility is operated, except that in limited circumstances a subfranchise, sublicense or similar right can be granted to an independent contractor to operate or manage a lodging facility.

In addition, a corporation other than a REIT in which a taxable REIT subsidiary directly or indirectly owns more than 35% of the voting power or value will automatically be treated as a taxable REIT subsidiary.

Our ownership of stock and securities in taxable REIT subsidiaries is exempt from the 10% and 5% REIT asset tests discussed below. Also, as noted above, taxable REIT subsidiaries can perform services for our tenants without disqualifying the rents we receive from those tenants under the 75% or 95% gross income tests.  Moreover, because taxable REIT subsidiaries are taxed as C corporations that are separate from us, their assets, liabilities and items of income, deduction and credit are not generally imputed to us for purposes of the REIT qualification requirements described in this summary. Therefore, taxable REIT subsidiaries can generally undertake third-party management and development activities, “dealer” property sales, and activities not related to real estate. We intend to use our taxable REIT subsidiaries for these activities.

Restrictions are imposed on taxable REIT subsidiaries to ensure that they will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary may not deduct interest paid in any year to an affiliated REIT to the extent that the interest payments exceed, generally, 50% of the taxable REIT subsidiary’s adjusted taxable income for that year. However, the taxable REIT subsidiary may carry forward the disallowed interest expense to a succeeding year, and deduct the interest in that later year subject to that year’s 50% adjusted taxable income limitation. In addition, if a taxable REIT subsidiary pays interest, rent, or other amounts to its affiliated REIT in an amount that exceeds what an unrelated third party would have paid in an arm’s length transaction, then the REIT generally will be subject to an excise tax equal to 100% of the excessive portion of the payment. Finally, if in comparison to an arm’s length transaction, a tenant has overpaid rent to the REIT in exchange for underpaying the taxable REIT subsidiary for services rendered, then the REIT may be subject to an excise tax equal to 100% of the overpayment. There can be no assurance that arrangements involving our taxable REIT subsidiaries will not result in the imposition of one or more of these deduction limitations or excise taxes, but we do not believe that we will be subject to these impositions.

Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT. Thus, our proportionate share of the assets, liabilities and items of income of our operating partnership will be treated as our assets, liabilities and items of income for purposes of applying and meeting the various REIT requirements. In addition, our operating partnership’s proportionate share of the assets, liabilities and items of income with respect to any partnership (including any limited liability company treated as a partnership) in which it holds an interest would be considered assets, liabilities and items of income of our operating partnership for purposes of applying and meeting the various REIT requirements.

If we own all of the capital stock of a subsidiary corporation and we do not make an election to treat the subsidiary as a taxable REIT subsidiary, the subsidiary will be a “qualified REIT subsidiary” and its separate existence will be disregarded for federal income tax purposes. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary of ours will not be subject to federal corporate income taxation, although it may be subject to state and local income taxation in some states.

Income Tests

To maintain qualification as a REIT, we must meet two gross income requirements annually. First, we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions) from investments relating to real property, including “rents from real property,” in certain circumstances, interest (including interest on debts secured by mortgages on real property), and investments in shares of other REITs. Second, we must derive at least 95% of our gross income (excluding gross income from prohibited transactions) from the real property investments described in the preceding sentence as well as from distributions, interest, or gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

Prior to the making of investments in properties, we may satisfy the 75% gross income test and the 95% income test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% gross income test only for one year from the receipt of proceeds from our investors. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% gross income test, we may invest the offering proceeds in less liquid investments approved by our board of directors such as mortgages, debt securities and other real estate-related securities.

Rents we receive or that we are deemed to receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the net income or profits of any person but can be based on a fixed percentage of gross receipts or gross sales.

Second, “rents from real property” excludes any amount received directly or indirectly from a corporation or other entity 10% of which is owned, directly or indirectly, by us (although in some limited circumstances, rents we receive from a taxable REIT subsidiary may qualify as “rents from real property”).

Third, rent attributable to personal property is generally excluded from “rents from real property,” except where such personal property is leased in connection with such real property and the rent attributable to such personal property is less than or equal to 15% of the total rent received under the lease. We do not anticipate deriving rent attributable to personal property leased in connection with real property that exceeds 15% of the total rent attributable to such lease or receiving rent from related party tenants.

Finally, amounts that are attributable to services furnished or rendered by us in connection with the rental of real property or to our management or operation of the property (“impermissible tenant services”), whether or not separately stated, will not constitute “rents from real property” unless such services are furnished through a taxable REIT subsidiary or an independent contractor from whom we do not derive any income. However, income from services we directly provide will qualify as “rents from real property” if they are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. Our rental income should not cease to qualify as “rents from real property” merely because we perform a de minimis amount of impermissible tenant services. The income from these services will be considered de minimis if the value of such services (valued at not less than 150% of our direct cost of performing such services) is less than 1% of the total income derived from such property.

Our operating partnership may provide certain services with respect to our properties. We believe that these services will be of the type that are usually or customarily rendered in connection with the rental of space for occupancy only and that are not otherwise rendered to the tenants. Therefore, we believe that the provision of such customary services will not cause rents received with respect to our properties to fail to qualify as “rents from real property.” Noncustomary services and services rendered primarily for the tenants’ convenience will be provided by an independent contractor or a taxable REIT subsidiary to avoid jeopardizing the qualification of rent as “rents from real property.”

Fees to perform property management services for properties that we do not own will not qualify under the 75% or the 95% gross income tests. Either we or our operating partnership also may receive certain other types of income with respect to our properties that will not qualify for either of these tests (including amounts received with respect to certain investments of cash reserves). However, we believe that the aggregate amount of such fees and other non-qualifying income in any taxable year will not cause us to exceed the limits for non-qualifying income under the 75% and 95% gross income tests.

If we fail one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are eligible for relief under a certain provision of the Code. This relief provision generally will be available if: (1) following our identification of the failure to satisfy one or both of the tests, we file a schedule for the tax year in accordance with IRS regulations with a description of each item of gross income subject to these income tests, and (2) our failure to meet such gross income tests is due to reasonable cause and not due to willful neglect. We, however, cannot state whether in all circumstances we would be entitled to the benefit of this relief provision. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally receive exceeds the limits on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “Federal Income Taxation of the Company,” even if this relief provision applies, a 100% tax would be imposed with respect to the part of our taxable income that fails the 75% or 95% tests.

Asset Tests

At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets.

First, at least 75% of the value of our total assets must be represented by real estate assets (such as realty and shares of stock in other REITs), cash and cash items (including receivables) and government securities.

Second, no more than 25% of the value of our total assets may consist of securities (other than those securities includible in the 75% asset test).

Third, except for equity investments in other REITs, qualified REIT subsidiaries or taxable REIT subsidiaries or other securities that qualify as “real estate assets” for purposes of the 75% asset test: (1) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; (2) we may not own more than 10% of any one issuer’s outstanding voting securities; and (3) we may not own more than 10% of the value of the outstanding securities of any one issuer (excluding certain “straight debt.”) With respect to each issuer in which we acquire an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we will endeavor to ensure that our pro rata share of the value of the securities, including debt, of any such issuer does not exceed 5% of the total value of our assets and that we comply with the 10% voting securities limitation and 10% value limitation with respect to each such issuer. In this regard, however, we cannot provide any assurance that the IRS might not disagree with our determinations. We will not lose our REIT status for failing to satisfy the tests described in this paragraph if the failure is due to ownership of assets the total value of which does not exceed the lesser of (a) 1% of the total value of our assets at the end of the quarter, or (b) $10,000,000, so long as we either dispose of the assets within 6 months after the last day of the quarter in which we identify the failure (or a different period of time prescribed by the IRS) or otherwise satisfy the tests described in this paragraph by the end of this time period. In this case we will not be subject to the tax described below with respect to our failure to satisfy any of the REIT assets tests.

Fourth, generally no more than 20% of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.

If we fail any of the asset tests for any quarter and the failure exceeds the de minimis threshold described above, we may nevertheless qualify as a REIT for that quarter if (1) after we identify our failure to satisfy the asset tests for the quarter, we file a schedule in accordance with IRS regulations with a description of each asset that caused the failure to satisfy any of the tests at the close of the quarter, (2) our failure to satisfy the tests is due to reasonable cause and not due to willful neglect; (3) we dispose of the assets described on the schedule within 6 months of the last day of the quarter in which we identified the failure to satisfy the assets test (or a different period of time prescribed by the IRS) or the assets tests are otherwise satisfied within that period; and (4) we pay a tax on the failure. The tax is the greater of $50,000 or an amount determined by multiplying the net income generated by the assets described in the schedule by the highest corporate tax rate. The tax must be paid for the period beginning on the first day of the failure to satisfy the assets test resulting from the failure and ending on the earlier of the date we dispose of the assets causing the failure or the end of the first quarter in which we otherwise satisfy the tests.

Annual Distribution Requirements

To qualify for taxation as a REIT in any year, we must meet the following annual distribution requirements.

First, we must make distributions (other than capital gain distributions) to our stockholders in an amount at least equal to (a) the sum of:

 (1)       90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and by excluding our net capital gain), and

 (2)       90% of the net income, if any, from foreclosure property in excess of the excise tax on income from foreclosure property,

minus (b) the sum of certain items of non-cash income.

We must pay these distributions in the taxable year to which they relate. Distributions made in the subsequent year, however, will be treated as if paid in the prior year for purposes of such prior year’s 90% distribution requirement if one of the following two sets of criteria are satisfied: (1) the dividends were declared in October, November, or December, the dividends were payable to stockholders of record on a specified date in such a month, and the dividends were actually paid during January of the subsequent year; or (2) the dividends were declared before we timely file our federal income tax return for such year, the dividends were made in the 12-month period following the close of the prior year and not later than the first regular distribution payment after such declaration, and we elected on our tax return for the prior year to have a specified amount of the subsequent distribution treated as if paid in the prior year. Even if we satisfy this annual distribution requirement, we will be subject to tax at regular corporate tax rates to the extent that we do not distribute all of our net capital gain or “REIT taxable income” as adjusted. In the event that we do not meet this distribution requirement, we will be subject to corporate taxation for the year and may be ineligible to be taxed as a REIT for the following four years, as described in more detail below under “– Failure to Qualify as a REIT.”

Second, we must distribute during each calendar year at least the sum of:

(1)          85% of our ordinary income for that year;

 (2)       95% of our capital gain net income for that year; and

 (3)       any undistributed taxable income from prior periods.

In the event that we do not satisfy this distribution requirement, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts we actually distribute during the calendar year and (b) retained amounts on which we pay corporate income tax.

We intend to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the operating partnership agreement will authorize us, as general partner, to take such steps as may be necessary to cause our operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.

We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation. In such event, we may find it necessary to borrow funds to pay the required distribution or, if possible, pay taxable stock distributions in order to meet the distribution requirement.

In computing our REIT taxable income, we will use the accrual method of accounting. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor or its affiliates. In the event that we are subject to an adjustment to our REIT taxable income resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS, or any agreement as to tax liability between us and an IRS district director, we may be able to correct any resulting failure to meet the 90% annual distribution requirement by paying “deficiency dividends” to our stockholders that relate to the adjusted year but that are paid in the subsequent year. To qualify as a deficiency dividend, the dividend must be made within 90 days of the adverse determination and we also must satisfy certain other procedural requirements. If the statutory requirements are satisfied, a deduction is allowed for any deficiency dividend subsequently paid by us to offset an increase in our REIT taxable income resulting from the adverse determination. Additionally, under recently enacted statutory changes, we may also unilaterally pay a deficiency dividend in certain circumstances. We, however, will be required to pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.

Earnings and Profits

Throughout the remainder of this discussion, we frequently will refer to “earnings and profits.” Earnings and profits is a concept used extensively throughout corporate tax law, but it is undefined in the Code. Each corporation maintains an “earnings and profits” account that helps to measure whether a distribution originates from corporate earnings or from other sources. Distributions generally decrease the earnings and profits while income generally increases earnings and profits. If a corporation has positive earnings and profits, the distributions generally will be considered to come from corporate earnings. If a corporation has no earnings and profits, distributions generally will be considered a return of capital and then capital gain.

Failure to Qualify as a REIT

If we fail to qualify as a REIT in any year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. In such event, to the extent of positive current or accumulated earnings and profits, all distributions to stockholders will be dividends, potentially eligible to be taxable in the hands of individuals at preferential rates (not exceeding 15%) for tax years through 2010. Subject to certain limitations, corporate distributees may be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The IRS may take the position that a specific sale-leaseback transaction, which we treat as a true lease, is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. In this event, for purposes of the asset tests and the 75% gross income test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so re-characterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of re-characterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

Taxation of U.S. Stockholders

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. Stockholders will be taxed as discussed below.

Distributions Generally

Distributions to taxable U.S. Stockholders, other than capital gain distributions discussed below, will constitute taxable distributions up to the amount of our positive current or accumulated earnings and profits. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individuals who receive dividends from taxable C corporations for taxable years through 2010. An exception applies, however, and individual stockholders are potentially taxed at such rates on distributions designated by and received from REITs, to the extent that the distributions are attributable to (i) income that the REIT previously retained in the prior year, and on which it was subject to corporate level tax, (ii) distributions received by the REIT from taxable corporations, or (iii) income from sales of appreciated property acquired from C corporations in carryover basis transactions. Because a REIT is not subject to tax on income distributed to its stockholders, the distributions made to corporate stockholders are not eligible for the dividends-received deduction. To the extent that we make a distribution in excess of our positive current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. Stockholder’s shares of common stock and then the distribution in excess of the tax basis will be taxable as gain realized from the sale of the common stock. Distributions we declare in October, November, or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by us and received by the stockholders on December 31 of the year, provided that we actually make the distributions during January of the following calendar year. Stockholders are not allowed to include on their own federal income tax returns any of our tax losses.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we make up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed in “Federal Income Taxation of the Company” and “Annual Distribution Requirements” above.

Capital Gain Distributions

Distributions to U.S. Stockholders that we properly designate as capital gain dividends will be treated by our U.S. Stockholders as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the stockholder has held the stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations. Long-term capital gains are currently taxable at maximum federal rates of 15% (through 2010) in the case of stockholders who are individuals, and 35% for corporations. Capital gains we realize and distribute attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions. We will furnish you with reports as to the amount of the components of any capital gain distributions that we pay to you.

We may elect to retain and pay income tax on any net long-term capital gain. In this instance, U.S. Stockholders will include in their income their proportionate share of the undistributed long-term capital gain. The U.S. Stockholders also will be deemed to have paid their proportionate share of tax on such long-term capital gain and, therefore, will receive a credit or refund for the amount of such tax. In addition, the basis of the U.S. Stockholders’ shares of stock will be increased in an amount equal to the excess of the amount of capital gain included in its income over the amount of tax it is deemed to have paid.

Certain Dispositions of Stock

In general, you will recognize capital gain or loss on the disposition of our stock (including a redemption treated as a sale or exchange for federal tax purposes) equal to the difference between (1) the amount of cash and the fair market value of any property received on such disposition, and (2) your adjusted basis of such REIT stock.

The tax rate applicable to recognized gain will depend on the stockholder’s holding period in the stock (generally, if the stockholder has held the stock for more than one year, it will produce long-term capital gain) and the stockholder’s tax bracket. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate stockholders) to a portion of capital gain realized by a non-corporate stockholder on the sale of common stock that would correspond to our “unrecaptured Section 1250 gain.” Stockholders should consult with their own tax advisors with respect to their capital gain tax liability. In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of common stock that the stockholder has held for six months or less, after applying the holding period rules, will be treated as long-term capital loss, to the extent of distributions received by the U.S. Stockholder from us that were required to be treated as long-term capital gains.

Passive Activity Loss and Investment Interest Limitations

You may not treat distributions we make to you or any gain from disposing of our common stock as passive activity income. Therefore, you will not be able to apply any “passive losses” against such income. Distributions we make (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitation. Net capital gain from the disposition of our common stock (or capital gain distributions) generally will be excluded from investment income unless you elect to have such gain taxed at ordinary income rates.

Tax Aspects of Participation in the Distribution Reinvestment Plan

If you participate in our distribution reinvestment plan, you will be deemed to have received, and, unless you are a tax-exempt entity, you will be taxed on, the amount reinvested in common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, you may have to use funds from other sources to pay your tax liability on the distributions you reinvest in our stock.

Treatment of Tax-Exempt Stockholders

Distributions we make to a tax-exempt employee pension trust or other domestic tax-exempt stockholder generally will not constitute “unrelated business taxable income” (“UBTI”) unless the tax-exempt stockholder has borrowed to acquire or carry our shares of common stock. Qualified trusts that hold more than 10% (by value) of the stock of REITs held predominantly by qualified employee pension benefit trusts may be required to treat a certain percentage of such REIT’s distributions as UBTI. We will attempt to monitor the concentration of ownership of employee pension benefit trusts in our stock, and we do not expect our stock to be deemed to be “predominately held” by qualified employee pension benefit trusts to the extent required to trigger the treatment of our income as UBTI to such trusts, although we can provide no assurances in this regard.

Information Reporting Requirements and Backup Withholding Tax

U.S. Stockholders

In general, information reporting requirements will apply to payments of distributions on our common stock and payments of the proceeds of the sale of our common stock, unless an exception applies. Further, under certain circumstances, U.S. Stockholders may be subject to backup withholding, currently at a rate of 28%, on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if:

 (1)       the payee fails to furnish his or her taxpayer identification number (which, for an individual, would be his or her Social Security Number) to the payor as required;

 (2)       the payee furnishes an incorrect taxpayer identification number;

 (3)       the IRS has notified the payee that such payee has failed to properly include reportable interest and distributions in the payee’s return or has failed to file the appropriate return and the IRS has assessed a deficiency with respect to such underreporting; or

 (4)       the payee has failed to certify to the payor, under penalties of perjury, that the payee is not subject to withholding. In addition, backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. U.S. Stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. Stockholder will be allowed as a credit against the U.S. Stockholder’s federal income tax liability and may entitle the stockholder to a refund, provided that the stockholder furnishes the required information to the IRS.

Taxation of the Operating Partnership

An organization that is classified as a partnership for federal income tax purposes is not subject to federal income tax itself, although it must file an annual information return.  Under current U.S. Treasury regulations, a domestic entity that has two or more members and that is not organized as a corporation under U.S. federal or state law will generally be classified as a partnership for U.S. federal income tax purposes, unless it elects to be treated as a corporation.  The general partner will not elect that the operating partnership be classified as a corporation for U.S. federal income tax purposes.  Thus, subject to the discussion of “publicly-traded partnerships” below, the operating partnership will be treated as a partnership for U.S. federal income tax purposes.  However, classification of an entity as a partnership for U.S. federal income tax purposes may not be respected for state or local tax purposes.  We will not seek an opinion of counsel as to the operating partnership’s status as a partnership for tax purposes.

An entity that would otherwise be classified as a partnership for federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly-traded partnership” (as defined in the Code) that fails to meet certain gross income tests.  We, as general partner of the operating partnership, intend and are required to use our commercially reasonable efforts to avoid publicly-traded partnership status at all times, and we have the authority to take such actions as we believe (upon advice of counsel) to be helpful in this regard, including imposing time delay restrictions on the effectiveness and/or time for receiving payment upon the election of a common unit holder to redeem its interest in the operating partnership.

If the operating partnership were classified as a corporation, it could be required to pay federal income tax at corporate tax rates on its taxable income, and also pay state taxes.  In such case, the amount of cash available for reinvestment or distribution to the partners (including us) would likely be substantially less than if the operating partnership were classified as a partnership for federal income tax purposes, and any distributions by the operating partnership to a partner generally would be taxable to that partner as a distribution.   Moreover, our compliance with certain REIT asset and income tests would be threatened.

The following discussion assumes that the operating partnership will be treated in its entirety as a partnership for federal income tax purposes, and that the common unit holders likewise will be treated as partners for federal income tax purposes.

Taxation of the Common Unit Holders including the Company.  Each common unit holder (including us) will be a partner in the operating partnership for tax and state law purposes.  Each partner in the operating partnership will be required to report on its federal income tax return, and will be subject to tax in respect of, its distributive share of each item of the operating partnership’s income, gain, loss, deduction and credit for each taxable year of the operating partnership ending with or within the partner’s taxable year, regardless of whether it receives any distributions (and regardless of whether such distributions are reinvested pursuant to a distribution reinvestment plan.) Each item generally will have the same character and source as if the partner had realized the item directly.  Partners must report these items regardless of the extent to which, or whether, they receive cash distributions from the operating partnership for such taxable year and thus may incur income tax liabilities in excess of any distributions from the operating partnership.  A common unit holder may be taxed on his, her or its “distributive” share of the operating partnership’s taxable income or gain regardless of whether he, she or it has received any corresponding distribution from the operating partnership.  It is possible that distributions from the operating partnership will not be sufficient to pay tax liabilities with respect to such taxable income or gain and that the source of payment of such tax liabilities would have to be from sources other than distributions from the operating partnership.

Cash distributions from the operating partnership to a partner, when made, and, in certain circumstances, distributions of certain marketable securities treated as cash distributions, are generally not taxable to the extent they do not exceed a partner’s adjusted tax basis in its partnership interest (instead, such basis will generally be reduced by the amount of such distribution).  However, to the extent such distributions exceed the adjusted tax basis of a partner’s partnership interest in the operating partnership, the partner will recognize gain from the sale or exchange of its interest in the operating partnership.

Taxation of Contributors to Operating Partnership.  In general, no gain or loss will be recognized by either the operating partnership or by a contributing partner (including us) on the transfer of a property in exchange for common units.  Gain (but not loss) may be recognized by the transferring partner if the partner receives consideration other than common units, if liabilities of the partner are assumed by the partnership in connection with the transfer of the property, if the transfer is treated as a disguised sale, and in other circumstances, unless certain requirements are satisfied.

Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted tax basis of the property at the time of contribution. With respect to any property purchased by the operating partnership subsequent to its formation, such property will generally have an initial tax basis equal to its fair market value and, accordingly, Section 704(c) will not apply. However, Section 704(c) allocations will be required to be made by the operating partnership (i) following any admission of a property owner to the operating partnership in exchange for common units.

We and the other contributors to the operating partnership will have an initial tax basis in his, her or its common units equal to: (1) the sum of the adjusted tax basis of any property contributed to the partnership and the amount of any money contributed (or deemed contributed); (2) less the amount of money distributed (or deemed distributed) to the partner by the operating partnership in connection with the contribution. For purposes of these rules, the assumption of a partnership liability by a partner is treated as a deemed cash contribution by the partner; the assumption of a partner’s liability by the partnership is treated as a deemed cash distribution to the partner. Tax basis in units acquired through other means is calculated under other rules. In addition, other rules such as the disguised sale rules, may affect the tax basis of the partner’s units.

The amount of losses and deductions allocated to a partner cannot exceed the partner’s adjusted tax basis. Any excess loss deduction allocated to a partner is suspended indefinitely until the partner has sufficient additional tax basis. In addition, the amount of gain or loss recognized on distributions to the partner, the adjusted tax basis of property distributed to the partner from the operating partnership, and the gain or loss recognized by a partner on the sale or other disposition of units of the operating partnership are all calculated based on the partner’s adjusted tax basis in the partner’s common units.

Redemption of Common Units

Holders of common units may have their common units redeemed in certain circumstances.  In such case, amounts received for such units will generally be taxable to the extent the amount received exceeds the holder’s adjusted tax basis in such redeemed units.  A conversion of common units into our stock will likewise trigger federal and state income tax liability on the excess of the value of the stock received in excess of the holder’s tax basis for its common units redeemed.

Guarantees and Basis Allocation; Tax Payments

Under future contribution agreements, contributors of property to the operating partnership may be granted the right by the operating partnership to cause the operating partnership to maintain minimum levels of non-recourse debt and the right to guarantee an amount of the operating partnership’s nonrecourse debt, and the operating partnership may have the obligation to ensure such debt exists.  Such guarantees are intended to provide tax basis to such holders of common units in order to avoid current taxation on a contribution of property to the operating partnership or on distributions from the operating partnership to such unit holder.

These contribution agreements may also restrict the operating partnership’s ability to dispose of contributed properties for an extended period of time (other than in tax-deferred Section 1031 transactions), and may provide for tax indemnity payments, tax reimbursements, tax distributions and tax advances.

State and Local Tax

We may be subject to state and local tax in various states and localities. Our stockholders also may be subject to state and local tax in various states and localities. The tax treatment to us and to our stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, before you buy our common stock, you should consult your own tax advisor regarding the effect of state and local tax laws on an investment in our common stock.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our stock by a qualified employee pension benefit plan or an individual retirement account (IRA). This summary is based on provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and the Code, each as amended through the date of this prospectus, and relevant regulations and opinions and other authority issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our stock must, taking into account the facts and circumstances of each such plan or IRA (Benefit Plan), consider, among other matters:

•                  whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•                  whether, under the facts and circumstances appertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•                  whether the investment will produce UBTI to the Benefit Plan (see “Federal Income Tax Considerations — Treatment of Tax-Exempt Stockholders”); and

•                  the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•                  to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•                  to invest plan assets prudently;

•                  to diversify the investments of the plan unless it is clearly prudent not to do so;

•                  to ensure sufficient liquidity for the plan; and

•                  to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving the assets of a Benefit Plan which are between the plan and any “party in interest” or “disqualified person” with respect to that Benefit Plan unless an administrative or statutory exemption applies. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. Prohibited transactions include the sale, exchange or leasing of property, and the lending of money or the extension of credit, between a Benefit Plan and a party in interest or disqualified person. The transfer to, or use by or for the benefit of, a party in interest, or disqualified person of any assets of a Benefit Plan is also prohibited, as is the furnishing of services between a plan and a party in interest. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets. Furthermore, Section 408 of the Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

Plan Asset Considerations

In order to determine whether an investment in our stock by Benefit Plans creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our stock will cause our assets to be treated as assets of the investing Benefit Plans. Neither ERISA nor the Code provide a comprehensive definition of the term “plan assets”; however, ERISA and U.S. Department of Labor Regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when Benefit Plans invest in that entity (Plan Assets Regulation). Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general rule. As discussed below, we will receive an opinion of counsel that, based on the Plan Assets Regulation, our underlying assets should not be deemed to be “plan assets” of Benefit Plans investing in stock, assuming the conditions set forth in the opinion are satisfied, based upon the fact that at least one of the specific exemptions set forth in the Plan Assets Regulation is satisfied, as determined under the criteria set forth below.

Specifically, the Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a “publicly-offered security.” A publicly-offered security must be:

•                  sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•                  part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•                  “freely transferable.”

Our stock is being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and is part of a class that will be registered under the Securities Exchange Act. In addition, we anticipate having well in excess of 100 independent stockholders. Thus, both the first and second criterion of the publicly-offered security exception will be satisfied.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. For example, our stock is subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our stock is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the stock to be deemed not “freely transferable.”

In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder, and an investment in our stock might constitute an ineffective delegation of fiduciary responsibility to our advisor and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our stock might be deemed to result in an impermissible commingling of IRA assets with other property.

If our advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their stock to us or we might dissolve or terminate.

If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our stock, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

We intend to operate and conduct this offering so that our underlying assets will not be deemed to be “plan assets,” and therefore the issues discussed in the immediately preceding three paragraphs are not expected to arise. Further, two additional exceptions may be available to us under the Plan Assets Regulation.

The Plan Assets Regulation provides an exception with respect to securities issued by an operating company, which includes a “real estate operating company” or a “venture capital operating company.”  Generally, we will be deemed to be a real estate operating company if during the relevant valuation periods at least 50% of our assets are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in management or development activities.  To constitute a venture capital operating company, 50% or more of our assets must be invested in “venture capital investments” during the relevant periods.  A venture capital investment is an investment in operating company, including a “real estate operating company,” as to which the investing entity has or obtains direct management rights.  We intend to use our best efforts to qualify as a “real estate operating company” or as a “venture capital operating company.”

The Plan Assets Regulation and ERISA also provide that the assets of an entity will not be deemed to be the assets of any Benefit Plan that invests in that entity if equity participation in that entity by benefit plan investors is not significant. For this purpose, benefit plan investors include Benefit Plans and any entities whose underlying assets include plan assets by reason of a Benefit Plan’s investment in such entity.  Equity participation in an entity is not deemed to be significant if immediately after the most recent acquisition of an equity interest in such entity, benefit plan investors hold less than 25% of the value of each class of equity interests in that entity. Equity interests held by persons with discretionary authority or control over the assets of the entity, persons who provide investment advice to the entity for a fee (direct or indirect) with respect to those assets, and any affiliate of any such person, are disregarded for purposes of determining whether equity participation of benefit plan investors is significant.   This test applies at the time of an acquisition by any person of our equity interests and an entity will be considered to hold plan assets only to the extent of the percentage of equity interest held by benefit plan investors.  In addition, an advisory opinion issues by the Department of Labor takes the position that a redemption of an equity interest by an investor constitutes the acquisition of equity interests by the remaining investors (through an increase in the percentage ownership of the remaining equity interests).  Although we expect to qualify for this exception, neither our organizational documents nor our escrow arrangements restrict ownership of each class of equity interests held by benefit plan investors to less than 25%.

Other Prohibited Transactions

Regardless of whether the stock qualifies for the “publicly-offered security” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, our advisor, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the stock. Accordingly, unless an administrative or statutory exemption applies, stock should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the Benefit Plan or “plan assets,” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice for a fee, directly or indirectly, as to the advisability of investing in our stock and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our stock is listed on a national securities exchange, it is not expected that a public market for the stock will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of the stock, namely when the fair market value of the stock is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of stock, we intend to have our advisor prepare annual reports of the estimated value of our stock.

Eventually, we may engage a third-party valuation firm to value our stock; however, we intend to use our advisor’s estimate until at least 18 months have passed without us selling shares in a public equity offering. We do not consider a “public equity offering” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership). Furthermore, our advisor has indicated that during this initial period it intends to use the most recent price paid to acquire a share in our offering (ignoring reduced purchase prices for certain categories of purchasers) as its estimated per share value of our stock. Although this approach to valuing our stock has the advantage of avoiding the cost of paying for appraisals or other valuation services, the estimated value may bear little relationship and will likely exceed what you might receive for your shares of them if you tried to sell them or if we liquidated the portfolio.

After the 18-month period described above, the estimated value of our stock will be based upon a number of assumptions that may not be accurate or complete. We do not currently anticipate obtaining appraisals for our properties and, accordingly, the estimates should not be viewed as an accurate reflection of the fair market value of our properties, nor will they represent the amount of net proceeds that would result from an immediate sale of our properties. For these reasons, the estimated valuations should not be used for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities. Even after our advisor no longer uses the most recent offering price as the estimated value of one of our shares of stock, you should be aware of the following:

•                  the estimated values may not be realized by us or by you upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because the estimates may not take into account the expenses of selling our assets);

•                  you may not realize these values if you were to attempt to sell your stock; and

•                  using the estimated values, or the method used to establish values, may not comply with the ERISA or IRA requirements described above.

DESCRIPTION OF STOCK

Our charter authorizes the issuance of 600,000,000 shares of stock, of which 580,000,000 shares are designated as common stock with a par value of $0.01 per share and 20,000,000 shares are designated as preferred stock with a par value of $0.01 per share. In addition, our board of directors, with the approval of a majority of the entire board and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

As of the date of this prospectus, 100 shares of our common stock are issued and outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

Subject to our charter restrictions on transfer of our stock and except as may otherwise be specified in the terms of any class or series of common stock, the holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding shares of common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Although our board will endeavor to authorize the company to make such distributions as are necessary for us to qualify as a REIT, stockholders will have no right to any distribution unless and until authorized by the board and declared by us. Holders of common stock will have no preemptive rights, which means you will not have an automatic option to purchase any new shares that we issue. In addition, holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights. Subject to our charter restrictions on transfer of our stock, all shares of common stock will have equal distribution, liquidation and other rights.  The common stock shall be non-assessable by us upon our receipt of the consideration for which our board authorized its issuance.

As a Maryland corporation, the provisions of our charter, including those determining the rights and privileges of our common stock, are subject to and interpreted in accordance with the Maryland General Corporation Law (“MGCL”).  Our charter provides, however, that the MGCL shall not restrict the application of any state’s securities laws to the sale of securities to its residents or within such state.

Preferred Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, the board is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.

Issuance of Additional Securities and Debt Instruments

Our board is authorized to issue additional stock or other convertible securities for cash, property or other consideration on such terms as they may deem advisable. Our board is also authorized to classify or reclassify any unissued shares of our stock without approval of the holders of our outstanding securities. Subject to some restrictions, our board may cause us to issue debt obligations, including debt with conversion privileges on more than one class of our stock. Our board may issue debt obligations on such terms and conditions as they may determine, including debt with the right to convert into stock. Subject to some restrictions, our directors may also cause us to issue warrants, options and rights to buy our common stock on such terms as they deem advisable to our stockholders, as part of a financing arrangement, or pursuant to stock option plans. Our board may cause us to issue warrants, options and rights to buy our common stock even though their exercise could result in dilution in the value of our outstanding common stock.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors or our chief executive officer or upon the written request of stockholders holding at least 10% of the shares entitled to be cast on any issue proposed to be considered at the special meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum. Unless otherwise provided by the MGCL or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Our charter provides that the concurrence of the board is not required in order for the stockholders to amend the charter, dissolve the corporation or remove directors.  However, we have been advised that Maryland law does require board approval to amend our charter or dissolve.  Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides that without the approval of a majority of the shares entitled to vote on the matter, the board of directors may not:

•                  amend the charter, except that the board of directors, with the approval of a majority of the entire board and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue or as otherwise permitted by the MGCL;

•                  cause our dissolution;

•                  transfer all or substantially all of our assets other than in the ordinary course of business or as otherwise permitted by law; or

•                  cause us to be a party to a merger, share exchange or consolidation except as permitted by law.

Our advisor will be selected and approved as our advisor annually by our directors. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter and with or without cause, to remove a director from our board.

Our charter provides that neither our advisor, our directors, nor any of their affiliates may acquire our shares unless they agree to not vote or consent on matters submitted to our stockholders regarding the removal of our advisor, our directors or any of their affiliates or any transaction between us and any of them.

Restriction on Ownership of Stock

Ownership Limit

In order for us to qualify for taxation as a REIT, during the last half of each taxable year, not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain entities. In addition, our outstanding stock must be beneficially owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences shall not apply until after the first taxable year for which we make an election to be taxed as a REIT. We may prohibit certain acquisitions and transfers of stock so as to ensure our continued qualification as a REIT under the Code as well as to comply with certain securities laws. However, we cannot assure you that this prohibition will be effective.

In order to assist us in preserving our status as a REIT, our charter contains a limitation on ownership that prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% in number of shares or value, whichever is more restrictive, of the outstanding shares of any class or series of our stock unless exempted by our board of directors. Our charter provides that any transfer of stock that would violate our share ownership limitations is null and void and the intended transferee will acquire no rights in such stock. Our board of directors may in its sole discretion, based upon receipt of information that such transfer would not violate the provisions of the Code for qualification as a REIT waive the 9.8% ownership limit with respect to a proposed transferee upon such conditions as the board may direct.

In addition, our charter provides that any attempted transfer of our stock or conversion of interests in our operating partnership to our stock which, if effective, would result in:

•                  our stock being beneficially owned by fewer than 100 persons,

•                  our failing to qualify as a REIT by reason of being “closely held” under Section 856(h) of the Internal Revenue Code,

•                  our constructively owning 9.8% or more of the ownership interests in a tenant of our company’s, our operating partnership’s or any subsidiary’s real property within the meaning of Section 856(d)(2)(B) of the Code, or

•                  our failing to qualify as a REIT by reason of a violation of an applicable jurisdiction’s securities laws or regulations will be null and void and the intended transferee will acquire no rights in such stock.

Shares of stock that, if transferred, would cause an individual or entity to be in excess of the 9.8% ownership limit (without an exemption from our board of directors) will be transferred automatically to a trust effective as of the close of business on the day before the reported transfer of such stock. The record holder of the shares of stock that are held in trust will be required to submit such number of shares to us in the name of the trustee of the trust. We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Stock held in trust will remain issued and outstanding stock and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all distributions on the stock held in trust and will hold such distributions in trust for the benefit of the beneficiary. Any distribution made prior to our discovery that shares of stock have been transferred to the trust will be repaid by the recipient to the trustee. Any distribution authorized but unpaid will be paid when due to the trustee. The trustee may vote any stock held in trust. Subject to Maryland law, the trustee will have the authority (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

At our direction, the trustee will transfer the stock held in trust to a person whose ownership will not violate the ownership limit. The transfer shall be made within 20 days of our receipt of notice that stock has been transferred to the trust. During this 20-day period, we will have the option of redeeming such stock. Upon any such transfer or redemption, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale or redemption to the proposed transferee and to the beneficiary as follows. The proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. Any net proceeds in excess of the amount payable to the proposed transferee will be paid to the beneficiary.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer for a period of 20 days after the later of the event causing the shares to be held in the trust or, if we did not receive notice of a restricted transfer, our determination in good faith that such an event has occurred. Upon a sale to us, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

Any person who acquires stock in violation of the foregoing restrictions or who owns stock that was transferred to any such trust is required to give immediate written notice to us of such event, and any person who transfers or receives stock subject to such limitations is required to give us 15 days written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

In addition, every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder or as may be requested by the board of directors) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit does not apply to the underwriter in an offering of stock or, as discussed above, to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

The foregoing restrictions could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Suitability Standards and Minimum Purchase Requirements

State law and our charter require that purchasers of our stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at “Suitability Standards” immediately following the cover page of this prospectus and below at “Plan of Distribution — Minimum Purchase Requirements.” The standards apply not only to purchasers in this offering, but also to potential transferees of your stock. As a result, the requirements regarding suitability and minimum purchase amounts, which are applicable until our shares of common stock are listed on a national securities exchange, may make it more difficult for you to sell your stock.

Distributions

We intend to make distributions quarterly, if not more frequently. Distributions will be made to investors who are stockholders as of the record dates selected by our board of directors. We expect to calculate our periodic distributions based upon daily record and distribution declaration dates so our investors will be entitled to receive distributions immediately upon their purchase of stock. We will then make distribution payments quarterly, if not more frequently, following such calculation.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, income distributed will not be taxable to us under the Internal Revenue Code if we qualify as a REIT, which requires us to distribute at least 90% of our ordinary taxable income. See “Federal Income Tax Considerations — Annual Distribution Requirements.”

Distributions will be authorized at the discretion of our board of directors. Our board will be guided, in substantial part, by its desire to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We will use money distributed to us by our operating partnership to make distributions. There are no restrictions on distributions to us by our operating partnership. We may also borrow money, issue securities or sell assets in order to make distributions.

Distributions to stockholders are characterized for federal income tax purposes as ordinary income, capital gains, non-taxable return of capital, or some combination of the three.  Distributions to stockholders that exceed our current and accumulated earnings and profits constitute a return of capital rather than a dividend and generally reduce the stockholder’s basis in the stock. To the extent that a distribution exceeds both current and accumulated earnings and profits and the stockholder’s basis in the stock, it will generally be treated as a gain from the sale or exchange of that stockholder’s stock.

We have adopted a policy which requires us to distribute to our stockholders proceeds from this offering which have not been invested or reserved for maintenance or capital improvements within one year following the termination of this offering.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders provided that such securities are readily marketable. We may issue securities as stock distributions in the future provided that such stock is readily marketable. Stockholders may incur transaction expenses in liquidating the securities.

Maryland law prohibits us from making distributions if after the distribution we would be unable to pay our debts as they become due in the usual course or if our assets are less than the sum of our liabilities.

Distribution Reinvestment Plan

We currently have a distribution reinvestment plan available that once approved by a majority of our independent directors will allow you to have distributions otherwise distributable to you invested in additional shares of our common stock. We are offering 10,000,000 shares of stock under our distribution reinvestment plan. The sale of these shares has been registered on the registration statement for this offering and is in addition to the 40,000,000 shares being sold in our primary offering. The following discussion summarizes the principal terms of the distribution reinvestment plan. The full text of our distribution reinvestment plan is included as Appendix B to this prospectus.

Eligibility

Participation in the distribution reinvestment plan is limited to investors who have purchased stock in this offering or holders of units of our operating partnership. See “Plan of Distribution — Compensation of Dealer Manager and Participating Broker-Dealers” below for other restrictions on eligibility to purchase stock under the distribution reinvestment plan. We may elect to deny your participation in the distribution reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable. Residents of the States of Arizona and Ohio will be eligible to participate in the distribution reinvestment plan only if the Company continues to renew registration of its shares in accordance with the Securities Act of Arizona and the Ohio Securities Act.

Election to Participate

Assuming you are eligible, you may elect to participate in the distribution reinvestment plan by completing the Subscription Agreement or other approved enrollment form available from the dealer manager or a participating broker-dealer. Your participation in the distribution reinvestment plan will begin with the next distribution made after receipt of your enrollment form. Once enrolled, you may continue to purchase stock under our distribution reinvestment plan until we have sold all of the shares of stock registered in this offering, have terminated this offering or have terminated the distribution reinvestment plan. You can choose to have all or a portion of your distributions reinvested through the distribution reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time if you complete a new enrollment form or other form provided for that purpose. Any election to increase your level of participation must be made through your participating broker-dealer or, if you purchased your stock in this offering other than through a participating broker-dealer, through the dealer manager.

Stock Purchases

Stock will be purchased under the distribution reinvestment plan on our distribution payment dates. The purchase of fractional shares is a permissible, and likely, result of the reinvestment of distributions under the distribution reinvestment plan.

During our primary offering, all shares sold under our distribution reinvestment plan will be at a purchase price equal to the higher of $9.50 per share or 95% of the fair market value of a share of our common stock, as estimated by our board of directors or a firm chosen by our board of directors. The offering price for shares in our distribution reinvestment plan may increase after the closing of our primary offering. The price for shares purchased under the distribution reinvestment plan bears little relationship to, and will likely exceed, what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. Purchase of our stock under our distribution reinvestment plan may effectively lower the total return on your investment with us.

Account Statements

Our dealer manager or a participating broker-dealer will provide a confirmation of your periodic purchases under the distribution reinvestment plan. Within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned, and the amount of distributions made in the prior year. We will send to all participants in the plan, without charge, all supplements to and updated versions of this prospectus which we are required to provide under applicable securities laws.

Fees and Commissions

We will not pay a commission in connection with your purchase of stock in our distribution reinvestment plan. No dealer manager fees or due diligence expense allowance will be paid on stock sold under the plan. We will not receive a fee for selling stock under the distribution reinvestment plan. See “Management Compensation.”

Voting

You may vote all shares of stock acquired through the distribution reinvestment plan.

Tax Consequences of Participation

If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan.

Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional stock. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. See “Federal Income Tax Considerations — Taxation of U.S. Stockholders — Distributions Generally.” We will withhold 28% of the amount of distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or dividends or fail to certify that you are not subject to withholding. See “Federal Income Tax Considerations — Information Reporting Requirements and Backup Withholding Tax.”

Termination of Participation

You may terminate your participation in the distribution reinvestment plan at any time by providing us with written notice. Any transfer of your stock will effect a termination of the participation of those shares of stock in the distribution reinvestment plan. You must promptly notify us should you no longer meet the suitability standards described above at “Suitability Standards” immediately following the cover page of this prospectus or cannot make the other representations or warranties set forth in the Subscription Agreement at any time prior to the listing of the stock on a national stock exchange. We will terminate your participation to the extent that a reinvestment of your distributions in our stock would cause you to exceed the ownership limitation contained in our charter.

Amendment or Termination of Plan

We may amend or terminate the distribution reinvestment plan for any reason at any time upon 10 days prior written notice to participants.

Stock Repurchase Program

Our board of directors has adopted a stock repurchase program that enables our stockholders to sell their stock to us in limited circumstances.  Our stock repurchase program would permit you to sell your stock back to us after you have held it for at least one year, subject to the significant conditions and limitations described below.

As long as our common stock is not listed on a national securities exchange, our stockholders who have held their stock for at least one year may be able to have all or any portion of their shares of stock redeemed in accordance with the procedures described in this prospectus. At that time, we may, subject to the conditions and limitations described below, redeem the shares of stock presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. The amount that we may pay to repurchase your stock will depend on the length of time you have held your stock as set forth in the following table:

Number Years Held	Redemption Price

Less than 1	No Redemption Allowed
1 or more but less than 2	90% of your purchase price
2 or more but less than 3	95% of your purchase price
Less than 3 in the event of death	100% of your purchase price
3 or more but less than 5	100% of your purchase price
5 or more	Estimated value

The estimated value will be determined by our board of directors or a firm chosen by our board of directors. In most instances, requests for redemption will be processed on a monthly basis. The stock repurchase price is subject to adjustment as determined from time to time by our board of directors. At no time will the stock repurchase price exceed the price at which we are offering our common stock for sale at the time of the repurchase.

In the event that all of your shares of stock will be repurchased, shares purchased pursuant to our distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of the board of directors. In addition, for purposes of the one-year holding period, limited partners of our operating partnership who redeem their limited partnership units for shares of our stock will be deemed to have owned their shares as of the date they were issued their limited partnership units in our operating partnership.

Our board of directors intends to waive the one-year holding period in the event of the death of a stockholder and adjust the redemption price to 100% of such stockholders purchase price if the stockholder held the shares for less than three years. Our board of directors reserves the right in its sole discretion at any time and from time to time, upon 30 days prior notice to our stockholders, to adjust the redemption price for our shares of stock, or suspend or terminate our stock repurchase program.  We would notify you of such developments (i) in the annual or quarterly reports mentioned above or (ii) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.

During this offering and each of the first seven years following the closing of this offering, (i) we will have no obligation to redeem shares if the redemption would cause total redemptions to exceed the proceeds from our distribution reinvestment program, and (ii) we may not, except to repurchase the shares of a deceased shareholder, redeem more than 5% of the number of shares outstanding at the end of the prior calendar year. With respect to redemptions requested within two years of the death of a stockholder, we may, but will not be obligated to, redeem shares even if such redemption causes the number of shares redeemed to exceed 5% of the number of shares outstanding at the end of the prior calendar year.  Beginning seven years after termination of this primary offering, unless we have commenced another liquidity event, such as an orderly liquidation or listing of our shares on a national securities exchange, we will modify our stock repurchase program to permit us to redeem up to 10% of the number of shares outstanding at the end of the prior year, using proceeds from any source, including the sale of assets.

As proposed, we would redeem shares of stock on the last business day of each month. Requests for redemption would have to be received at least five business days before that date in order for us to repurchase the stock that month. If we could not purchase all shares of stock presented for redemption in any month, we would attempt to honor redemption requests on a pro rata basis. We would deviate from pro rata purchases in two ways: (i) if a pro rata redemption would result in you owning less than half of the minimum amounts described at “Plan of Distribution — Minimum Purchase Requirements,” then we would redeem all of your shares of stock; and (ii) if a pro rata redemption would result in you owning more than half but less than all of those minimum amounts, then we would not redeem any shares of stock that would reduce your holdings below the minimum amounts.

If we did not completely satisfy a stockholder’s redemption request at month-end because the request was not received in time or because of the restrictions on the number of shares we could redeem under the program, we would treat the unsatisfied portion of the redemption request as a request for redemption in the following month unless the stockholder withdrew his or her request before the next date for redemptions. Any stockholder could withdraw a redemption request upon written notice to the address provided below before the date for redemption.

Qualifying stockholders who desire to have their stock redeemed will need to give written notice to Cornerstone Growth & Income REIT, Inc., 1920 Main Street, Suite 400, Irvine, California 92614, Attn: Investor Services or such other address as we provide to you for this purpose.

Our stock repurchase program only provides stockholders a limited ability to have stock redeemed for cash until a secondary market develops for the stock, if ever, at which time the program would terminate. No such market presently exists, and we cannot assure you that any market for your stock will ever develop.

Registrar and Transfer Agent

We intend to appoint a registered transfer agent to serve as the registrar and transfer agent for our common stock.

Uncertificated Shares of Stock

Our director has authorized the issuance of shares of our stock without certificates. We expect that, until our stock is listed on a national securities exchange, we will not issue stock in certificated form. Information regarding restrictions on the transferability of our shares that, under Maryland law, would otherwise have been required to appear on our share certificates will instead be furnished to our stockholders upon request and without charge.  We maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the stock until the new owner delivers a properly executed transfer form to us, which we will provide to any registered holder upon request.

Restrictions on Roll-Up Transactions

In connection with any proposed transaction considered a “Roll-up Transaction” (defined below) involving us and the issuance of securities of an entity, which we refer to as a “Roll-up Entity,” that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties will be obtained from a competent independent appraiser. The properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the properties as of a date immediately preceding the announcement of the proposed Roll-up Transaction. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with any proposed Roll-up Transaction.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity. This term does not include:

•                  a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•                  a transaction involving our conversion to corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to our advisor or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

 (1)  accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

 (2)  one of the following:

(A)      remaining as stockholders of us and preserving their interests therein on the same terms and conditions as existed previously; or

(B)       receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•                  that would result in the stockholders having democracy rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and dissolution of us;

•                  that includes provisions that would operate to materially impede or frustrate the accumulation of stock by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•                  in which investors’ rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Stock — Meetings and Special Voting Requirements;” or

•                  in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combination” includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns ten percent or more of the voting power of the corporation’s shares; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the seven-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation; and (2) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares which, if aggregated with all other shares owned by the acquiror or with respect to which the acquiror has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting powers:

•                  one-tenth or more but less than one-third;

•                  one-third or more but less than a majority; or

•                  a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•                  a classified board,

•                  two-thirds vote requirement for removing a director,

•                  a requirement that the number of directors be fixed only by vote of the directors,

•                  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•                  a majority requirement for the calling of a special meeting of stockholders.

We have included provisions in our charter related to Subtitle 8 which prohibit us from electing to be subject to a two-thirds vote requirement for removing a director and from electing to be subject to a majority requirement for the calling of a special meeting of stockholders. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors, or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of the Charter and Bylaws

The advance notice provisions of the bylaws could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. Likewise, if our board of directors were to opt in to the business combination provisions of the Maryland General Corporation Law or the provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law, or if the provision in the bylaws opting out of the control share acquisition provisions of the Maryland General Corporation Law were rescinded, these provisions of the Maryland General Corporation Law could have similar anti-takeover effects.

Your Access to Our Records

Any stockholder or his or her designated agent shall be permitted access to our records to which he or she is entitled under applicable law at all reasonable times and may inspect and copy any such records for a reasonable charge.  As a part of our books and records, we will maintain at our principal office an alphabetical list of the names of our stockholders, along with their addresses and telephone numbers and the number of shares held by each of them. We will update this stockholder list at least monthly and it will be available for inspection at our principal office by a stockholder or his or her designated agent upon such stockholder’s request. We will also mail this list to any stockholder within 10 days of receipt of his or her request. We may impose a reasonable charge for expenses incurred in reproducing such list. Stockholders, however, may not sell or use this list for commercial purposes. The purposes for which stockholders may request this list include matters relating to their voting rights.

If our advisor or our board of directors neglects or refuses to exhibit, produce or mail a copy of the stockholder list as requested, our advisor or board, as the case may be, shall be liable to the stockholder requesting the list for the costs, including attorneys’ fees, incurred by that stockholder for compelling the production of the stockholder list and any actual damages suffered by the stockholder for the neglect or refusal to produce the list. It shall be a defense that the actual purpose and reason for the request for inspection or for a copy of the stockholder list is to secure such list of stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose (such as to solicit the purchase of our shares) other than in the interest of the applicant as a stockholder relative to the affairs of our company. We may require that the stockholder requesting the stockholder list represent that the request is not for a commercial purpose unrelated to the stockholder’s interest in our company. The rights provided by our charter to stockholders requesting copies of the stockholder list are in addition to, and do not in any way limit, other rights available to stockholders under federal law, or the law of any state.  For example, under Maryland law, holders of five percent of our outstanding stock for a minimum period of six months may inspect and copy our stock ledger for any proper purpose.

THE OPERATING PARTNERSHIP AGREEMENT

General

Cornerstone Growth & Income Operating Partnership, L.P. (“CGI OP”), was formed on October 17, 2006 to acquire, own and operate properties on our behalf. As a result of this structure, we are considered to be an umbrella partnership real estate investment trust, or UPREIT. An UPREIT is a structure REITs often use to acquire real property from owners on a tax deferred basis (the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties). Such owners may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of CGI OP will be deemed to be assets and income of the REIT.

We expect that substantially all of our assets will be held our operating partnerships. We are the sole general partner of CGI OP. Our advisor and its affiliates have purchased $200,000 of limited partnership units in CGI OP. As of the date of this prospectus, our advisor is the only limited partner of CGI OP. As the sole general partner, we will have the exclusive power to manage and conduct the business of CGI OP.

The following is a summary of material provisions of the limited partnership agreement of CGI OP. This summary is qualified by the specific language in the CGI OP limited partnership agreement. You should refer to the limited partnership agreement, which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

As we accept subscriptions for stock, we will transfer substantially all of the net proceeds of the offering to CGI OP as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. CGI OP will be deemed to have simultaneously paid the sales commissions and other costs associated with the offering. If CGI OP requires additional funds at any time in excess of capital contributions made by us and our advisor or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to CGI OP on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause CGI OP to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of CGI OP and us.

Operations

The limited partnership agreement of CGI OP provides that, so long as we remain qualified as a REIT, CGI OP is to be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT for tax purposes. As a general partner of CGI OP, we are also empowered to take the necessary steps to ensure that CGI OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code. Classification as a publicly traded partnership could result in CGI OP being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The value of each unit of limited partnership interest in CGI OP will be determined by our board of directors but is expected to be the same as the value of each share of our stock. We intend to exchange units of limited partnership interest in CGI OP for properties based on the appraised value of the property or such lesser amount to which we and the seller of the property agree.

The limited partnership agreement provides that CGI OP will distribute cash flow from operations to its partners in accordance with their relative percentage interests on at least a quarterly basis in amounts we, as general partner, determine. The effect of these distributions will be that a holder of one unit of limited partnership interest in CGI OP will receive the same amount of annual cash flow distributions as the amount of annual distributions made to the holder of one of our shares.

Similarly, the limited partnership agreement provides that profits and taxable income are allocated to the partners of CGI OP in accordance with their relative percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations, the effect of these allocations will be that a holder of one unit of limited partnership interest in CGI OP will be allocated, to the extent possible, taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in CGI OP. Losses cannot be passed through to our stockholders.

If CGI OP liquidates, debts and other obligations must be satisfied before the partners may receive any distributions. Any distributions to partners then will be made to partners in accordance with their respective positive capital account balances.

Rights, Obligations and Powers of the General Partner

As CGI OP’s general partner, we generally have complete and exclusive discretion to manage and control CGI OP’s business and to make all decisions affecting its assets. This authority generally includes, among other things, the authority to:

•                  acquire, purchase, own, operate, lease and dispose of any real property and any other property;

•                  construct buildings and make other improvements on owned or leased properties;

•                  authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•                  borrow money;

•                  make or revoke any tax election;

•                  maintain insurance coverage in amounts and types as we determine is necessary;

•                  retain employees or other service providers;

•                  form or acquire interests in joint ventures; and

•                  merge, consolidate or combine CGI OP with another entity.

CGI OP will pay or cause our advisor to be reimbursed for all the administrative and operating costs and expenses it incurs in acquiring and operating real properties. CGI OP also will pay or cause our advisor to be reimbursed for all of our administrative costs and expenses and such expenses will be treated as expenses of CGI OP. Such expenses will include:

•                  all expenses relating to our formation and continuity of existence;

•                  all expenses relating to the public offering and registration of our securities;

•                  all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;

•                  all expenses associated with our compliance with applicable laws, rules and regulations; and

•                  all of our other operating or administrative costs incurred in the ordinary course of business.

The only costs and expenses we may incur for which we will not be reimbursed by CGI OP will be costs and expenses relating to properties we may own outside of CGI OP. We will pay the expenses relating to such properties directly.

Exchange Rights

Upon the admission of additional limited partners, if any, the limited partners of CGI OP have the right to cause CGI OP to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we may purchase their limited partnership units by issuing one share of our common stock for each limited partnership unit redeemed. These exchange rights may not be exercised, however, if and to the extent that the delivery of stock upon such exercise would:

•                  result in any person owning stock in excess of the ownership limit in our charter (unless exempted by our board of directors);

•                  result in our stock being owned by fewer than 100 persons;

•                  result in us being “closely held” within the meaning of Section 856(h) of the Code; or

•                  cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code.

Furthermore, limited partners may exercise their exchange rights only after their limited partnership units have been outstanding for one year. A limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 limited partnership units, unless such limited partner holds less than 1,000 units. In that case, he must exercise his exchange right for all of his units.

Limited partners exchange their limited partnership units for our shares based on the conversion ratio set forth in the operating partnership agreement. The conversion ratio is initially one to one but is adjusted based on certain events including:

•                  if we declare or pay a distribution in stock on our outstanding stock;

•                  if we subdivide our outstanding stock; or

•                  if we combine our outstanding stock into a smaller number of shares.

Change in General Partner

We are generally not allowed to withdraw as the general partner of CGI OP or transfer our general partnership interest in CGI OP (except to a wholly owned subsidiary). The principal exception to this is if we merge with another entity and (1) the holders of a majority of partnership units (including those we hold) approve the transaction; (2) the limited partners receive or have the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (3) we are the surviving entity and our stockholders do not receive cash, securities, or other property in the transaction; or (4) the successor entity contributes substantially all of its assets to CGI OP in return for an interest in CGI OP and agrees to assume all obligations of the general partner of CGI OP. If we voluntarily seek protection under bankruptcy or state insolvency laws, or if we are involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners have no right to remove us as general partner.

Transferability of Interests

With certain exceptions, the limited partners may not transfer their interests in CGI OP, in whole or in part, without our written consent as the general partner. In addition, pursuant to our charter our advisor may not transfer its interest in CGI OP as long as it is acting as our advisor.

Amendment of Limited Partnership Agreement

An amendment to the limited partnership agreement requires the consent of the holders of a majority of the partnership units (including the partnership units we hold). Additionally, we, as general partner, must approve any amendment. However, certain amendments require the consent of the holders of a majority of the partnership units (excluding the partnership units we or one of our affiliates holds). Such amendments include:

•                  any amendment affecting the exchange right to the detriment of the limited partners (except for certain business combinations where we merge with another entity and leave CGI OP in existence to hold all the assets of the surviving entity);

•                  any amendment that would adversely affect the limited partners’ rights to receive distributions, except for amendments we make to create and issue preferred partnership units;

•                  any amendment that would alter how we allocate profits and losses, except for amendments we make to create and issue preferred partnership units; and

•                  any amendment that would impose on the limited partners any obligation to make additional capital contributions.

PLAN OF DISTRIBUTION

General

We are publicly offering a maximum of 50,000,000 shares through Pacific Cornerstone Capital, Inc., our dealer manager, a registered broker-dealer affiliated with our advisor. Of this amount, we are offering 40,000,000 shares in our primary offering at a price of $10.00 per share (except as noted below) on a “best efforts” basis, which means that the dealer manager must use only its best efforts to sell the stock and has no firm commitment or obligation to purchase any of the stock. We are offering the remaining 10,000,000 shares through our distribution reinvestment plan at a purchase price equal to the higher of $9.50 per share or 95% of the fair market value of a share of our common stock. We expect to complete the sale of 40,000,000 primary offering shares by August 10, 2010.  We will not complete the sale of any common stock unless we sell a minimum of $1,000,000 of stock to the public by August 10, 2008. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, U.S. Bank National Association, in trust for subscribers’ benefit, pending release to us. If we do not sell at least $1,000,000 of stock by August 10, 2008, we will promptly return all funds in the escrow account (including interest), and we will stop selling shares. If we extend the primary offering beyond August 10, 2010, we will supplement or amend the prospectus accordingly. Under rules recently promulgated by the SEC, in some circumstances we could continue the primary offering until as late as February 10, 2011.  We may continue to offer the 10,000,000 distribution reinvestment plan shares beyond this date until we have sold all of these shares through the reinvestment of distributions.  In some states, we may not be able to continue offering without renewing the registration statement or filing a new registration statement.  We may terminate this offering at any time.

Compensation of Dealer Manager and Participating Broker-Dealers

Except as provided below, Pacific Cornerstone Capital, Inc., our dealer manager and affiliate, will receive sales commissions of 7% of the gross offering proceeds for stock sold in our primary offering. Except for stock sold under our distribution reinvestment plan, for which there will be no dealer manager fee, and in other instances described below, the dealer manager will receive 3% of the gross offering proceeds from our primary offering as compensation for managing and coordinating the offering, working with participating broker-dealers and providing sales and marketing assistance. The dealer manager will pay all wholesaling costs, including but not limited to the salaries and commissions of its wholesalers, out of the dealer manager fee. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the stock.

We currently expect the dealer manager to use multiple channels to sell our stock, each of which has a different sales commission and dealer manager fee structure.

Sales Through Broker-Dealers.  The dealer manager may sell our stock and may also authorize other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our stock. Our dealer manager will enter into participating broker agreements with the participating broker-dealers, and will re-allow all of the sales commissions paid in connection with sales made by these participating broker-dealers. If both the participating broker-dealer and the investor agree, the sales commissions can be paid on a deferred basis. See “Deferred Commission Option” below.

The dealer manager may re-allow to participating broker-dealers a portion of the dealer manager fee earned on the proceeds raised by the participating broker-dealers as marketing fees, reimbursement of the costs and expenses of attending training and education meetings sponsored by our dealer manager, payment of attendance fees required for employees of our dealer manager or other affiliates to attend retail seminars and public seminars sponsored by participating broker-dealers, or to defray other distribution-related expenses. The marketing fees portion of the re-allowance will be paid to any particular participating broker-dealer based upon the projected volume of sales, the amount of marketing assistance and level of marketing support provided by such participating broker-dealer in other similar REIT offerings in the past and the anticipated level of marketing support to be provided in this offering. In the event of the sale of shares in our primary offering by a participating broker-dealer involving a registered representative compensated on a commission basis for the sale, the dealer manager will reallow its selling commissions to the participating broker-dealer.  An investor purchasing through a participating broker-dealer should generally assume that his broker-dealer receives selling commissions in an amount equal to 7.0% of the gross offering proceeds attributable to the participating broker-dealer. The extent to which the per share price is less than $10.00 represents the per share waiver of commissions by the individual’s participating broker-dealer.

We will pay an additional amount of up to 0.5% of gross offering proceeds as reimbursements to the dealer manager and participating broker-dealers for bona fide due diligence expenses incurred by the dealer manager and such participating broker-dealers in discharging their responsibility to ensure that all material facts pertaining to this offering are adequately and accurately disclosed in the prospectus. Such reimbursement of due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating broker-dealers and their personnel when visiting our office to verify information relating to us and this offering and, in some cases, reimbursement of actual costs of third-party professionals retained to provide due diligence services to the dealer manager and participating broker-dealers. We or our dealer manager shall have the right to require that any participating broker-dealer provide a detailed and itemized invoice for any such due diligence expenses.  Upon effectiveness of approved amendments to FINRA Rule 2810, we may agree to reimburse bona fide due diligence expenses of broker-dealers in excess of 0.5%.

Sales To Affiliates of Participating Broker-Dealers.  We may sell stock in our primary offering to participating broker-dealers, their retirement plans, their representatives and their family members, IRAs and qualified plans of their representatives for $9.50 per share, reflecting that sales commissions in the amount of $0.50 per share will not be payable in consideration of the services rendered by such broker-dealers and representatives in the offering. For purposes of this reduced price, we consider a family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in law or brother-or sister-in-law. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of stock.

Sales Through Fee-for-Service Investment Advisors.  Our stock may also be sold to the clients of registered investment advisors who are generally compensated on a fee-for-service basis by the investor. In the event of the sale of stock in our primary offering through an investment advisor compensated on a fee-for-service basis by the investor, the dealer manager will waive its right to a commission and we will sell such stock for $9.50 per share, reflecting that sales commissions and a portion of the dealer manager fee in the amount of $0.50 per share will not be payable.

Sales to our Affiliates.  The dealer manager has agreed to sell up to 5% of the shares offered hereby in our primary offering to persons to be identified by us at a discount from the public offering price.  We intend to use this “friends and family” program to allow our directors and officers, as well as directors, officers and employees of our advisor or its affiliates, including sponsors and consultants, to purchase stock in our primary offering at a reduced price. The purchase price for such stock shall be $9.50 per share reflecting the fact that sales commissions in the amount of $0.50 per share will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of stock. Our advisor and its affiliates are expected to hold their stock purchased as stockholders for investment and not with a view towards distribution. Sales to our affiliates will not count toward the minimum offering amount.

Sales Pursuant to Our Distribution Reinvestment Plan.  There are no sales commissions paid for sales under the distribution reinvestment plan. The purchase price for all purchases under the distribution reinvestment plan will be equal to the higher of $9.50 per share or 95% of the fair market value of a share of our common stock, as estimated by our board of directors or a firm chosen by our board of directors.

Any reduction in commissions in instances where lesser or no commissions or dealer manager fees are paid by us in connection with the sale of our stock will reduce the effective purchase price per share of stock to the investor involved but will not alter the net proceeds payable to us as a result of such sale. Distributions will be the same with respect to all share of stock whether or not the purchaser received a discount. Investors for whom we pay reduced commissions or dealer manager fees will receive higher returns on their investments in our stock as compared to investors for whom we do not pay reduced commissions and dealer manager fees.

In accordance with the rules of FINRA, in no event will our total underwriting compensation, including but not limited to sales commissions, the dealer manager fee and expense reimbursements to our dealer manager and participating broker-dealers, exceed 10% of our gross offering proceeds, in the aggregate, except for an additional amount of up to 0.5% of gross offering proceeds which may be paid for bona fide due diligence expenses. We may also reimburse the advisor for all expenses incurred by the advisor, the dealer manager and their affiliates in connection with this offering and our organization. Our advisor has agreed to reimburse us to the extent all of our offering expenses, including sales commissions, dealer manager fees, and organization and offering expenses (which do not include acquisition fees and acquisition expenses) incurred by us exceeds 13.5% of the gross offering proceeds, or if the aggregate of all organization and offering expenses, excluding sales commission and the dealer manager fees, exceeds 3.5% of gross proceeds from our primary offering. Upon effectiveness of approved amendments to FINRA Rule 2810, we may agree to reimburse the dealer manager for the dealer manager’s reimbursement of the bona fide due diligence expenses of broker-dealers in excess of 0.5%; however, such amounts would still be subject to the 13.5% cap on all organization and offering expenses.

Organization and Offering Expenses

Expense	Maximum Percent of Gross Offering Proceeds

Sales commissions	7.0%
Dealer manager fee(1)	3.0%
All other organization and offering expenses(1)(2)	3.5%
Maximum we will pay	13.5%

(1)          Payable only on gross proceeds from our primary offering.

(2)          Includes allowance for bona fide due diligence expenses.

Our dealer manager employs wholesalers who attend local, regional and national conferences of the participating broker-dealers and who contact participating broker-dealers and their registered representatives to make presentations concerning us and this offering and to encourage them to sell our stock. The wholesalers receive base salaries and bonuses as compensation for their efforts. Our dealer manager sponsors training and education meetings for broker-dealers and their representatives. Our dealer manager will pay the travel, lodging and meal costs of invitees. The other costs of the training and education meetings will be borne by Cornerstone-sponsored programs, including us. Our estimated costs associated with these training and education meetings are included in our estimates of our organization and offering expenses.

We will indemnify the participating broker-dealers and the dealer manager against (i) some civil liabilities, including certain liabilities under the Securities Act and (ii) liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement and participating broker agreement.  However, our charter prohibits the indemnification of participating broker-dealers and the dealer manager for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•                  there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•                  such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•                  a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Deferred Commission Option

Purchasers in this offering may agree with their participating broker-dealers and the dealer manager to have sales commissions due with respect to the purchase of their stock paid over a six-year period pursuant to a deferred commission arrangement. In these instances, we will sell our shares at a reduced price and pay the participating broker-dealer a correspondingly reduced sales commission at the time of sale. The balance of the normal commission would be paid to the broker-dealer over six years out of the distributions that are declared and paid with respect to the reduced-priced shares sold through such broker-dealer. We have no obligation to pay the deferred commission. Our sole obligation is to remit payments to the participating broker-dealers and the dealer manager from funds otherwise payable to the stockholder who agreed to the deferred commission arrangement. In effect, the investor would pay the balance of the regular purchase price on a deferred basis by having future distributions reduced by the amount of the reduction in the original purchase price of the shares. The amount by which the investor’s distributions are reduced in these cases would be paid to the broker-dealer as deferred commissions.

More specifically, purchasers electing the deferred commission option will pay, on the date of purchase, $9.40 per share (rather than $10.00 per share) which includes a commission of $0.10 per share. For a period of six years following the date of purchase, an additional $0.10 per share will be deducted annually from distributions or other cash distributions otherwise payable to the purchaser and will be used to pay deferred commissions. The net proceeds to us will not be affected by the election of the deferred commission option. Under this arrangement, a stockholder electing the deferred commission option will pay a 1% commission upon subscription, rather than a 7% commission, and an amount equal to a 1% commission per year thereafter for the next six years, or longer if required to satisfy outstanding deferred commission obligations, will be deducted from distributions or other cash distributions otherwise payable to such stockholder. We may also use other deferred commission structures, but we will not pay total commissions in excess of 7% of the offering price of our common stock.

Stockholders electing the deferred commission option who are subject to United States federal income taxation will incur tax liability for distributions otherwise payable to them with respect to their shares even though such distributions will be withheld and will instead be paid to satisfy commission obligations.

Investors who wish to elect the deferred commission option should make the election by checking the designated box on their Subscription Agreement. Electing the deferred commission option will authorize us to withhold distributions otherwise payable to such stockholder for the purpose of paying commissions due under the deferred commission option. We will not withhold more than $0.60 per share in the aggregate under the deferred commission option.

If at any time prior to the satisfaction of our remaining deferred commission obligations, we decide to list our shares for trading on a national securities exchange, or we begin a liquidation of our properties, we may accelerate the remaining commissions due under the deferred commission option. In either case, we will provide notice of any such acceleration to stockholders who have elected the deferred commission option. In the event of listing, we will pay the amount of the remaining commissions due and deduct such amount from distributions otherwise payable to such stockholders during the time period prior to listing. To the extent that the distributions during such time period are insufficient to satisfy the remaining commissions due, the obligations of us and our stockholders to pay any further deferred commissions will terminate, and participating broker-dealers will not be entitled to receive any further portion of their deferred commissions following listing of our common stock. In the event of a liquidation of our properties, we will pay the amount of remaining commissions and deduct such amount from distributions or net sales proceeds otherwise payable to stockholders who are subject to any such acceleration of their deferred commission obligations.

In addition, if you elect the deferred commission option and subsequently decide to participate in the stock repurchase program (which our board of directors will approve but delay the adoption of) or request that we transfer your shares for any other reason prior to the time that the remaining deferred selling commissions have been deducted from cash distributions otherwise payable to you, we will accelerate the remaining selling commissions due under the deferred commission option. In such event, we shall provide notice of such acceleration to you, and:

•                  in the case of an election to sell your shares under the proposed stock repurchase program, you will be required to pay us the unpaid portion of the remaining deferred commission obligation prior to or concurrently with our purchase of your shares pursuant to our stock repurchase program or we may deduct such unpaid portion of the remaining deferred commission obligation from the amount otherwise due to you for our purchase of your shares under our stock repurchase program; or

•                  if you request that we transfer your shares for any other reason, you will not be entitled to effect any such transfer until you first either:

•                  pay to us the unpaid portion of the remaining deferred commission obligation; or

•                  provide a written instrument in form and substance satisfactory to us, and appropriately signed by the transferee, to the effect that the proposed transferee agrees to have the unpaid portion of the remaining deferred commission obligation deducted from cash distributions otherwise payable to the transferee during the remaining portion of the specified five-year deferred commission period.

Legend

Our director has authorized the issuance of shares of our capital stock without certificates. We expect that we will not issue shares in certificated form until such time, if ever, as we list our shares on a national securities exchange. However, if we do issue certificates representing our shares before we list our shares on a national securities exchange, then any shares subject to the deferred commission option (including any shares issued for the volume discount in connection with the election of the deferred commission option) will bear a legend referring to the fact that such shares are subject to the terms of the deferred commission option, including the withholding of cash distributions otherwise payable to the stockholders for the purpose of paying the deferred selling commission obligation.

Subscription Procedures

We will not complete the sale of any shares of stock unless we sell a minimum of $1,000,000 of our stock by August 10, 2008. Pending satisfaction of this condition, all subscription payments will be placed in an account held by the escrow agent, U.S. Bank National Association, at 633 West Fifth Street, 24th Floor, Los Angeles, California 90071, in trust for the subscribers’ benefit, pending release to us. If we do not sell at least $1,000,000 of stock to the public by August 10, 2008, we will return all funds in the escrow account (including interest), and we will stop selling stock.

To purchase stock in this offering, you must complete the subscription agreement, a sample of which is contained in this prospectus as Appendix A. Until we have raised the applicable offering amount, you should pay for your stock by check payable to “U.S. Bank National Association, as agent for Cornerstone Growth & Income REIT, Inc.”  Once we have raised $1,000,000, unless you are a resident of the States of Minnesota, New York or Pennsylvania, you should make your check payable to “Cornerstone Growth & Income REIT, Inc.”  If you are a resident of the States of Minnesota, New York or Pennsylvania your check should be made payable to “U.S. Bank National Association, as agent for Cornerstone Growth & Income REIT, Inc.” until we have received aggregate proceeds from this offering of at least $2,000,000, $2,500,000 and $20,000,000, respectively, after which time checks may be made payable to “Cornerstone Growth & Income REIT, Inc.”  Pennsylvania residents should also note the special escrow procedures described below under “– Special Notice to Pennsylvania Investors.” After meeting the applicable minimum offering requirements, subscription payments will be deposited into a special account in our name under the joint authorization of the dealer manager and us until such time as we have accepted or rejected the subscription. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to the rejected subscribers within 10 business days thereafter. If accepted, the funds will be transferred into our general account. We may not accept a subscription for stock until at least five business days after the date you receive this prospectus. You will receive a confirmation of your subscription. We generally accept investments from stockholders on a daily basis.

Automatic Investment Plan

Investors who desire to purchase stock during the offering period at regular intervals may be able to do so through their participating broker-dealer or, if they are investing in this offering other than through a participating broker-dealer, through the dealer manager by completing an automatic investment plan enrollment form. Participation in the automatic investment plan is limited to investors who have already met the applicable minimum initial purchase requirement in this offering.  Investors in the State of Ohio are not eligible to participate in the automatic investment plan.  The minimum periodic investment is $100 per month. The opportunity to make periodic investments under the automatic investment plan is available only during the offering period.

We will provide a confirmation of your monthly purchases under the automatic investment plan within five business days after the end of each month. The confirmation will disclose the following information:

•                  the amount of the investment;

•                  the date of the investment;

•                  the number and price of the shares purchased by you; and

•                  the total number of shares in your account.

We will pay the same commissions, dealer manager fees and other offering expenses in connection with sales made under the automatic investment plan that we pay in connection with all other sales made in our primary offering of 40,000,000 shares, of which shares issued under the automatic investment plan are included. For this reason, at the time you complete your enrollment form for the automatic investment plan, you must still be associated with a participating broker-dealer and identify your registered representative and participating broker-dealer on your enrollment form. For purchases made after you enroll, unless we are notified in writing that you have changed your broker-dealer firm, we will continue to pay sales commissions and dealer manager fees to the broker-dealer you identified on your enrollment form.

You may terminate your participation in the automatic investment plan at any time by providing us with written notice. Your participation in the plan will also terminate should you no longer meet the suitability standards as described below.

Suitability Standards

The shares we are offering are suitable only as a long-term investment. Because there is no public market for the shares, an investment in our stock is considered illiquid and you will have difficulty selling your stock. In consideration of these factors, we require initial stockholders and subsequent purchasers to have either:

•                  a net worth of at least $250,000; or

•                  gross annual income of at least $70,000 and a net worth of at least $70,000.

Residents of Alabama, Kentucky, Massachusetts, Michigan, Ohio and Pennsylvania must meet higher suitability standards which are set forth under “Suitability Standards” on page i at the beginning of this prospectus and in the subscription agreement.

For purposes of determining suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the stock if such person is the fiduciary or by the beneficiary of the account.

Our advisor, those selling stock on our behalf and broker-dealers recommending the purchase of our shares to their customers have the responsibility to make every reasonable effort to determine that the purchase of stock in this offering is a suitable and appropriate investment based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. In making this determination, such distribution participants have a responsibility to ascertain that the prospective stockholder:

•                  meets the applicable minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•                  can reasonably benefit from an investment in our stock based on the prospective stockholder’s overall investment objectives and portfolio structure;

•                  is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and

•                  has apparent understanding of:

•                  the fundamental risks of the investment;

•                  the risk that the stockholder may lose the entire investment;

•                  the lack of liquidity of the stock;

•                  the restrictions on transferability of the stock;

•                  the background and qualifications of our advisor and its affiliates; and

•                  the tax consequences of the investment.

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. Those selling stock on our behalf must cause to be maintained, for a six-year period, records of the information used to determine that an investment in stock is suitable and appropriate for each stockholder.

Minimum Purchase Requirements

For your initial purchase, you must invest at least $2,000, except for IRAs, Keoghs and tax-qualified retirement plans which must invest a minimum of $1,000. In order to satisfy the minimum purchase requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

The minimum purchase amount for New York investors is $2,500, except for IRAs, which must invest a minimum of $1,000.

Until our stock is listed on a national securities exchange, you may not transfer your stock in a manner that causes you or your transferee to own fewer than the number of shares of stock required for the minimum purchase described above, except in the following circumstances: transfers by gift; transfers by inheritance; intrafamily transfers; family dissolutions; transfers to affiliates; and by operation of law.

Special Notice to Pennsylvania Investors

Because the minimum offering of our common stock is less than $40,000,000, you are cautioned to evaluate carefully our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Notwithstanding our $1,000,000 minimum offering amount for all other jurisdictions, we will not issue any shares to Pennsylvania investors unless we raise a minimum of $20,000,000 in gross offering proceeds (including sales made to residents of other jurisdictions). Pending satisfaction of this condition, all Pennsylvania subscription payments will be placed in an account held by the escrow agent, U.S. Bank National Association, in trust for Pennsylvania subscribers’ benefit, pending release to us. If we have not reached this $20,000,000 threshold within 120 days of the date that we first accept a subscription payment from a Pennsylvania investor, we will, within 10 days of the end of that 120-day period, notify Pennsylvania investors in writing of their right to receive refunds without interest. If you request a refund within 10 days of receiving that notice, we will arrange for the escrow agent to return promptly by check the funds deposited in the Pennsylvania escrow account (or to return your check if the escrow agent has not yet collected on it) to each subscriber. Amounts held in the Pennsylvania escrow account from Pennsylvania investors not requesting a refund will continue to be held for subsequent 120-day periods until we raise at least $20,000,000 or until the end of the subsequent escrow periods. At the end of each subsequent escrow period, we will again notify you of your right to receive refunds.  Funds held in the Pennsylvania escrow account beyond the initial 120-day period will receive interest on refunds from the day after the expiration of the initial 120-day period.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may use certain sales material in connection with the offering of the stock, although only when accompanied by or preceded by the delivery of this prospectus. These supplemental sales materials may include information relating to this offering, the past performance of our advisor, and its affiliates, property brochures and articles and publications concerning real estate. In certain jurisdictions, some or all of our supplemental sales material may not be permitted.

We are offering stock only by means of this prospectus. Although the information contained in our supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete, will be consistent with the prospectus and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

Certain legal matters have been passed upon for us by DLA Piper US LLP. The statements under the caption “Federal Income Tax Consequences” as they relate to federal income tax consequences have been reviewed by DLA Piper US LLP and DLA Piper US LLP provided us with its opinion as to certain federal income tax matters. DLA Piper US LLP, has also represented our advisor, as well as various other affiliates of our advisor, in other matters and may continue to do so in the future. The legality of the shares being offered hereby has been passed upon for us by DLA Piper US LLP.

EXPERTS

The consolidated financial statements of Cornerstone Growth & Income REIT, Inc. incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing in Cornerstone Growth & Income REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, which are incorporated herein by reference and are so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in the offering. This prospectus is a part of that registration statement and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s website at www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference rooms.  You can also access documents that are incorporated by reference into this prospectus at our Internet site at www.crefunds.com.  There is additional information about us and our affiliates at our Internet site, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

We have elected to “incorporate by reference” certain information into this prospectus.  By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC.  The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus.  The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-139704), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•                  Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC on March 17, 2008, including the information specifically incorporated by reference into our Form 10-K;

•                  Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed with the SEC on May 9, 2008;

•                  Current Report on Form 8-K filed with the SEC on December 17, 2007; and

•                  Current Report on Form 8-K filed with the SEC on May 23, 2008.

We will provide to each person to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus.  To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at 1920 Main Street, Suite 400, Irvine, California 92614, (949) 852-1007.  The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

ELECTRONIC DELIVERY OF DOCUMENTS

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information (“documents”) electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically.  Unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail.  You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our Internet web site. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

PRIOR PERFORMANCE TABLES

The prior performance tables that follow present information regarding public programs and private placement programs previously sponsored by affiliates of the advisor. The information presented in the tables represents unaudited historical experience of two public real estate programs, Cornerstone Realty Fund, LLC and Cornerstone Core Properties REIT, Inc. and eight private real estate programs organized and managed by affiliates of the advisor. The prior private programs used substantial amounts of acquisition debt and had investment policies and objectives that we believe on a blended basis represents similar investment objectives to ours. This information should not be considered as indicative of the results to be obtained by any investment in our company. The information contained in these tables does not relate to any properties our company may acquire and the purchase of the shares will not create any ownership interest in the programs included in these tables.

We intend to utilize a moderate amount of leverage when acquiring properties to generate maximum cash flow from operations, with returns also anticipated from property value appreciation. Our company does not have significant tax shelter features. The prior private placement programs of the affiliates were on balance oriented towards capital growth and income. The investment objectives of the prior public programs sponsored by an affiliate also had similar investment objectives with a focus on preservation of capital, income and capital growth.

The tables described below contain information on the prior programs, but none of the information in the tables is covered by the report of an independent certified public accountant. The purpose of the tables is to provide information from the prior performance of the affiliates of the advisor. For a narrative summary of the prior performance of the affiliates of the advisor, see “Prior Performance Summary” in the text of the prospectus.

Table I—Experience in Raising and Investing Funds

Table I summarizes information of the previous performance of the affiliates of our advisor in raising funds through programs the offering of which closed during the years 2005 through 2007. The information in Table I is unaudited.

Table II—Compensation to Sponsor and Affiliates

Table II summarizes the compensation paid to affiliates of our advisor during the years 2005 through 2007 for all programs, the offering of which closed during such period. The information in Table II is unaudited.

Table III—Operating Results from Prior Programs

Table III summarizes the operating results for programs the offerings of which were closed during the years 2003 through 2007. The basis for accounting is indicated on each program report. Generally, the information is presented on a Generally Accepted Accounting Principles (GAAP) basis. The information in Table III is unaudited.

Table IV—Results of Completed Programs

Table IV summarizes the operating and disposition results of programs that have completed operations (no longer hold properties) during the years 2003 through 2007. The information in Table IV is unaudited.

Table V—Sales or Disposals of Properties

Table V sets forth information about all sales or disposals of properties by programs sponsored by affiliates of our advisor with similar investment objectives from 1999 through 2007. The information in Table V is unaudited.

Table VI—Acquisitions of Properties by Programs

Table VI sets forth information relating to acquisitions of properties within the three (3) years ended December 31, 2007 by two prior programs, Cornerstone Realty Fund, LLC, and Cornerstone Core Properties REIT, Inc., which are affiliates of our advisor and have similar investment objectives to ours. This table provides the potential investor with information regarding the general nature and location of the properties and the manner in which the properties were acquired. The information in Table VI is unaudited.

P-1

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

January 1, 2005 through December 31, 2007

(Unaudited)

This Table sets forth a summary of the experience of the sponsor of prior peal estate programs that have closed offerings since January 1, 2005 and that have similar or identical investment objectives to Cornerstone Growth & Income REIT, Inc. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2007.

Cornerstone Realty Fund, LLC
Dollar amount offered	$50,000,000
Dollar amount raised (100%)	$50,000,000
Less offering expenses:
Selling commissions and discounts	3,581,138 (1)
Marketing support fee	940,000
Expenses reimbursed to dealer manager	500,000
Due diligence expense allowance fee	250,000
Other organizational and offering expenses	2,000,000
Reserves	—
Amount Available for Investment	$42,728,862

Amount Available for Investment (%)	85.46%
Acquisition costs:
Prepaid items and fees related to purchase of property
Cash down payment	$39,476,242
Acquisition fees	—
Total acquisition costs	$39,476,242
Percent leverage (mortgage financing divided by total acquisition cost)	0.00%
Date offering began	August 7, 2001
Length of offering (in months)	48 months
Months to invest 90% of amount available for investment	59 months

(1) Substantially all of this amount was paid to unaffiliated broker-dealers.

Prior performance is not indicative of future results.

P-2

TABLE II

COMPENSATION TO SPONSOR

January 1, 2005 through December 31, 2007

(Unaudited)

This Table sets forth the compensation received by affiliates of Cornerstone Growth & Income REIT, Inc., including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations, for prior real estate programs that have similar or identical investment objectives to Cornerstone Growth & Income REIT, Inc. All figures are as of December 31, 2007.

Type of Compensation	Cornerstone Realty Fund, LLC	Other Programs (1)
Date offering commenced	August 7, 2001	January 6, 2006

Dollar amount raised	$50,000,000	$77,633,000

Amount paid to sponsor from proceeds of offering:
Underwriting fees (2)	$3,581,000	$7,674,000
Marketing support fee	940,000	—
Non-accountable expense allowance	500,000	—
Organization & offering costs (including due diligence fees)	250,000	2,726,000
Acquisition fees	—	1,553,000
	$5,271,000	$11,953,000
Dollar amount of cash generated from operations before deducting payments to sponsor	$6,229,000	$(2,422,000)

Amount paid to sponsor from operations:
Property management fees	$—	$—
Partnership management fees	—	—
Reimbursements	—	1,047,000
Lease commissions	—	—
Asset Management fee	—	745,000
Other (identify and quantify)	—	—
	$—	$1,792,000
Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	$3,030,000	—
Notes	—	—
	$3,030,000	—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—	—
Incentive fees	—	—
Other (identify and quantify)	—	—

(1)  Payments to sponsor from one public program, Cornerstone Core Properties REIT, Inc.

(2)  Substantially all paid to unaffiliated broker-dealers.

Prior performance is not indicative of future results.

P-3

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

This Table sets forth the annual operating results of prior real estate programs that have closed offerings since January 1, 2003 and that have similar or identical investment objectives to Cornerstone Growth & Income REIT, Inc.  All results are through December 31, 2007.

CORNERSTONE REALTY FUND, LLC

	2003	2004	2005	2006	2007
Gross Revenues	$887,690	$1,285,180	$2,131,135	$3,674,256	$4,159,381
Profit on sale of properties	—	—	—	—	305,609
Other Income	25,542	39,095	290,841	303,791	140,708
Less: Operating expenses	472,958	731,247	1,337,393	2,123,841	1,917,179
Interest expense	3,993	—	—	—	—
Depreciation & amortization	115,063	227,454	456,308	980,419	1,052,985
Net Income—GAAP Basis	$321,218	$365,574	$628,275	$873,786	$1,635,534
Taxable Income (Loss)
—from operations	$321,218	$365,574	$628,275	$873,786	$1,329,924
—from gain on sale (ordinary income)	—	—	—	—	305,609
—from gain on sale (capital gain)	—	—	—	—	—
Cash generated from operations	436,281	711,938	1,325,355	1,809,558	2,333,986
Cash generated from sales	—	—	—	—	2,924,617
Cash generated from refinancing	—	—	—	—	—
Cash generated from operations, sales and refinancing	436,281	711,938	1,325,355	1,809,558	5,258,603

Less: Cash distributions to
—from operating cash flow	353,590	711,938	1,325,355	1,809,558	2,333,986
—from sales and refinancing	—	—	—	—	—
—capital contribution from managing member	174,103	—	412,035	—	—
—from return of capital	—	235,611	75,555	690,192	166,013
	527,693	947,549	1,812,945	2,499,750	2,499,999
Cash generated (deficiency) after cash distributions	(91,412)	(235,611)	(487,590)	(690,192)	2,758,604
Special items:
—Net proceeds from offering	6,692,090	11,668,875	18,266,507	—	—
—Capital contribution from managing member, net	174,103	—	412,035	—	—
—Advances from (Repayments to) Managing	(134,040)	59,839	—	—	—
—Distribution to managing member	—	—	—	—	(262,046)
—Deferred Offering Costs	(299,020)	(520,180)	(819,580)	—	—
—Change in Working Capital	44,334	(405,539)	449,074	(40,440)	(259,954)
—Property acquisitions and improvements	(5,984,796)	(237,768)	(16,125,283)	(10,509,703)	(162,938)
—Units repurchased and retired	—	—	—	—	(121,500)
Cash generated (deficiency) after cash distributions and special items	$401,259	$10,329,616	$1,695,163	$(11,240,335)	$1,952,166
Tax and Distribution Data per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
—from operations	$26.49	$16.67	$14.94	$17.48	$26.62
—from 1231 gain	0.00	0.00	0.00	0.00	6.12
Capital gain (loss)	0.00	0.00	0.00	0.00	0.00
Cash Distributions to Investors
Source (on GAAP basis)
—Investment income	29.15	32.47	31.51	36.19	46.71
—Return of capital	0.00	10.74	1.80	13.80	3.32
—Other	14.36	0.00	9.80	0.00	0.00
Source (on cash basis)
—Operations	29.15	32.47	31.51	36.19	46.71
—Refinancing	0.00	0.00	0.00	0.00	0.00
—Sales	0.00	0.00	0.00	0.00	0.00
—Other	14.36	10.74	11.59	13.80	3.32
Amount remaining invested at the end of the period (expressed as a percentage of the amount originally invested in the property)	100%	100%	100%	100%	100%

Prior performance is not indicative of future results.

P-4

TABLE V

SALES OR DISPOSALS OF PROPERTIES

January 1, 1999 Through December 31, 2007

(Unaudited)

Project Name		Date Acquired	Date of Final Sale	Average Holding Period (Years)	Total Acquisition Improvement Cost ($)(1)	Net Sales Price ($)(2)	Profit from Sales ($)	Sales Profit (%)(3)	Annualized Sales Profit (%)(4)	Excess of Property Operational Cash Receipts Over Cash Expenditures ($)
1	White Star I	2/5/1999	12/20/2002	2.5	11,943,610	15,250,855	3,307,245	27.7%	11.08%	490,938
2	White Star Phase II	2/5/1999	9/17/1999	0.6	4,462,458	4,570,830	108,372	2.4%	3.96%	41,785
3	Carson Phase II	8/15/1997	4/26/2002	3.9	6,474,508	10,093,703	3,619,195	56.5%	14.90%	570,686
4	The Park	11/22/1993	2/8/2001	6.5	3,204,187	4,797,947	1,593,760	50.2%	7.84%		(5)
5	Tamarack	4/4/1993	12/13/2000	6.7	1,240,796	1,649,848	409,052	34.8%	5.21%		(5)
6	Van Buren	5/31/1995	2/4/2000	4.1	1,854,165	2,999,903	1,145,738	61.7%	15.36%		(5)
7	Torrance Amapola Partners	12/15/1995	1/7/2000	4.1	4,795,045	6,597,929	1,802,884	37.6%	9.25%		(5)
8	Walnut II	7/2/1992	4/9/1999	6.8	530,248	697,893	167,645	31.6%	4.67%		(5)
9	Westlake II	12/22/1993	10/13/1999	5.7	1,380,423	2,260,409	879,986	63.8%	11.15%		(5)
10	Baldwin Business	12/5/1996	8/30/1999	2.7	6,945,313	8,420,579	1,475,266	21.2%	7.77%		(5)
11	Sky Harbor Business	12/27/2002	4/16/2007	4.3	2,866,645	3,029,981	163,336	5.7%	1.32%	128,419
	Totals			4.4	45,697,398	60,369,877	14,627,479	32.1%	7.38%

Notes:

(1)	Total Acquisition and Improvement Costs ($) includes total acquisition costs, capital improvements, closing and soft costs, but does not include carrying costs of mortgage financing on the properties.

(2)	The Net Sales Price ($) is the sales price of the properties less all escrow closing costs, including sales commissions, title insurance and escrow fees.

(3)	Sales Profit (%) is Profit from Sales ($) divided by the Total Acquisition and Improvement Cost ($).

(4)

Annualized Sales Profit (%) represents gains on sales of properties, which is in addition to cash flow from rental operations. The Annualized Sales Profit (%) is the Sales Profit (%) divided by the Average Holding Period.

(5)

Project was subdivided and sold in units. Sponsor did not record operational cash receipts and expenditures on a unit by unit basis. Accordingly, the excess of operational cash receipts over expenditures for these projects is not available.

Prior performance is not indicative of future results.

P-5

APPENDIX A

SUBSCRIPTION AGREEMENT (SAMPLE) WITH INSTRUCTIONS

Cornerstone Growth & Income REIT, Inc.

1920 Main Street, Suite 400

Irvine, California 92614

Ladies and Gentlemen:

The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of shares of common stock (“Shares”) of Cornerstone Growth & Income REIT, Inc., a Maryland corporation (the “Company”), set forth on such Subscription Agreement Signature Page. Payment for the Shares is hereby made by check payable during the escrow impound period to “U.S. Bank National Association” and following the escrow impound period to “Cornerstone Growth & Income REIT, Inc.”

I hereby acknowledge receipt of the Prospectus of the Company dated June 20, 2008 and any current prospectus supplement(s) to the Prospectus filed thereafter (collectively, the “Prospectus”). I agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus. I agree that subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. If I am investing during the escrow impound period, I acknowledge that U.S. Bank National Association is merely acting as an escrow agent. U.S. Bank National Association has done no due diligence on the offering and has not endorsed, recommended or guaranteed the purchase, value or repayment of any securities purchased. SALE OF SHARES PURSUANT TO THIS SUBSCRIPTION AGREEMENT WILL NOT BE EFFECTIVE UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE AN INVESTOR HAS RECEIVED A FINAL PROSPECTUS AND UNTIL THE INVESTOR HAS RECEIVED A CONFIRMATION OF PURCHASE.

Prospective investors should be aware that:

(a) The assignability and transferability of the Shares is restricted and will be governed by the Company’s Articles of Incorporation, as amended, and Bylaws and all applicable laws as described in the Prospectus.

(b) Prospective investors should not invest in Shares unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

(c) There is no public market for the Shares and, accordingly, it may not be possible to readily liquidate an investment in the Company.

REGISTRATION OF SHARES

The following requirements have been established for the various types of ownership in which Shares may be held and registered. Subscription Agreements must be executed and supporting material must be provided in accordance with these requirements.

1.  INDIVIDUAL OWNER: One signature required.

2.  JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: Each joint tenant must sign.

3.  TENANTS IN COMMON: Each tenant in common must sign.

4.  COMMUNITY PROPERTY: Only one investor must sign.

5.  PENSION OR PROFIT SHARING PLANS: The trustee must sign the Signature Page.

6.  RUST: The trustee must sign. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

7.  CORPORATION: An authorized officer must sign. The Subscription Agreement must be accompanied by a certified copy of the resolution of the Board of Directors designating the executing officer as the person authorized to sign on behalf of the corporation and a certified copy of the Board’s resolution authorizing the investment.

8.  PARTNERSHIP: Identify whether the entity is a general or limited partnership. Each general partner must be identified and must sign the Subscription Agreement Signature Page. In the case of an investment by a general partnership, all partners must sign.

9.  LIMITED LIABILITY COMPANY: Identify whether the entity is manager managed or member managed. Each manager must be identified and must sign the Subscription Agreement Signature Page.

10.  IRAS, IRA ROLLOVERS AND KEOGHS: The officer (or other authorized signer) of the bank, trust company, or other fiduciary of the account must sign. The address of the bank, trust company or other fiduciary must be provided in order to receive checks and other pertinent information regarding the investment.

INSTRUCTIONS TO SIGNATURE PAGE

Please refer to the following instructions in completing the Signature Page contained below. Failure to follow these instructions may result in the rejection of your subscription.

1. INVESTMENT. A minimum investment of $2,000 (200 Shares), $2,500 in New York (250 shares) or $1,000 (100 Shares) for IRAs, Keoghs and Tax Qualified Plans is required. A CHECK FOR THE FULL PURCHASE PRICE OF THE SHARES SUBSCRIBED FOR SHOULD BE MADE PAYABLE DURING THE ESCROW IMPOUND PERIOD TO THE ORDER OF “U.S. BANK NATIONAL ASSOCIATION” AND FOLLOWING THE ESCROW IMPOUND PERIOD TO THE ORDER OF “CORNERSTONE GROWTH & INCOME REIT, INC.” The Company will not accept cash, starter or counter checks, money orders or travelers’ checks due to .anti-money laundering considerations. Please indicate the state in which the sale was made.

2. ADDITIONAL INVESTMENTS. Please check the box if you intend to make additional investments.

3. TYPE OF OWNERSHIP. Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

4. and 4A. REGISTRATION NAME AND ADDRESS. Please enter the exact name in which the Shares are to be held. For joint tenants with right of survivorship or tenants in common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All U.S. investors must complete the space provided for taxpayer identification number or social security number. Please also enter the mailing address and telephone numbers of the registered owner of this investment.  In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birth date and occupation of the registered owner unless the registered owner is a partnership, corporation or trust. By completing Section 4 or 4A, the investor is certifying that the taxpayer identification number, social security number or other form of identification is correct. For Non-U.S. investors, the identification number should be: (i) the alien identification number and country of issuance, (ii) the national identification number and country of issuance or (iii) the passport number and country of issuance.  If none of these forms of identification are available, the subscriber should provide another documentary number, including a description of the document and country of issuance.

5 and 5A. INVESTOR NAME AND ADDRESS. Complete this Section only if the investor’s name and address is different from the registration name and address provided in Section 4 or 4A. If the Shares are registered in the name of a trust, enter the name, address, telephone number, social security number, birth date and occupation of the beneficial owner of the trust.

6. SUITABILITY. Only persons meeting the standards set forth under the Section of the Prospectus entitled “Suitability Standards” may purchase Shares. Please complete this Section so that the Company and your Broker-Dealer can asses whether your subscription is suitable given your financial condition and investment objective. The Company and the Broker-Dealer named on the Subscription Agreement Page in writing if at any time he/she fails to meet the applicable suitability standards or he/she is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement.

7. CONSENT TO ELECTRONIC DELIVERY OF DOCUMENTS. Please initial where indicated if you consent to receiving documents from the Company electronically.

8. SUBSCRIBER SIGNATURES. Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. Each investor must sign and date this Section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign. PLEASE NOTE THAT THESE SIGNATURES ARE NOT REQUIRED TO BE NOTARIZED.

9. DISTRIBUTION REINVESTMENT PLAN. By electing the Distribution reinvestment plan, the investor elects to reinvest 100% of cash distributions otherwise payable to such investor in Shares of the Company. The investor agrees to notify the Company and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement. If cash distributions are to be sent to an address other than that provided in Section 4 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.

10. BROKER-DEALER OR INDEPENDENT INVESTMENT ADVISER. Who must sign this Section? If the investment is made through an investment adviser unaffiliated with a broker-dealer (“Independent Investment Adviser”), this Section 8 must be signed by an authorized representative of the Investment Adviser. Otherwise, this section must be signed by an authorized representative of the participating Broker-Dealer.

Required Representations.  By signing this section, the Broker-Dealer or Independent Investment Adviser represents that it has made every reasonable effort to determine that the purchase of Shares in this offering is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor’s financial situation and investment objectives. In making this determination, the Broker-Dealer or Independent Investment Adviser ascertained that the prospective stockholder:

•                  meets the minimum income and net worth standards set forth in the Prospectus at “Suitability Standards”;

•                  can reasonably benefit from an investment in the stock based on the prospective stockholder’s overall investment objectives and portfolio structure;

•                  is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and

•                  has apparent understanding of:

•                  the fundamental risks of the investment;

•                  the risk that the stockholder may lose the entire investment;

•                  the lack of liquidity of the stock;

•                  the restrictions on transferability of the stock;

•                  the background and qualifications of our advisor and its affiliates; and

•                  the tax consequences of the investment.

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. The Broker-Dealer or Independent Investment Adviser agrees to maintain records of the information used to determine that an investment in stock is suitable and appropriate for the stockholder for a period of six years.

In addition, the registered representative of a Broker-Dealer represents that he or she and the Broker-Dealer are duly licensed to offer the stock in the state where the investment was made and in the state of the investor’s address set forth in Section 1 of the Subscription Agreement Signature Page. An Independent Investment Adviser represents that such adviser is either registered under the Investment Advisers Act of 1940 or exempt from registration.

Regular Commission or Deferred Commission Option.  Broker-Dealers should select either the regular commission structure or the deferred commission option. “Full commission” may not be selected if the investment is made through an Independent Investment Advisor compensated on a fee-for-service basis in connection with the sale or if the purchase is for a Broker-Dealer, its retirement plan or its representative (or the retirement plan or family members of its representative).

SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE. The Subscription Agreement Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements may be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Company. Please note these signatures are not required to be notarized.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT SIGNATURE PAGE, PLEASE CALL (949) 852-1007.

SAMPLE

2401 Kerner Boulevard • San Rafael, CA 94901

Cornerstone Growth & Income REIT, Inc.

Subscription Agreement Signature Page

(See Prospectus for Subscription Agreement with Instructions)

1. INVESTMENT

# of Shares:	Total $ Invested:	Primary State of Residence:
(# Shares X $10 = $ Invested) Minimum Purchase: $2,000, $2,500 for New York residents
($1,000 for IRAs, Keoghs or Qualified Plans)

☐	Initial investment	☐	Additional investment (minimum $100)

☐	Check this box to elect the Deferred Commission Option, as described in the Prospectus. (Broker-Dealer listed below must agree to this election.)

☐	Check this box if you are purchasing Shares from a registered investment advisor in a fee only account. Advisor must also agree to this election in section 10.

2. ADDITIONAL INVESTMENT SUITABILITY ACKNOWLEDGEMENT

☐

Check this box to indicate your agreement to notify the company in writing prior to making additional investments in the company if you fail to meet the suitability standards or are unable to make the representations in section 6 at the time of each additional investment. If additional investments are made, please include social security number on your check. The minimum additional investment is $100. All additional investments must be made in increments of $100.

3. TYPE OF OWNERSHIP

See “Registration of Shares” in the Subscription Agreement for a description of ownership types.

☐	Individual	☐	Keogh(1), (2)	☐	Trust (2) /Trust Type (provide copies of first and last pages)

☐	Joint Tenant with Right of Survivorship(1)	☐	Qualified Pension Plan(1), (2) (provide a copy of the plan)	☐	Limited Liability Company (provide a copy of Corporate Resolution)

☐	Tenants in Common(1)	☐	Qualified Profit Sharing Plan(1), (2) (provide a copy of the plan)	☐	Partnership/Type (2) (provide a copy of Partnership Agreement)

☐	Community Property(1)	☐	Corporation (provide a copy of Corporate Resolution)	☐	Transfer on Death (Can only be chosen in conjunction with individual and JTWROS ownership types. Not allowed by all states)

☐	IRA(1), (2)	☐	Other Specify:

(1) Two (2) signatures required in Section 8. (2) Complete Sections 4 and 5.

SAMPLE

4. REGISTRATION NAME AND ADDRESS (Custodian, Trust, or Individual) Print name(s) in which shares are to be registered. Custodian must sign in section 8.

Name (include Mr., Mrs., Dr., etc.):	Date of Birth

Tax I.D. Number/Social Security Number

Name (include Mr., Mrs., Dr., etc.):	Date of Birth

Tax I.D. Number/Social Security Number

Street Address	Suite

City	State	Zip	Custodian Account # (If applicable)

Home Phone Number	Business Phone Number	E-mail Address

5. INVESTOR NAME AND ADDRESS (Complete only if different from registration name and address)

Name (include Mr., Mrs., Dr., etc.):	Date of Birth

Tax I.D. Number/Social Security Number

Street Address	Suite

City	State	Zip

Home Phone Number	Business Phone Number	E-mail Address

4A. REGISTRATION NAME AND ADDRESS (For non U.S. Investors Only)

Print name(s) in which shares are to be registered. Include Custodian, Trust or Individual(s) as applicable.

Name (include Mr., Mrs., Dr., etc.):	Date of Birth

Citizen and Country of Residency (if different)	Identification Number and Country of Issuance

Name (include Mr., Mrs., Dr., etc.):	Date of Birth

Citizen and Country of Residency (if different)	Identification Number and Country of Issuance

Street Address	Suite

City	State	Zip	Custodian Account # (If applicable)

Home Phone Number	Business Phone Number	E-mail Address

5A. INVESTOR NAME AND ADDRESS (Complete only if different from registration name and address in section 4A) ( For non-U.S. Investors only)

Name (include Mr., Mrs., Dr., etc.):	Date of Birth

Citizen and Country of Residency (if different)	Identification Number and Country of Issuance

Street Address	Suite

City	State	Zip

Home Phone Number	Business Phone Number	E-mail Address

6. SUITABILITY (Must be completed to subscribe)

Occupation:	Annual Income:	Net Worth:

Investment Objectives:

Nature of Other Investments or Securities Holdings:

SAMPLE

7. CONSENT OF ELECTRONIC DELIVERY OF DOCUMENTS

(a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification of the availability of a document in electronic format. The notification e-mail may or may not contain the actual document. If not, the notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer.

(b) I acknowledge documents distributed electronically may be distributed in Adobe’s Portable Document Format (PDF). The Adobe Acrobat Reader software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format.

(c) I acknowledge that I may receive at no cost from the deliverer(s) a paper copy of any documents delivered electronically if I contact the deliverer by regular mail (1920 Main Street, Suite 400, Irvine, CA 92614).

(d) For the above named issuer, the documents will be maintained for a minimum of 6 months (unless the earlier document is superseded by a subsequent document) and a maximum of 12 months from the date of posting to the web site. Specific cancellation dates will be noted on the documents themselves.

(e) I understand that I will be provided with a paper copy of any document intended to be delivered electronically, if the deliverer is made aware that electronic delivery has failed.

(f) I understand that my consent may be revoked or changed, including any change in electronic mail address to which documents are delivered at any time by notifying the deliverer of such revised or revoked consent by regular mail (1920 Main Street, Suite 400, Irvine, CA 92614).

(g) Please initial one of the following options:

I consent to the electronic delivery of the documents that the deliverer elects to deliver to me electronically,
Initials	Initials

all in accordance with my instructions above or otherwise in writing. This includes documents filed with the Securities and Exchange Commission including but not limited to prospectus, supplements, 10Ks, 10Qs, 8Ks, and proxy statements as well as press releases, regular distribution reports, 1099s, and other documents provided to the company’s stockholders generally.

I DO NOT consent to electronic delivery
Initials	Initials

8. SUBSCRIBER SIGNATURES

Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

I have received the Prospectus of Cornerstone Growth & Income REIT, Inc.
Initials	Initials

I have received the Prospectus at least 5 days prior to the date I am signing this Subscription Agreement.
Initials	Initials	(This representation is not required for Minnesota residents)

I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a
Initials	Initials

net worth (as described above) of at least $70,000 and had during the last year or estimate that I will have during the current tax year a minimum of $70,000 annual gross income, or if my primary residence is in Alabama, Kansas, Kentucky, Massechusetts, Michigan, Ohio or Pennsylvania that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards” and specifically acknowledged by me in Section 11 of this Subscription Agreement.

I am purchasing the Shares for my own account and acknowledge that the investment is not liquid.
Initials	Initials	I am NOT a citizen of the United States.

		I am a citizen of the United States. OR	Initials
Initials	Initials	Initials

I understand that I will not be admitted as a stockholder if such admission is prohibited by U.S. laws
Initials	Initials

I acknowledge that the information provided on this Subscription Agreement may be screened against the
Initials	Initials

U.S. Department of the Treasury’s List of Specially Designated Nationals and Blocked Persons. I consent to such screening and understand that the Agreement will not be accepted until such screening is completed. I further understand that the Subscription Agreement may be denied based on such screening.

I declare that the information supplied above is true and correct and may be relied upon by the Company in connection with my investment in the Company. Under penalties of perjury, by signing this Subscription Agreement Signature Page, I hereby certify that (a) I have provided my correct Taxpayer Identification Number (or I am waiting for a number to be issued), and (b) I am not subject to back-up withholding as a result of a failure to report all interest and dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding, and (c) I have the authority to enter into this Subscription Agreement on behalf of the person(s) or entity registered in Sections 4 and/or 5 above. NOTE: CLAUSE (b) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE INVESTOR IS SUBJECT TO BACKUP WITHHOLDING. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. (Non-U.S. investors will be required to complete the appropriate W-8 series)

Date
Signature of Investor, Trustee, Custodian, Administrator	Signature of Investor, Trustee, Custodian, Administrator

Notice to Subscriber. The sale of shares pursuant to this Subscription Agreement will not be effective until at least five business days after the date the subscriber has received a final prospectus and until the subscriber has received a confirmation of purchase.

9. DISTRIBUTIONS

☐            Check this box to participate in the Distribution Reinvestment Plan. By checking this box, you agree to notify the company in writing if at any time you fail to meet the suitability standards or are unable to make the representations in section 6. If additional investments are made, please include social security number on your check. The minimum additional investment is $100.

☐            Check this box and complete Distribution Authorization Form ONLY to direct distributions to a party other than registered owner.

SAMPLE

10. BROKER/DEALER (TO BE COMPLETED BY THE REGISTERED REPRESENTATIVE)

The Broker-Dealer or authorized representative must sign below to complete the order. Broker-Dealer or authorized representative warrants that it is a duly licensed Broker-Dealer and may lawfully offer shares in the state designated as the investor’s address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he has reasonable grounds to believe this investment is suitable as defined in Section 3(b) of the Rules of Fair Practice of the FINRA Manual and that he has informed the subscriber of all aspects of liquidity and marketability of this investment as required by Section 4 of such Rules of Fair Practice.

Broker/Dealer Name	Broker/Dealer Phone Number

Broker/Dealer Street Address	Suite

City	State	Zip

Email Address of Registered Representative

Name of Registered Representative	Phone Number of Registered Representative

Address of Registered Representative	Suite

City	State	Zip

		☐	Check this box to agree to a regular commission structure
☐	Check this box to agree to an advisor fee only account	☐	Check this box to agree to a Deferred Commission Option

Registered Representative Signature	Broker/Dealer Signature, if Required	Date

11. SUITABILITY STANDARDS

For Kentucky Residents
Initials	Initials	My investment in this and other direct participation programs is not more than one-tenth of my liquid net worth

For Alabama, Michigan, and Pennsylvania Residents
Initials	Initials	My investment in this program is not more than one-tenth of my net worth

For Massechusetts and Ohio Residents
Initials	Initials	My investment in this program and all other Cornerstone programs is not more than one-tenth of my net worth

For Kansas Residents
Initials	Initials

I acknowledge that it is recommended by the office of the Kansas Securities Commissioner that my aggregate investment in the Shares and similar direct participation investments should not exceed more than one-tenth of my “liquid net worth,” which is that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

12. PAYMENT AND MAILING (NOTE: Qualified Plans - Send to Custodian for processing. DO NOT SEND directly to Cornerstone.)

SUBMISSION INSTRUCTIONS	WIRING INSTRUCTIONS	CONTACT INFORMATION
Mail completed subscription agreement with all signatures and check made payable to:	Call Cornerstone for wiring instructions	(877) 805-3333 (949) 852-1007 Phone (949) 852-2729 Fax info@crefunds.com

Cornerstone Growth & Income REIT, Inc. c/o Phoenix American Financial Services, Inc. 2401 Kerner Boulevard San Rafael, CA 94901

13. ACCEPTANCE

Authorized Signature	Date

© 2007 Cornerstone Real Estate Funds. Securities Offered Through Pacific Cornerstone Capital Inc. Member FINRA and SIPC.

C-CB-01

APPENDIX B

DISTRIBUTION REINVESTMENT PLAN

Cornerstone Growth & Income REIT, Inc., a Maryland corporation (the “Company”), has adopted a distribution reinvestment plan (the “DRIP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s Charter unless otherwise defined herein.

1.  Distribution reinvestment.  As agent for the stockholders (“Stockholders”) of the Company who (i) purchase shares of the Company’s common stock (the “Shares”) pursuant to the Company’s Initial Public Offering, or (ii) purchase Shares pursuant to any future offering of the Company (a “Future Offering”), and who elect to participate in the DRIP, the Company will apply all distributions declared and paid in respect of the Shares held by each participating Stockholder (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRIP, to the purchase of the Shares for such participating Stockholders directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the participating Stockholder’s state of residence.

Additionally, as agent for the holders of limited partnership interests (the “OP Interests”) of Cornerstone Growth & Income Operating Partnership, L.P. (the “Partnership”) who (i) acquire such interest in the Partnership pursuant to the Partnership’s private placement of its limited partnership units (the “Private Placement”), or (ii) pursuant to any other transactions of the Partnership, and who elect to participate in the DRIP (together with the participating Stockholders, the “Participants”), the Partnership will apply all distributions declared and paid in respect of the OP Interests held by each Participant (also referred to as “Distributions” for purposes of this DRIP), including Distributions paid with respect to any full or fractional OP Interests acquired, to the purchase of the Shares for such Participant directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.

2.  Effective Date.  The DRIP will become effective on the effective date of the Company’s initial public offering. Any amendment to the DRIP shall be effective as provided in Section 9.

3.  Procedure for Participation.  Any Stockholder or holder of OP Interests, who purchases Shares pursuant to the Initial Public Offering or any Future Offering, or OP Interests pursuant to the Private Placement or other Partnership transaction and who has received a prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Partnership, the Dealer Manager or Soliciting Dealer. Participation in the DRIP will begin with the next Distribution payable after receipt of a Participant’s accepted subscription, enrollment or authorization. Shares will be purchased under the DRIP on the date that Distributions are paid by the Company or the Partnership, as the case may be. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange, he or she fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

4.  Purchase of Shares.  Participants may acquire up to 10,000,000 DRIP Shares from the Company at a purchase price equal to the higher of $9.50 per share or 95% of the fair market value of a share of our common stock as estimated by our board of directors or a firm chosen by our board of directors, until the earliest of (i) the date that all of the DRIP Shares registered have been issued or (ii) all offerings terminate and the Company elects to deregister with the SEC the unsold DRIP Shares. Participants in the DRIP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire DRIP Shares to the extent that any such purchase would cause such Participant to exceed the Ownership Limit as set forth in the Charter or otherwise would cause a violation of the share ownership restrictions set forth in the Charter.

Shares to be distributed by the Company in connection with the DRIP may (but are not required to) be supplied from: (a) the DRIP Shares registered with the SEC in connection with the Company’s Initial Public Offering, (b) Shares to be registered with the SEC in a Future Offering for use in the DRIP (a “Future Registration”), or (c) Shares of the Company’s common stock purchased by the Company for the DRIP in a secondary market (if available) or on a national stock exchange (if listed) (the “Secondary Market”).

B-1

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be used for purposes of issuing Shares in the DRIP. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the DRIP may be at prices lower or higher than the Share price which will be paid for the DRIP Shares pursuant to the Initial Public Offering.

If the Company acquires Shares in any Secondary Market for use in the DRIP, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRIP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the DRIP, the Company is in no way obligated to do either, in its sole discretion.

5.  Taxation of Distributions.  The reinvestment of Distributions in the DRIP does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan.

6.  Stock Certificates.  The ownership of the Shares purchased through the DRIP will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

7.  Reports.  Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distribution payments and amounts of Distributions paid during the prior fiscal year.

8.  Termination by Participant.  A Participant may terminate participation in the DRIP at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRIP with respect to the transferred Shares. Any transfer of OP Interests by a Participant to a non-Participant at any time will terminate participation in the DRIP with respect to the transferred OP Interests. Upon termination of DRIP participation for any reason, Distributions paid subsequent to termination will be distributed to the Stockholder or holder OP Interests in cash.

9.  Amendment or Termination of DRIP by the Company.  The Board of Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRIP for any reason upon 10 days’ written notice to the Participants.

B-2

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Our shares are not FDIC insured, may lose value and are not bank guaranteed. See “Risk Factors” beginning on page 16 to read about risks you should consider before buying shares of our stock.

Cornerstone

Growth & Income REIT, Inc.

Maximum Offering of

$400,000,000 —

40,000,000 Shares

of Common Stock

Minimum Offering of

$1,000,000 —

100,000 Shares

of Common Stock

PROSPECTUS

Pacific Cornerstone Capital, Inc.

June 20, 2008

SUPPLEMENT NO. 8

DATED APRIL 17, 2009

TO THE PROSPECTUS DATED JUNE 20, 2008

OF CORNERSTONE GROWTH & INCOME REIT, INC.

This document supplements, and should be read in conjunction with, the prospectus of Cornerstone Growth & Income REIT, Inc. dated June 20, 2008.  Supplement No. 8 supersedes and replaces all prior supplements to the prospectus.  As used herein, the terms “we,” “our” and “us” refer to Cornerstone Growth & Income REIT, Inc. and, as required by context, Cornerstone Growth & Income Operating Partnership, L.P., which we refer to as our “Operating Partnership.” Capitalized terms used in this supplement have the same meanings as set forth in the prospectus. The purpose of this supplement is to disclose:

•	operating information, including the status of our public offering, compensation paid to our advisor and its affiliates, recent and potential real property investments, and distribution information;

•	a change in suitability standards applicable to investors in Michigan and Oregon;

•	an update regarding certain risks related to an investment in us;

•	an update regarding our estimated use of proceeds;

•	information about changes to our board of directors and committees;

•	an update to information regarding the prior performance of Cornerstone-sponsored programs;

•	an update regarding changes to federal tax laws affecting REITs;

•	an update to the discussion regarding the annual valuation requirement for employee benefit plan fiduciaries;

•	a change regarding sales made through fee-for-service investment advisors;

•	information regarding documents incorporated by reference into our prospectus;

•	an update to the experts section of our prospectus; and

•	updated prior performance tables for the year ended December 31, 2008.

OPERATING INFORMATION

Status of the Offering

We are offering up to 40,000,000 shares of common stock at $10 per share in our offering.  As of March 20, 2009, we had sold approximately 1.5 million shares of common stock in our ongoing offering and raised gross offering proceeds of approximately $14.5 million.

Management Compensation

The following information supplements the sections of our Prospectus captioned “Questions and Answers About This Offering— What fees and reimbursements will your advisor and its affiliates receive in connection with this offering?” on pages 8-10 and “Management Compensation” on pages 43-51 of the Prospectus.

Type of Compensation	Amounts Paid or Reimbursed - Inception to December 31, 2008

Offering Stage

Sales Commissions	$683,000
Dealer Manager Fee	$314,000
Organization and Offering Expenses	$342,000	(1)

Acquisition and Operational Stage

Acquisition Fees	$199,000
Acquisition Expenses	$—
Asset Management Fee	$—
Operating Expenses	$358,000
Property Management and Leasing Fees	$—

1

Listing/Liquidation Stage

Subordinated Disposition Fee	We had not paid or incurred any subordinated disposition fees as of December 31, 2008.

Subordinated Participation in Net Sale Proceeds (payable only if we are not listed on an exchange)	We had not paid or incurred any subordinated participation in net sale proceeds as of December 31, 2008.

Subordinated Performance Fee Due Upon Termination	We had not paid or incurred any subordinated performance fees as of December 31, 2008.

Subordinated Incentive Listing Fee	We had not paid or incurred any subordinated incentive listing fees as of December 31, 2008.

(1)      At times during our offering stage, the amount of organization and offering expenses that we incur, or that our advisor and its affiliates incur on our behalf, may exceed 3.5% of the gross offering proceeds then raised, but our advisor has agreed to reimburse us to the extent that our organization and offering expenses exceed 3.5% of aggregate gross offering proceeds at the conclusion of our offering. In addition, our advisor will also pay any organization and offering expenses to the extent that such expenses, plus sales commissions and the dealer manager fee (but not the acquisition fees or expenses) are in excess of 13.5% of gross offering proceeds.

Real Estate Investment Portfolio

Property Overview

The following is a summary of our property portfolio as of March 31, 2009:

Property Name	Location	Approximate Rentable Square Footage	Property Type	Date Acquired	Purchase Price	Approximate Annualized Base Rent per Square Foot	Approximate % Leased
Caruth Haven Court	Highland Park, Texas	46,083	Assisted Living Facility	1/22/09	$20,500,000	$70.35	79.12%

Debt Obligations

On January 22, 2009, in connection with the acquisition of the Caruth Haven Court, we entered into a $14.0 million acquisition bridge loan with Cornerstone Operating Partnership, L.P. Cornerstone Operating Partnership, L.P. is a wholly owned subsidiary of Cornerstone Core Properties REIT, Inc., a publicly offered, non-traded REIT sponsored by affiliates of our sponsor.  The loan is secured by our interest in the property, matures on January 21, 2010, with no option to extend and bears interest at a variable rate of 300 basis points over prime rate for the term of the loan.  We may repay the loan, in whole or in part, on or before January 21, 2010 without incurring any prepayment penalty.  Monthly installments on the loan are interest-only and the entire principal amount is due on the maturity date, assuming no prior principal prepayment.

2

Tenant Concentration and Lease Expirations

As of March 31, 2009, no single tenant accounted for 10.0% or more of the rentable square feet of our real estate operations.

Recent Property Acquisition

On January 22, 2009, we acquired from a third party entity not affiliated with us or our advisor, one real estate investment, a 75,000-square foot,  91-unit assisted-living facility located on approximately 2.2 acres of land in the Highland Park area north of Dallas, Texas, known as Caruth Haven Court.  The acquisition cost of Caruth Haven Court was approximately $20.5 million.  The acquisition was funded with proceeds from this offering and a bridge loan obtained from Cornerstone Operating Partnership, L.P., an affiliated entity.

Based on the historical net operating income for this property, the in-place yield at acquisition was approximately 6.52%.  We define in-place yield as the annualized historical net operating income generated by the property at the approximate time the property was acquired as a percentage of the acquisition costs of the property. We calculate net operating income as rental revenues, including common area expense reimbursements, less property operating expenses, including property taxes and insurance.  This measure should not be looked upon as an alternative measure of operating performance to US GAAP presentations provided with respect to our full portfolio.  Historical operating income for this  property is not necessarily indicative of future operating results. Our in-place yield may not be comparable to yields reported by other REITs that calculate net operating income or in-place yield differently from us.

We do not intend to make significant renovations or improvements to Caruth Haven Court and believe that the property is adequately insured. To qualify as a REIT, we cannot directly operate assisted-living facilities. Therefore, we have formed a wholly owned taxable REIT subsidiary, or TRS, and Caruth Haven Court will be operated pursuant to a lease with our TRS. Our TRS has engaged an unaffiliated management company to operate the assisted-living facility. Under the management contract, the manager has direct control of the daily operations of the property.

For federal income tax purposes, the depreciable basis of the property is estimated at approximately $11.1 million, which is subject to final adjustment. The depreciation expense will be calculated using the straight-line method, based upon an estimated useful life of 39-50 years for the building improvement costs and the related lease term for the tenant improvements. The real estate tax rate is approximately 2.50%, and annual real estate taxes are projected to be approximately $279,000 for the initial year subsequent to the purchase.

Potential Property Acquisition

We have entered into a commitment to purchase an existing assisted living facility, Windsor Oaks, a 36-unit assisted living facility, from Oaks Holding, LLC, an unaffiliated party, for a purchase price of  $4.5 million.  Except with respect to specific contingencies, our right to terminate the commitment without penalty expired on March 31, 2009 and our deposits become non-refundable.

The Windsor Oaks, consists of 36 assisted-living units in two adjacent, 8,800-square foot, single-story buildings, situated on approximately two acres of land in the Bradenton, Florida.  The facility was built in 1996 with major renovations completed in 2003.  Of the 36 units, half are assisted-living units and half are designated as memory care units.  The property is currently 100% occupied and has experienced average monthly occupancy of above 94% since January 2006. Windsor Oaks will be managed by Legend Senior Living, an affiliate of the existing manager.

In evaluating this property as a potential acquisition and determining the appropriate amount of consideration to be paid for the property, we considered a variety of factors including overall valuation of targeted net rental income, location, demographics, existing and planned competitive properties and price per square foot and analyzed how the property compares to comparable properties in its market.

We do not intend to make significant renovations or improvements to Windsor Oaks.  Our management believes that it is adequately insured.

In connection with entering into the commitment, we paid a $100,000 deposit to an escrow account, and under the terms of the agreement, we are obligated to pay our attorney fees and one half of certain closing costs, including, but not

3

limited to certain title insurance premiums, survey costs, recording costs and escrow charges. The closing date is currently scheduled for May 2009.  Although most contingencies have been satisfied and we expect to close in accordance with the terms of the agreement, there can be no assurance that remaining contingencies will be satisfied or that events will not arise that could prevent us from acquiring the property.

Distributions

In order to meet the requirements for being treated as a REIT under the Internal Revenue Code, we must pay distributions to our shareholders each taxable year equal to at least 90% of our net ordinary taxable income.  Until proceeds from our offerings are invested and generating operating cash flow sufficient to make distributions to stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of our offering or from borrowings in anticipation of future cash flow.  Our board generally declares distributions on a quarterly basis, portions of which are paid on a monthly basis.  Monthly distributions are paid based on daily record and distribution declaration dates so our investor will be entitled to be paid distributions beginning on the day that they purchase shares.

During the years ended December 31, 2008 and 2007, we paid distributions, including any distributions reinvested, aggregating approximately $124,000 and $0, respectively to our stockholders.  Because we had not yet acquired any real estate assets and had no cash flow from operations, all of these distributions were paid from proceeds of our public offering.  The following table shows the distributions paid based on daily record dates for each day during the period from January 1, 2007 through December 31, 2008, aggregated by quarter as follows:

Distribution Declared (1)
Period	Cash	Reinvested	Total
First quarter 2007	$—	$—	$—
Second quarter 2007	—	—	—
Third quarter 2007	—	—	—
Fourth quarter 2007	—	—	—
	$—	$—	$—

First quarter 2008	$—	$—	$—
Second quarter 2008	—	—	—
Third quarter 2008	14,000	18,000	32,000
Fourth quarter 2008	77,000	76,000	153,000
	$91,000	$94,000	$185,000

(1)          100% of the distributions declared during 2008 represented a return of capital for federal income tax purposes.  Of the distributions declared, $61,000 was unpaid at December 31, 2008.

The declaration of distributions is at the discretion of our board of directors, and our board will determine the amount of distributions on a regular basis.  The amount of distributions will depend on our funds from operations, financial condition, capital requirements, annual distribution requirements under the REIT provisions of the Internal Revenue Code and other factors our board of directors deems relevant. We may amend or terminate the distribution reinvestment plan for any reason at any time upon 10 days’ prior written notice to participants.

4

PROSPECTUS UPDATES

Suitability Standards

The following information supplements the discussion contained in the “Suitability Standards” section beginning on page 1 of the prospectus.

In addition to requiring Michigan and Oregon investors to meet the general suitability standards described in the prospectus, as of August 5, 2008 we will not sell shares to investors in Michigan or Oregon unless they represent they also have a net worth of at least 10 times their investment in us and our affiliates.

For purposes of determining suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.  In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the stock if such person is the fiduciary or by the beneficiary of the account.

Our advisor, those selling stock on our behalf and broker-dealers recommending the purchase of stock in this offering must make every reasonable effort to determine that the purchase of stock in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives.  See “Plan of Distribution — Suitability Standards” in the prospectus for a detailed discussion of the determinations regarding suitability that we require of all those selling stock on our behalf.

Risk Factors

Below are updates regarding some of the risks and uncertainties that could cause our actual results to differ materially from those presented in our forward-looking statements.  The risks and uncertainties described below should be read together with the risk factors disclosed in our prospectus dated June 20, 2008.

Recent disruptions in the financial markets and deteriorating economic conditions could adversely affect the values of our investments and our ongoing results operations.

Turmoil in the capital markets has constrained equity and debt capital available for investment in commercial real estate, resulting in fewer buyers seeking to acquire commercial properties and consequent reductions in property values.  Furthermore, the current state of the economy and the implications of future potential weakening may negatively impact commercial real estate fundamentals and result in lower occupancy, lower rental rates and declining values in our future portfolio.  The current downturn may impact our future tenants’ business operations directly, reducing their ability to pay base rent, percentage rent or other charges due to us.

Liquidity in the global credit market has been significantly contracted by market disruptions, making it costly to obtain new lines of credit or refinance existing debt, when debt financing is available at all.  We rely on debt financing to finance our properties and we expect to continue to use debt to acquire properties and other real estate-related investments.

The occurrence of these events could have the following negative effects on us:

•	the values of our future investments in commercial properties could decrease below the amounts we paid for the investments;

•	revenues from our future properties could decrease due to lower occupancy rates, reduced rental rates and potential increases in uncollectible receivables; and

•	we may not be able to refinance our future indebtedness or to obtain additional debt financing on attractive terms.

These factors could impair our ability to make distributions to you and decrease the value of your investment in us.

5

Current levels of market volatility are unprecedented.

The capital and credit markets have been experiencing volatility and disruption for more than 12 months.  In some cases, the markets have produced downward pressure on stock prices and credit capacity for certain issuers without regard to those issuers’ underlying financial and/or operating strength.  If current levels of market disruption and volatility continue or worsen, there can be no assurance that we will not experience an adverse effect, which may be material, on our business, financial condition, and results of operations.  Disruptions, uncertainty or volatility in the capital markets may also limit our access to capital from financial institutions on favorable terms, or at all, and our ability to raise capital through the issuance of equity securities could be adversely affected by causes beyond our control through ongoing extraordinary disruptions in the global economy and financial systems or other events.

There can be no assurance that actions of the United States Government, Federal Reserve, and other government and regulatory bodies for the purpose of stabilizing the financial markets will achieve the intended effect.

In an unprecedented response to the financial and economic crises affecting the banking system and financial markets and going concern threats to investment banks and other financial institutions, on October 3, 2008, former President Bush signed the Emergency Economic Stabilization Act of 2008 (“EESA”) into law.  Pursuant to the EESA, the United States Treasury has the authority to, among other things, purchase up to $700 billion of mortgage-backed and other securities from financial institutions for the purpose of stabilizing the financial markets.  The federal government, the Federal Reserve Board, and other government and regulatory bodies have taken or are considering other actions to address the financial crisis.  There can be no assurance as to what impact such actions will have on the financial markets, including the extreme levels of volatility currently being experienced.  Such continued volatility could materially and adversely affect our business, financial condition, and results of operations.

If we make distributions from sources other than our cash flow from operations, we will have fewer funds available for the acquisition of properties and our stockholders’ overall return may be reduced.

Our organizational documents permit us to make distributions from any source. We have and expect to continue to fund all or a substantial portion of our distributions from offering proceeds or borrowings, in anticipation of future operating cash flow. If we fund distributions from borrowings, sales of properties or the net proceeds from this offering, we will have fewer funds available for the acquisition of properties and our stockholders’ overall return may be reduced. Further, to the extent distributions exceed cash flow from operations, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain.

We are dependent on our affiliated dealer manager to raise funds in this offering.  Events that prevent our dealer manager from serving in that capacity would jeopardize the success of this offering and could reduce the value of your investment.

The success of this offering depends to a large degree on the capital-raising efforts of our affiliated dealer manager.  If we were unable to raise significant capital in this offering, our general and administrative costs would be likely to continue to represent a larger portion of our revenues than would otherwise be the case, which would likely adversely affect the value of your investment.  In addition, lower offering proceeds would limit the diversification of our portfolio, which would cause the value of your investment to be more dependent on the performance of any one of our properties.  Therefore, the value of your investment could depend on the success of this offering.

We believe that it could be difficult to secure the services of another dealer manager for a public offering of our shares should our affiliated dealer manager be unable to serve in that capacity.  Therefore, any event that hinders the ability of our dealer manager to conduct the offering on our behalf would jeopardize the success of the offering and could adversely affect the value of your investment.  A number of outcomes, including the risks discussed below, could impair our dealer manager’s ability to successfully serve in that capacity.

Our dealer manager has limited capital.  In order to conduct its operations, our dealer manager depends on transaction-based compensation that it earns in connection with offerings in which it participates.  If our dealer manager does not earn sufficient revenues from the offerings that it manages, it may not have sufficient resources to retain the personnel necessary to market and sell large amounts of shares on our behalf.  In addition, our dealer manager has also relied on equity investments from our affiliates in order to fund its operations, and our affiliates have relied on private offering proceeds in order to make such equity investments in our dealer manager.  Should our affiliates become unable or

6

unwilling to make further equity investments in our dealer manager, our dealer manager’s operations and is ability to conduct a successful public offering for us could suffer.

Our dealer manager has been the subject of a non-public inquiry by FINRA focused on private placements conducted by our dealer manager during the period from January 1, 2004 through October 31, 2007.  FINRA recently informed our dealer manager that it has concluded its inquiry.  FINRA has verbally indicated its intention to allege that the dealer manager violated NASD conduct rules 2210 (Communications with the Public), 3010 (Supervision) and 2110 (Standards of Commercial Honor and Principles of Trade) (which is now FINRA rule 2010) and has proposed significant sanctions.  It does not, however, propose to seek to limit our dealer manager from continuing to conduct its business. Our dealer manager believes that it has complied within the conduct requirements of these rules and intends to challenge these findings under FINRA’s dispute resolution protocol before an independent hearing panel.  If the hearing panel finds against the dealer manager and imposes sanctions against our dealer manager, its business could be materially adversely impacted.

Our dealer manager operates in a highly regulated area and must comply with a complex scheme of federal and state securities laws and regulations as well as the rules imposed by FINRA.  In some cases, there may not be clear authority regarding the interpretation of regulations applicable to our dealer manager.  In such an environment, the risk of sanctions by regulatory authorities is heightened.  Although these risks are also shared by other dealer managers of public offerings, the risks may be greater for our dealer manager because of the limited financial resources of our dealer manager and its affiliates.  Limited financial resources may make it more difficult for our dealer manager to endure regulatory sanctions and to continue to serve effectively as the dealer manager of this offering.  If our dealer manager cannot effectively serve as the dealer manager of this offering, this offering may be less successful and the value of your investment may be adversely affected.

If our involvement in a November 2008 newsletter article was held to be in violation of the Securities Act of 1933, we could be subject to potential liability. Investors in this offering should rely only on the statements made in the prospectus as supplemented to date in determining whether to purchase our shares.

On November 13, 2008, a commercial real estate research service published an article on its website and in a newsletter regarding our potential acquisition of an assisted-living facility in Dallas, Texas.  In addition to describing details of the proposed acquisition, the article included statements attributed to our chief executive officer regarding our current public offering.  The article was not reviewed by us prior to its publication, nor were our executive officers aware of the publication of the article prior to December 8, 2008.  If our involvement with the article were held by a court to be in violation of Section 5 of the Securities Act of 1933, we could be required to repurchase the shares sold to those purchasing shares from us who received the article before receiving a written prospectus for a period of one year following the date of any violation determined by the court to have occurred. The repurchase price would be the original purchase price, plus statutory interest from the date of purchase.

We would contest vigorously any claim that a Section 5 violation occurred; nevertheless, we cannot assure you that a court would agree with us.  Given the largely professional and institutional subscriber-base of the newsletter, we do not expect that material investment proceeds have been raised from those who received the article or viewed it online. However, because we do not know the amount of shares purchased from us, if any, from those who received the article before receiving a prospectus, we cannot know the amount of our potential liability should a court hold that a Section 5 violation occurred. Therefore, we cannot assure you that the ultimate outcome with respect to any such Section 5 claim would not materially adversely affect our operating results, financial position or liquidity.

ERISA fiduciaries are required to determine annually the fair market value of each asset in the ERISA plan based on liquidation value.  The annual statement of value that we will be sending to stockholders subject to ERISA and to certain other plan stockholders is only an estimate and may not comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law.

The annual statement of value will report the value of each share of our stock based as of the close of our fiscal year.  No independent appraisals will be obtained and the value will be based upon an estimated amount we determine would be received if our properties and other assets were sold as of the close of our fiscal year and if such proceeds, together with our other funds, were distributed pursuant to a liquidation.  However, the net asset value of each share of stock will be deemed to be $10.00 during this offering and for the first 18 months following the termination of this offering, unless our board of directors determines otherwise.  The basis for this valuation is that the current public offering price of a share of our common stock is $10.00 per share (ignoring purchase price discounts for certain categories of

7

purchasers).  However, this estimated value is likely to be higher than the price at which our stockholders could resell our stockholders’ shares because:

•

our public offering involves the payment of underwriting compensation and other directed selling efforts, which payments and efforts are likely to produce a higher sales price than could otherwise be obtained, and

•	there is no public market for our shares.

Moreover, this estimated value is likely to be higher than the amount our stockholders would receive per share if we were to liquidate at this time because of the up-front fees that we pay in connection with the issuance of our shares as well as the recent reduction in the demand for real estate as a result of the recent credit market disruptions and economic slowdown.

We will stop providing annual statements of value if our stock becomes listed for trading on a national stock exchange.

Estimated Use of Proceeds

The following information supplements the “Estimated Use of Proceeds” section on pages 34-35 of the prospectus.

We expect to have little, if any, cash flow from operations available for distribution to our stockholders until we make substantial investments in properties and other real estate-related investments.  Therefore, we anticipate paying all or a significant portion of initial distributions to stockholders from the proceeds of this offering or borrowings, in anticipation of future operating cash flow.  Until such time as cash flows from operations and other sources of cash are sufficient to fund such distribution payments, if ever, we will have used less than 88.82% of the gross proceeds in this offering (86.16% with respect to gross proceeds from our primary offering and 100% with respect to gross proceeds from our distribution reinvestment plan) for investment in real estate (including capitalized tenant improvements and leasing concessions and the payment of acquisition expenses).

Management

The information in the first sentence of the second paragraph of the “Board of Directors” section on page 36 of the prospectus is superseded as follows:

Board of Directors

Our board currently consists of eight directors, seven of whom are independent.

The information in the “Committees of the Board” section on page 36 of the prospectus and in the “Executive Officers and Directors” section on page 38 of the prospectus is superseded in its entirety as follows:

Committees of the Board of Directors

Many of the powers of the board of directors may be delegated to one or more committees. Our charter requires that each committee consist of at least a majority of independent directors.

Audit Committee

The audit committee selects the independent public accountants to audit our annual financial statements, reviews the plans and results of the audit engagement with the independent public accountants, approves the audit and non-audit services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls.  The current members of the audit committee are James Skorheim (Chairman), William Bloomer, Ronald Shuck and William Sinton.

Independent Directors Committee

In order to reduce or eliminate certain potential conflicts of interest, a majority of our independent directors, that is, the directors who are not affiliated with our advisor, approves all transactions between us and our advisor or its affiliates. Our charter authorizes the independent directors committee to act on any matter delegable by the board of directors under Maryland law. A majority of our independent directors will approve all transactions between us and our advisor or its affiliates. Our independent directors will be authorized to retain their own legal and financial advisors at our expense. Those conflict-of-interest matters that cannot be delegated to a committee under Maryland law must be acted upon by both the board of directors and the independent directors committee. The current members of the independent directors committee are William Bloomer (Chairman), Romeo Cefalo, Barry Chase, Steven Pearson, Ronald Shuck, William Sinton and James Skorhiem.

Compensation Committee

Our compensation committee discharges the board’s responsibilities relating to compensation of our executives.  The compensation committee administers the granting of stock options to our advisor, selected employees of our advisor and its directors, officers and affiliates based upon recommendations from our advisor and set the terms and conditions of

8

such options in accordance with our Employee and Director Long-Term Incentive Stock Plan.  Our compensation committee also has authority to amend the Employee and Director Long-Term Incentive Plan or create other incentive compensation and equity-based plans.  The current members of the compensation committee are Romeo Cefalo (Chairman), William Bloomer and James Skorheim.

Investment Committee

Our investment committee’s basic responsibility is to review the real estate investments proposed to be made by us, including investments in real estate through joint ventures, and to confirm that the real estate investments selected by our management are consistent with the investment limitations set forth in our charter and consistent with our acquisition policies, our primary investment focus, property selection criteria and conditions to closing. Our investment committee must consist of at least three directors, a majority of whom are “independent directors” as defined in our charter. The current members of the investment committee are Steven Pearson (Chairman), Barry Chase, Terry Roussel, Ronald Shuck and William Sinton.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors. Our directors serve for a term of one year or until their successors are duly elected and qualified. Our executive officers serve at the pleasure of our board of directors and have no fixed term of office.  We intend to purchase key man life insurance to cover transition and replacement costs for our key executive officers.

Name	Age	Positions
Terry G. Roussel	56	President, Chief Executive Officer and Director
Sharon C. Kaiser	64	Chief Financial Officer
Alfred J. Pizzurro	52	Senior Vice President and Secretary
William A. Bloomer	76	Independent Director
Romeo R. Cefalo	60	Independent Director
Barry A. Chase	52	Independent Director
Steven M. Pearson	61	Independent Director
Ronald Shuck	60	Independent Director
William C. Sinton	50	Independent Director
James M. Skorheim	57	Independent Director

Terry G. Roussel is one of the founders of the Cornerstone-related entities that commenced operations in 1989.  Mr. Roussel founded our business and has been our President and Chief Executive Officer and one of our directors since October 2006.  Mr. Roussel is the Chief Executive Officer and a Director of Cornerstone Leveraged Realty Advisors, LLC, our advisor, a position he also has held since October 2006.  Mr. Roussel is the President, Chief Executive Officer, a Director and the majority shareholder of Cornerstone Ventures, Inc., an affiliate of our advisor.  Since October 2004, Mr. Roussel has been the President, Chief Executive Officer and a director of Cornerstone Core Properties REIT, Inc.  He has served as Chief Executive Officer and a director of Cornerstone Realty Advisors, LLC, the advisor to Cornerstone Core Properties REIT, since July 2005.   Mr. Roussel is also a principal and the majority shareholder of Pacific Cornerstone Capital, Inc., the dealer-manager for our offering of securities.  Under Mr. Roussel’s direction, Cornerstone and its affiliates formed ten separate real estate investment funds and joint ventures.  In 1993, Cornerstone and its affiliates became managing joint venture partner with Koll Capital Markets Group, Inc., a wholly owned subsidiary of Koll Management Services, Inc. (now owned by CB Richard Ellis).

As managing partner of the above-described funds and joint ventures, Cornerstone and its affiliates were responsible for the acquisition, operation, leasing, and disposition of all jointly owned properties between Cornerstone and Koll.  In connection with acquiring properties for the account of these joint ventures, Mr. Roussel personally supervised the acquisition of each property, initiated and directed the business plan for each property, and arranged debt and equity financing for the acquisition of each property.

In 1985, Mr. Roussel started the Special Investments Group, a new division within Bank of America’s Capital Markets Group which provided real estate investment opportunities to the bank’s wealthiest private banking clients.  Between 1980 and 1985, Mr. Roussel was employed by Bateman Eichler, Hill Richards, Inc., a regional securities firm headquartered in Los Angeles, California.  In this capacity, Mr. Roussel was promoted to First Vice President and Manager

9

of the partnership finance department where he was responsible for the due diligence and marketing of all publicly registered real estate funds offered by the firm.

Mr. Roussel graduated with honors from California State University at Fullerton in 1976 with a B.A. in Business Administration with a concentration in Accounting.  Subsequent to graduation, Mr. Roussel joined the accounting firm of Arthur Andersen & Co. as an auditor and later transferred to the tax department of Arthur Young & Co., the predecessor firm to Ernst & Young. Mr. Roussel became a Certified Public Accountant in 1979.

Sharon C. Kaiser joined us in October 2006 as our Chief Financial Officer. She is also the Chief Financial Officer of the Advisor to Cornerstone Core Properties REIT, Inc. and in December 2006, she became the Chief Financial Officer of Cornerstone Leveraged Realty Advisors, LLC.  Ms. Kaiser is responsible for our finance and accounting. Prior to joining the Cornerstone-related entities in July 2005, Ms. Kaiser was Director of Financial Operations for Westfield America, Inc., an owner, manager and developer of regional shopping centers and the American subsidiary of the largest listed retail REITs in the world.  From 1999 to 2002, Ms. Kaiser served as Chief Financial Officer of The StayWell Company, a subsidiary of Vivendi Universal, and from 1995 to 1999; she served as Chief Financial Officer and Senior Vice President of HemaCare Corporation, a publicly traded biomedical company. Her responsibilities included financial accounting and reporting, information technology, investor relations and human resources, as well as strategic planning and acquisition due diligence and integration. Before joining HemaCare Corporation, Ms. Kaiser served as the Chief Financial Officer of a publicly-traded (AMEX) REIT sponsored by The Koll Company. She started her career with Arthur Andersen and Co., leaving as a senior manager. Ms. Kaiser holds a Bachelor of Science degree in Business Administration from the University of Southern California and has been a Certified Public Accountant since 1981.

Alfred J. Pizzurro has been our Senior Vice President and Secretary since December 2006. Mr. Pizzurro is also a Senior Vice President of Cornerstone Core Properties REIT, Inc. and our Advisor as well as a Senior Vice President, a Director and a principal of Cornerstone Ventures, Inc. and Pacific Cornerstone Capital, Inc., the dealer manager for this offering. Mr. Pizzurro joined Cornerstone Ventures, Inc. in April 1998 and has been the individual primarily responsible for Cornerstone Venture’s marketing and new business development activities since that time.  Between 1993 and 1998, Mr. Pizzurro was responsible for business development both domestically and internationally for The Joseph Company, a research and development company. From 1986 to 1992, he was the Director of Marketing for a regional real estate company. Mr. Pizzurro served as a helicopter pilot in the United States Marine Corps between 1979 and 1986 where he attained the rank of Captain. Mr. Pizzurro received his Bachelor of Science Degree in Communications from Clarion University in 1978.

William A. Bloomer is one of our independent directors.  Mr. Bloomer has been the Chairman of the Board of Integrated Data Corporation (“IDC”) since 2003.   IDC is a software development company providing the United States military with highly specialized, customizable software solutions.   In addition, Mr. Bloomer has been Chairman of the Board of Trustees for the Emporia State University Foundation since 2007 and prior to that was the Chairman of the Finance Committee for the University’s Foundation.  Mr. Bloomer received a Bachelor of Science in Education, with teaching fields in Mathematics and Physics from Emporia State University in Emporia, Kansas.  He earned his Master of Science in Management from Rensselaer Polytechnic Institute at Troy, NY.

Romeo R. Cefalo is one of our independent directors.  From 2004 to 2006, Mr. Cefalo was Executive Vice President of Real Estate, Construction and New Store Development for Albertsons Inc.  He was responsible for managing Albertson’s real estate operation and $1.5 billion annual capital budget.     From 2001 to 2004, Mr. Cefalo was Executive Vice President of Operations for Albertsons.  His responsibilities included managing growth planning and capital budgets.  Mr. Cefalo received his Master of Business Administration from New Hampshire College in 1984.

Barry A. Chase is one of our independent directors. He has been actively involved in the real estate industry since 1980.  Mr. Chase is the Co-Founder and Managing Principal of AVP advisors, a real estate investment management firm for institutional investors. From 2004 to present, Mr. Chase has worked for AVP advisors. From 2002 to 2003, Mr. Chase was a Principal of Platinum Capital advisors, and from 1998 to 2002, he was the Executive Vice President and the President of Koll Development Company’s Western Division, where he developed more than nine million square feet of office, industrial, retail and mixed-use projects.

Prior to joining the Koll Development Company, Mr. Chase held executive level positions with several nationally recognized real estate companies.  He served as the President of Cushman Investment and Development Company, and the Executive Vice President, General Counsel and member of the Board of Directors of Cushman Realty Corporation and as

10

the Executive Vice President — Acquisitions of CT Realty Corporation.  Mr. Chase began his real estate career with Sunrise Investment, Inc.  As Executive Vice President and General Counsel of Sunrise, Mr. Chase was in charge of property acquisitions/dispositions and capital raising for the firm’s real estate private placements.  Mr. Chase attended California State University, Northridge and received his J.D. Degree from the University of San Fernando. He is an inactive member of the California State Bar.

Steven M. Pearson is one of our independent directors. He is the Executive Vice President and Chief Strategy Officer for DAUM Commercial Real Estate.  Mr. Pearson has been with DAUM since June 1997 and serves as a key executive responsible for the planning and execution of the company’s growth initiatives.  Prior to his affiliation with DAUM, from July 1991 through May 1997, Mr. Pearson served as Senior Vice President of Coldwell Banker Commercial Affiliates, where he oversaw the design, development, and delivery of all commercial resources for Coldwell Banker.

Mr. Pearson’s background includes 15 years with CB Commercial in Denver, San Francisco and Newport Beach. During his tenure in Denver he was active in the local chapter of the National Association of Industrial and Office Parks (NAIOP) and served as a market expert for several Urban Land Institute (ULI) functions. In San Francisco, Mr. Pearson was a vice president for Coldwell Banker Investment Banking Services.  In this capacity, he focused on the analysis of recapitalization or disposition of larger real estate assets or asset portfolios of institutional owners - primarily industrial and office portfolios in Denver and Southern California. In Newport Beach, Mr. Pearson worked as an investment specialist focusing primarily on the analysis and sale of mid-sized institutional property for insurance companies, Savings and Loans, and the RTC.

Ronald Shuck is one of our independent directors. Mr. Shuck has been a shareholder with Moore Stephens Lovelace, P.A, (MSL), an accounting firm, for the past 22 years.  Mr. Shuck has been providing services to the senior housing and care industry for over 30 years.  His comprehensive financial experience in the healthcare industry includes consulting with clients on corporate governance, strategic planning, market risk and compiling and examining financial forecasts and projections.  Mr. Shuck has written articles pertaining to senior housing and care that have been published in the various publications including Wall Street Journal and Forbes Magazine.  Mr. Shuck received his Bachelor of Science in Accounting from Kent State University and his Masters in Accounting from the University of Central Florida.  Mr. Shuck also serves on the Board of Directors for the Florida Retirement Housing Council.

William C. Sinton is one of our independent directors. Mr. Sinton has been the President of  WCS Advisors, LLC. in Orlando, Florida since 2007.  He has been in the Investment Banking and Management industry for more than 20 years.  His experience includes mergers and acquisitions, private placements of debt and equity and merchant banking activities in several industries. Mr. Sinton has successfully executed numerous transactions in the consumer products, food services, retail and chain restaurant industries and related real estate.  From 2005 to 2007, Mr. Sinton was President of Trustreet Investment Banking, Inc. (“TIB”), a wholly owned subsidiary of Trustreet Properties, Inc. (“TSY”), the largest restaurant properties REIT in the United States.  Mr. Sinton was responsible for and led the origination and execution of real estate acquisitions, merchant banking transactions and merger and acquisition assignments for TIB and TSY. The companies were sold to General Electric Capital Corporation in 2007.  From 2002 to 2005, Mr. Sinton was President of WCS Advisors, Inc., an investment banking company in Boston, Massachusetts. Prior to 2002 he was a Managing Director of investment banking at Tucker Anthony, Inc., Robertson Stephens, Inc. and BancBoston Securities, Inc.  Mr. Sinton earned his Bachelor of Science in Accounting from University of Rhode Island and earned his MBA from The Kellogg School of Management at Northwestern University.

James M. Skorheim is one of our independent directors. He is a CPA, an attorney at law, a Certified Valuation Analyst, a Certified Fraud Examiner and a Certified Forensic Accountant. Since 2005, he has served as a Principal of the firm Skorheim & Associates, an accountancy corporation specializing in financial analysis and valuation relation to commercial damages and losses.  From 2000 to 2005, Mr. Skorheim was a partner in the certified public accounting and business consulting firm of Moss Adams. LLP. Prior to that, he was a partner of Coleman & Grant and Deloitte & Touche LLP.

Mr. Skorheim has testified in over one hundred business litigation cases at both the federal and state levels on a variety of business and financial issues. He has also served as a mediator, arbitrator and accounting neutral in numerous matters. His professional background and experience includes the handling of accounting, tax, financial and estate planning, business consulting, business valuation, risk management and commercial insurance claims services for both small and fortune 500 companies and their owners and executives. Mr. Skorheim is a frequent lecturer on commercial damages and other financial topics. Mr. Skorheim also services as of Chairman of our Audit Committee.

11

Prior Performance Summary

The information in the “Prior Performance Summary” section on page 69 of the prospectus is superseded in its entirety as follows:

Since 1989, affiliates of our advisor have been real estate investment fund managers. All eight of the prior private funds advised by Cornerstone affiliates have profitably completed their investment cycles, that is, all of their investors received aggregate distributions in excess of their original investment. The investment cycle on these eight prior funds has averaged 4.4 years. The funds acquired, owned and operated properties during different economic cycles. The investment objectives of income and growth for these eight prior private funds are similar to the investment objectives of our program. The eight prior private programs invested in value-added properties.  On a blended basis, we believe our intended investments of at least 50% of our long-term stabilized asset portfolio in core plus properties with the remainder in value- added and opportunistic properties and no more than 20% in mortgages and real estate-related securities will create a similar risk profile to these prior eight funds.

Public Programs

Affiliates of our advisor have sponsored two other public programs.  The first program, Cornerstone Realty Fund, LLC, a publicly registered, non-traded real estate limited liability company which, as of August 18, 2005, the date the offering was fully subscribed, had raised $50,000,000 from 1,297 investors. This program has acquired a total of seven properties, all of which were existing multi-tenant industrial properties. Two of these properties were located near Chicago, Illinois, four of these properties are located in Southern California, and one property is located in Tempe, Arizona. One of the Chicago, Illinois area properties was sold in April 2007. The properties were purchased on an all-cash basis with no debt financing. As of December 31, 2008, this program had invested approximately $39,400,000 in properties and related lease intangibles, sold one property for net proceeds of approximately $2.9 million and had approximately $2.3 million available for reserves and other operating needs.  The program does not expect to acquire additional properties.  Cornerstone Realty Fund’s investment objectives of income and growth are similar to our program. Cornerstone Realty Fund’s investments in all-cash, debt free core properties provide a lower risk profile than our program.

The second program, Cornerstone Core Properties REIT, Inc., is also a publicly registered, non-traded REIT. As of December 31, 2008, Cornerstone Core Properties had received gross offering proceeds of approximately $147.3 million from approximately 4,264 investors from the sale of common stock in its initial public offering and its offering is currently ongoing. As of December 31, 2008, this program has acquired a total of 12 properties purchased in the aggregate for $138,436,000, all of which were existing commercial properties, but one property was completed within a year of acquisition and was still leasing up at acquisition. Three of these properties are located in Arizona near Phoenix, three of these properties are located in Southern California and six are located in Florida. No properties have been sold by this program. Cornerstone Core Properties invests only in core properties that are intended to be held debt-free, after repayment of acquisition financing used during the offering stage, which should provide it a lower risk profile than our program.  Although its risk profile may differ, its investment objectives of preservation of capital, income and growth are similar to the investment objectives of our program.

Private Programs

This section provides you with information about the historical experience of privately offered real estate programs organized and sponsored by Cornerstone Ventures, Inc. and its affiliates. Cornerstone Ventures, Inc. is the managing member of CIP Leveraged Fund Advisors, LLC, which is the sole member of our advisor. Between February 1993 and December 2003, the Cornerstone entities were responsible for the identification, acquisition and operation of multi-tenant industrial properties being acquired by two real estate operating joint ventures formed between Cornerstone and Koll Capital Markets Group, Inc. The two joint ventures historically operated under the name of Koll Cornerstone. Between February 1993 and August 1997, Koll Capital Markets Group, Inc., was owned by Koll Management Services, Inc. In August 1997, Koll Capital Markets Group, Inc. was acquired by CB Richard Ellis. In 1996, affiliates of Cornerstone were selected by Citigroup in New York to assist Citigroup in launching its international private banking real estate division. Cornerstone successfully completed three real estate equity joint ventures with affiliates of Citigroup. As of December 31, 2002, all operating properties of the above-described joint ventures had been sold. The above-described joint ventures are unrelated to us. Neither Koll Capital Markets Group, Inc., Koll Management Services, Inc., CB Richard Ellis nor Citigroup has any involvement with us.

12

During the last ten years, Cornerstone and its affiliates have sponsored eight privately offered real estate limited partnerships, which raised a total of $18,316,000 from 52 investors. These programs acquired a total of 10 properties, all of which were existing multi-tenant industrial properties located in Southern California. The total purchase price of these properties was $61,476,000, a significant portion of which was represented by borrowed funds. All of these properties have been sold in their entirety as of December 31, 2002. These programs acquired multi-tenant industrial properties using permanent financing. These programs present similar risks to the investors and their investment objectives were similar to ours in this respect.

These programs have been liquidated according to plan and the profits have been distributed to investors.

In addition to the programs as described above, Cornerstone Private Equity Fund, Inc., is an ongoing private placement that is sponsored by Cornerstone Leveraged Realty Advisor, LLC. As of December 31, 2008, Cornerstone Private Equity Funds, Inc. had sold approximately 2.1 million shares of common stock in its ongoing offering, raising gross offering proceeds of approximately $2.1 million from 34 investors.  Cornerstone Private Equity Fund expects to use the net proceeds of its offering to invest in healthcare, multi tenant industrial, net leased retail, self storage and other real estate properties as direct owner or as a joint venture partner or to make other real estate related investments such as mortgage loans or investments in real estate related securities.  On December 28, 2007, Cornerstone Private Equity Fund invested $500,000 for a 28.25% equity interest in an existing self storage facility located near St. Petersburg, Florida.

Adverse Business Developments or Conditions

Cornerstone Realty Fund, LLC experienced net losses in 2001 and 2002, which were the first two years of its offering, and in 2008 due to asset impairment charges.

Cash flows from the operations of Cornerstone Realty Fund have been insufficient to fund all of the distributions paid to its investors in 2002 through 2008.  Distributions paid in 2002 consisted of a return of capital, and a portion of the distributions paid in years 2003 through 2008 consisted of a return of capital and a portion was funded from cash flows from operations.  With respect to distributions paid in year 2003 and 2005, a portion was funded by the sponsor of the fund (without any obligation on the part of the fund to repay the sponsor).  For more information, please refer to Table III on page P-4.  Cornerstone Realty Fund paid distributions in excess of cash flow from operations because it believed that its investors desired a stable dividend yield and expected that its future cash flows from operations would be sufficient over the long-term to maintain that yield.  However, distributions that constituted a return of capital reduced the funds otherwise available to Cornerstone Realty Fund for the acquisition of properties, reducing overall investor returns, and the negative effects of the current economic environment on occupancy and rental revenue makes it unlikely that Cornerstone Realty Fund will be able to completely fund its dividend from operating cash flow.  As of the date of this prospectus, our advisor believes that there have been no other major adverse business developments or conditions experienced by any prior program that would be material to investors in this offering.

Additional Information

Potential investors are encouraged to examine the Prior Performance Tables in this prospectus for more detailed information regarding the prior experience of our advisor and its affiliates. In addition, upon request, prospective investors may obtain from our advisor without charge copies of offering materials and any reports prepared in connection with any of the public programs sponsored by our advisor and its affiliates, including a copy of the most recent Annual Report on Form 10-K filed with the SEC. For a reasonable fee, we will also furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to our advisor. These documents and any of these future filings with the SEC will be available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at www.crefunds.com which provides a link to our SEC filings.

Prior Program Liquidity Events

Our sponsor, Cornerstone Leveraged Realty Advisors, LLC, and its affiliates, have sponsored two other public programs, Cornerstone Realty Fund, LLC and Cornerstone Core Properties REIT, Inc.  Each of these programs stated in its prospectus filed with the SEC a date by which the program might be liquidated and neither of these two programs has reached its respective liquidity date.  Cornerstone Core Properties REIT, which has a stated liquidity date of September 21, 2012, has made no determination to extend its liquidity date.  Cornerstone Realty Fund has a stated liquidity date of

13

December 31, 2010, however, on April 16, 2009, the managing member of Cornerstone Realty Fund filed a definitive proxy statement with the Securities and Exchange Commission proposing a vote of the company’s members to amend the company’s operating agreement to extend the dissolution date of the company from December 31, 2010 to December 31, 2012.  As stated in the proxy statement, the purpose of this amendment would be to provide the managing member additional flexibility to determine the most favorable timing for liquidation of the company’s assets based on market conditions. The managing member believes that selling the company’s portfolio of real estate properties in current market conditions would not be in the best interest of the members of the company and extending the dissolution date of the company to December 31, 2012 may allow market conditions to stabilize prior to the sale of the company’s portfolio assets in preparation for dissolution.

Federal Income Tax Considerations

The following information supplements the discussion contained in the “Federal Income Tax Considerations” section beginning on page 71 of the prospectus and all similar discussion appearing throughout the prospectus and should be added after the discussion under the heading “Federal Income Taxation of the Company” beginning on page 71 of the prospectus:

The Housing and Economic Recovery Tax Act of 2008

The Housing and Economic Recovery Tax Act of 2008 (the “Housing Act”) was signed into law by President Bush on July 30, 2008.  The Housing Act’s provisions regarding REITs are generally effective for our 2009 taxable year and beyond.  The Housing Act made the following changes, among others, to certain REIT provisions of the Code:

Taxable REIT Subsidiaries.  The value of taxable REIT subsidiaries’ non-mortgage securities held by a REIT has been increased from 20 percent to 25 percent of the total value of the REIT’s assets.

Prohibited Transactions Safe Harbor.  The prohibited transactions safe harbor holding period is reduced from four years to two years, along with certain other changes to the safe harbor.  These new rules apply to sales made after the Housing Act was enacted.

Hedging Income.  Income from a hedging transaction that complies with identification procedures set out in Treasury regulations that hedges indebtedness incurred or to be incurred by us to acquire or carry real estate assets will not constitute gross income for purposes of both the 75% and 95% gross income tests.

ERISA Considerations

The information in the “Annual Valuation” section on page 84 of the prospectus is superseded in its entirety as follows:

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our stock is listed on a national securities exchange, it is not expected that a public market for the stock will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of the stock, namely when the fair market value of the stock is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of stock, we intend to have our advisor prepare annual reports of the estimated value of our stock.

14

Eventually, we may engage a third-party valuation firm to value our stock; however, we intend to use our advisor’s estimate until at least 18 months have passed without us selling shares in a public equity offering. We do not consider a “public equity offering” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership). Furthermore, our advisor has indicated that during this initial period it intends to use the most recent price paid to acquire a share in our offering (ignoring reduced purchase prices for certain categories of purchasers) as its estimated per share value of our stock. Although this approach to valuing our stock has the advantage of avoiding the cost of paying for appraisals or other valuation services, this estimated value is likely to be higher than the price at which our stockholders could resell our stockholders’ shares because

•

our public offering involves the payment of underwriting compensation and other directed selling efforts, which payments and efforts are likely to produce a higher sales price than could otherwise be obtained, and

•	there is no public market for our shares.

Moreover, this estimated value is likely to be higher than the amount our stockholders would receive per share if we were to liquidate at this time because of the up-front fees that we pay in connection with the issuance of our shares as well as the recent reduction in the demand for real estate as a result of the recent credit market disruptions and economic slowdown.

After the 18-month period described above, the estimated value of our stock will be based upon a number of assumptions that may not be accurate or complete. We do not currently anticipate obtaining appraisals for our properties and, accordingly, the estimates should not be viewed as an accurate reflection of the fair market value of our properties, nor will they represent the amount of net proceeds that would result from an immediate sale of our properties. For these reasons, the estimated valuations should not be used for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities. Even after our advisor no longer uses the most recent offering price as the estimated value of one of our shares of stock, you should be aware of the following:

•

the estimated values may not be realized by us or by you upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because the estimates may not take into account the expenses of selling our assets);

•	you may not realize these values if you were to attempt to sell your stock; and

•	using the estimated values, or the method used to establish values, may not comply with the ERISA or IRA requirements described above.

Plan of Distribution

The information in the “Sales Through Fee-for-Service Investment Advisors” section on page 101 of the prospectus is superseded in its entirety as follows:

Sales Through Fee-for-Service Investment Advisors.  Our stock may also be sold to the clients of registered investment advisors who are generally compensated on a fee-for-service basis by the investor. In the event of the sale of stock in our primary offering through an investment advisor compensated on a fee-for-service basis by the investor, the dealer manager will waive its right to a commission and we will sell such stock for $9.30 per share, reflecting that sales commissions in the amount of $0.70 per share will not be payable.

Experts

The information in the “Experts” section on page 106 of the prospectus is superseded in its entirety as follows:

The consolidated financial statements of Cornerstone Growth & Income REIT, Inc. and subsidiaries, incorporated in this prospectus by reference from Cornerstone Growth & Income REIT, Inc’s Annual Report on Form 10-K for the year ended December 31, 2008 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

15

Incorporation By Reference of Certain Documents

The information in the “Incorporation By Reference of Certain Documents” section on page 107 of the prospectus is superseded in its entirety as follows:

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in the offering. This prospectus is a part of that registration statement and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s website at www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference rooms.  You can also access documents that are incorporated by reference into this prospectus at our Internet site at www.crefunds.com.  There is additional information about us and our affiliates at our Internet site, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

We have elected to “incorporate by reference” certain information into this prospectus.  By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC.  The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus.  The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-139704), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 17, 2009, including the information specifically incorporated by reference into our Form 10-K from our definitive proxy statement relating to our 2009 annual meeting of stockholders;

•	Definitive proxy statement filed with the SEC on March 19, 2009 in connection with our annual meeting of stockholders to be held on May 7, 2009;

•	Current Report on Form 8-K filed with the SEC on January 28, 2009;

•	Current Report on Form 8-K filed with the SEC on April 1, 2009;

•	Current Report on Form 8-K/A filed with the SEC on April 8, 2009; and

•	Current Report on Form 8-K/A filed with the SEC on April 16, 2009.

We will provide to each person to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus.  To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at 1920 Main Street, Suite 400, Irvine, California 92614, (949) 852-1007.  The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

16

Prior Performance Tables

The information in the “Prior Performance Tables” section on pages P-1 to P-5 of the prospectus is superseded in its entirety as follows:

The prior performance tables that follow present information regarding public programs and private placement programs previously sponsored by affiliates of the advisor. The information presented in the tables represents unaudited historical experience of two public real estate programs, Cornerstone Realty Fund, LLC and Cornerstone Core Properties REIT, Inc. and nine private real estate programs organized and managed by affiliates of the advisor. The prior private programs used substantial amounts of acquisition debt and had investment policies and objectives that we believe on a blended basis represents similar investment objectives to ours. This information should not be considered as indicative of the results to be obtained by any investment in our company. The information contained in these tables does not relate to any properties our company may acquire and the purchase of the shares will not create any ownership interest in the programs included in these tables.

We intend to utilize a moderate amount of leverage when acquiring properties to generate maximum cash flow from operations, with returns also anticipated from property value appreciation. Our company does not have significant tax shelter features. The prior private placement programs of the affiliates were on balance oriented towards capital growth and income. The investment objectives of the prior public programs sponsored by an affiliate also had similar investment objectives with a focus on preservation of capital, income and capital growth.

The tables described below contain information on the prior programs, but none of the information in the tables is covered by the report of an independent certified public accountant. The purpose of the tables is to provide information from the prior performance of the affiliates of the advisor. For a narrative summary of the prior performance of the affiliates of the advisor, see “Prior Performance Summary” in the text of the prospectus.

Table I—Experience in Raising and Investing Funds

Table I is intended to summarize information regarding the experience of the affiliates of our advisor in raising funds through programs, the offering of which closed during the years 2006 through 2008. Because none of the programs sponsored by affiliates of our advisor completed offerings during the relevant period, we have omitted this table.

Table II—Compensation to Sponsor and Affiliates

Table II summarizes the aggregate compensation paid to affiliates of our advisor by all programs during the years 2006 through 2008. The information in Table II is unaudited.

Table III—Operating Results from Prior Programs

Table III summarizes the operating results for programs, the offerings of which closed during the years 2004 through 2008. The basis for accounting is indicated on each program report. Generally, the information is presented on a Generally Accepted Accounting Principles (GAAP) basis. The information in Table III is unaudited.

Table IV—Results of Completed Programs

Table IV summarizes the operating and disposition results of programs that have completed operations (no longer hold properties) during the years 2004 through 2008. Because none of the programs sponsored by affiliates of our advisor completed operations during the relevant period, we have omitted this table.

Table V—Sales or Disposals of Properties

Table V sets forth information about all sales or disposals of properties by programs sponsored by affiliates of our advisor with similar investment objectives from 1999 through 2008. The information in Table V is unaudited.

Table VI—Acquisitions of Properties by Programs

Table VI, which can be found in Part II of our registration statement filed with the SEC, sets forth information relating to acquisitions of properties by all programs during the years 2006 through 2008. This table provides the potential investor with information regarding the general nature and location of the properties and the manner in which the properties were acquired. The information in Table VI is unaudited.  Table VI appears in Part II to our registration statement and will be provided to prospective investors upon request.

TABLE II

COMPENSATION TO SPONSOR

January 1, 2006 through December 31, 2008

(Unaudited)

This Table sets forth the compensation received by affiliates of Cornerstone Growth & Income REIT, Inc., including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations, for prior real estate programs that have similar or identical investment objectives to Cornerstone Growth & Income REIT, Inc. All figures are as of December 31, 2008.

Type of Compensation	Cornerstone Realty Fund, LLC	Other Programs (1)
Date offering commenced	August 7, 2001

Dollar amount raised	$50,000,000	$149,780,000

Amount paid to sponsor from proceeds of offering:
Underwriting fees (2)	$3,581,000	$14,890,000
Marketing support fee	940,000	—
Non-accountable expense allowance	500,000	—
Organization & offering costs (including due diligence fees)	250,000	4,140,503
Acquisition fees	—	2,980,000
	$5,271,000	$22,010,503
Dollar amount of cash generated from operations before deducting payments to sponsor	$6,229,000	$1,100,000

Amount paid to sponsor from operations:
Property management fees	$—	$—
Partnership management fees	—	—
Reimbursements	—	1,940,000
Lease commissions	—	—
Asset Management fee	—	2,070,000
Other (identify and quantify)	—	—
	$—	$4,010,000
Dollar amount of property sales and refinancing before deducting payments to sponsor:
Cash	$3,030,000	—
Notes	—	—
	$3,030,000	—
Amount paid to sponsor from property sales and refinancing:
Real estate commissions	32,000	—
Incentive fees	—	—
Other (identify and quantify)	—	—

(1)	Payments to sponsor for one public program, Cornerstone Core Properties REIT, Inc., and one private program, Cornerstone Private Equity Fund, Inc.
(2)	Substantially all paid to unaffiliated broker-dealers.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

This Table sets forth the annual operating results of prior real estate programs that have closed offerings since January 1, 2004 and that have similar or identical investment objectives to Cornerstone Growth & Income REIT, Inc.  All results are through December 31, 2008.

CORNERSTONE REALTY FUND, LLC

	2004	2005	2006	2007	2008
Gross Revenues	$1,285,180	$2,131,135	$3,674,256	$4,159,381	$4,033,458
Profit on sale of properties	—	—	—	305,609	—
Other Income	39,095	290,841	303,791	140,708	89,383
Less: Operating expenses	731,247	1,337,393	2,123,841	1,917,179	1,773,952
Interest expense	—	—	—	—	—
Depreciation & amortization	227,454	456,308	980,419	1,052,985	1,049,418
Asset Impairment	—	—	—	—	1,807,736
Net Income—GAAP Basis	$365,574	$628,275	$873,787	$1,635,534	$(508,265)
Taxable Income (Loss)
—from operations	$365,574	$628,275	$873,787	$1,329,925	$(508,265)
—from gain on sale (ordinary income)	—	—	—	305,609	—
—from gain on sale (capital gain)	—	—	—	—	—
Cash generated from operations	711,938	1,325,355	1,809,558	2,333,986	2,319,971
Cash generated from sales	—	—	—	2,924,617	—
Cash generated from refinancing	—	—	—	—	—
Cash generated from operations, sales and refinancing	711,938	1,325,355	1,809,558	5,258,603	2,319,971

Less: Cash distributions to investors
—from operating cash flow	711,938	1,325,355	1,809,558	2,333,986	2,319,971
—from sales and refinancing	—	—	—	—	—
—capital contribution from managing member	—	412,035	—	—	—
—from return of capital	235,611	75,555	690,192	166,013	1,173,049
	947,549	1,812,945	2,499,750	2,499,999	3,493,020
Cash generated (deficiency) after cash distributions	(235,611)	(487,590)	(690,192)	2,758,604	(1,173,049)
Special items:
—Net proceeds from offering	11,668,875	18,266,507	—	—	—
—Capital contribution from managing member, net	—	412,035	—	—	—
—Advances from (Repayments to) Managing Member	59,839	—	—	—	—
—Distribution to managing member Equipment	—	—	—	(262,046)	(185,871)
—Deferred Offering Costs	(520,180)	(819,580)	—	—	—
—Change in Working Capital	(405,539)	449,074	(40,440)	(259,954)	(104,374)
—Property acquisitions and improvements	(237,768)	(16,125,283)	(10,509,703)	(162,938)	(288,132)
—Units repurchased and retired	—	—	—	(121,500)	(160,575)
Cash generated (deficiency) after cash distributions and special items	$10,329,616	$1,695,163	$(11,240,335)	$1,952,166	$(1,912,001)
Tax and Distribution Data per $1000 Invested
Federal Income Tax Results:
Ordinary income (loss)
—from operations	$16.67	$14.94	$17.48	$26.62	$(10.20)
—from 1231 gain	0.00	0.00	0.00	6.12	0.00
Capital gain (loss)	0.00	0.00	0.00	0.00	0.00
Cash Distributions to Investors
Source (on GAAP basis)
—Investment income	32.47	31.51	36.19	46.71	46.58
—Return of capital	10.74	1.80	13.80	3.32	23.55
—Other	0.00	9.80	0.00	0.00	0.00
Source (on cash basis)
—Operations	32.47	31.51	36.19	46.71	46.58
—Refinancing	0.00	0.00	0.00	0.00	0.00
—Sales	0.00	0.00	0.00	0.00	0.00
—Other	10.74	11.59	13.80	3.32	23.55
Amount remaining invested at the end of the period (expressed as a percentage of the amount originally invested in the property)	100%	100%	100%	100%	100%

TABLE V

SALES OR DISPOSALS OF PROPERTIES

January 1, 1999 Through December 31, 2008

(Unaudited)

										Excess of
										Property
										Operational
				Average	Total					Cash Receipts
				Holding	Acquisition			Sales	Annualized	Over Cash
		Date	Date of	Period	Improvement	Net Sales	Profit from	Profit	Sales Profit	Expenditures
Project Name		Acquired	Final Sale	(Years)	Cost ($)(1)	Price ($)(2)	Sales ($)	(%)(3)	(%)(4)	($)
1	White Star I	2/5/1999	12/20/2002	2.5	11,943,610	15,250,855	3,307,245	27.7%	11.08%	490,938
2	White Star Phase II	2/5/1999	9/17/1999	0.6	4,462,458	4,570,830	108,372	2.4%	3.96%,	41,785
3	Carson Phase II	8/15/1997	4/26/2002	3.9	6,474,508	10,093,703	3,619,195	56.5%	14.90%	570,686
4	The Park	11/22/1993	2/8/2001	6.5	3,204,187	4,797,947	1,593,760	50.2%	7.84%		(5)
5	Tamarack	4/4/1993	12/13/2000	6.7	1,240,796	1,649,848	409,052	34.8%	5.21%		(5)
6	Van Buren	5/31/1995	2/4/2000	4.1	1,854,165	2,999,903	1,145,738	61.7%	15.36%		(5)
7	Torrance Amapola Partners	12/15/1995	1/7/2000	4.1	4,795,045	6,597,929	1,802,884	37.6%	9.25%		(5)
8	Walnut II	7/2/1992	4/9/1999	6.8	530,248	697,893	167,645	31.6%	4.67%		(5)
9	Westlake II	12/22/1993	10/13/1999	5.7	1,380,423	2,260,409	879,986	63.8%	11.15%		(5)
10	Baldwin Business	12/5/1996	8/30/1999	2.7	6,945,313	8,420,579	1,475,266	21.2%	7.77%	574,245
11	Sky Harbor Business	12/27/2002	4/16/2007	4.3	2,866,645	3,029,981	163,336	5.7%	1.32%	128,419
	Totals			4.4	45,697,398	60,369,877	14,627,479	32.1%	7.38%

Notes:

(1)	Total Acquisition and Improvement Costs ($) includes total acquisition costs, capital improvements, closing and soft costs, but does not include carrying costs of mortgage financing on the properties.

(2)	The Net Sales Price ($) is the sales price of the properties less all escrow closing costs, including sales commissions, title insurance and escrow fees.

(3)	Sales Profit (%) is Profit from Sales ($) divided by the Total Acquisition and Improvement Cost ($).

(4)

Annualized Sales Profit (%) represents gains on sales of properties, which is in addition to cash flow from rental operations. The Annualized Sales Profit (%) is the Sales Profit (%) divided by the Average Holding Period (Years).

(5)

Project was subdivided and sold in units. Sponsor did not record operational cash receipts and expenditures on a unit by unit basis. Accordingly, the excess of operational cash receipts over expenditures for these projects is not available.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.  Quantitative and Qualitative Disclosures about Market Risk

Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments.  We invest our cash and cash equivalents in government backed securities and FDIC insured savings account which, by its nature, are subject to interest rate fluctuations.  However, we believe that the primary market risk to which we will be exposed is interest rate risk relating to a $14 million acquisition bridge loan (the “Bridge Loan”) that we entered into in connection the acquisition of the Caruth Haven Court.

The Bridge Loan matures on January 21, 2010, with no option to extend and bears interest at a variable rate of 300 basis points over prime rate for the term of the loan.  We may repay the loan, in whole or in part, on or before January 21, 2010 without incurring any prepayment penalty.  Monthly installments on the loan are interest-only and the entire principal amount is due on the maturity date, assuming no prior principal prepayment.  As of the date of this filing, we have an outstanding balance of approximately $14 million payable under the Bridge Loan.  An increase in the variable interest rate on the Bridge Loan constitutes a market risk as a change in rates would increase or decrease interest incurred and therefore cash flows available for distribution to shareholders.  Based on the debt outstanding as of the date of this filing, a 1% change in interest rates would result in a change in annual interest expense of approximately $140,000 per year.

Our interest rate risk management objectives will be to monitor and manage the impact of interest rate changes on earnings and cash flows by considering using certain derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on variable rate debt.  We will not enter into derivative or interest rate transactions for speculative purposes.

In addition to changes in interest rates, the value of our real estate is subject to fluctuations based on changes in the real estate capital markets, market rental rates for office space, local, regional and national economic conditions and changes in the credit worthiness of tenants.  All of these factors may also affect our ability to refinance our debt if necessary.

Item 31.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Cornerstone Growth & Income REIT, Inc. in connection with the distribution of the securities being registered, other than the dealer manager and deferred selling commissions. All amounts are estimated except the SEC registration fee and the FINRA filing fee.

Item	Amount
SEC registration fee	$52,965
FINRA filing fee	50,000
Legal fees and expenses	1,025,000
Blue sky fees and expenses	195,000
Accounting fees and expenses	200,000
Sales and advertising expenses	1,600,000
Printing	850,000
Postage and delivery of materials	500,000
Expenses reimbursements for retail seminars	143,000
Training and Education meetings	125,000
Advisor employee costs	2,070,000
IT systems and equipment	310,000
Due diligence	525,000
Order processing and escrow	320,000
Miscellaneous expenses	522,835

Total	$8,488,800

Item 32.  Sales to Special Parties

The Company’s directors and officers and (to the extent consistent with applicable laws and regulations) the employees of Cornerstone Leveraged Realty Advisors, LLC and affiliated entities, business associates and others purchasing pursuant to the Company’s “friends and family” program, participating broker-dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives will be allowed to purchase shares in the Company’s primary offering at a discount from the public offering price. The purchase price for such shares will be $9.50 per share, reflecting the fact that selling commissions and dealer manager fees in the aggregate amount of $0.50 per share will not be payable in connection with such sales.  The net proceeds to the Company from such sales made net of commissions will be substantially the same as the net proceeds the Company receives from other sales of share in the primary offering.

Item 33.  Recent Sales of Unregistered Securities

In connection with our incorporation, in November 2006, Cornerstone Growth & Income Operating Partnership, LP issued 25,000 of its limited partnership units to our advisor at $8.00 per unit and 125 units to us at $8.00 per unit. As a result of a subsequent amendment to the partnership agreement of Cornerstone Growth & Income Operating Partnership, our advisor and we own 20,000 units and 100 units, respectively, reflecting a purchase price per unit of $10.00.  Also in November 2006, we issued 125 shares of common stock to Terry G. Roussel, our President and an affiliate of our advisor, at $8.00 per share.  As a result of a subsequent reverse stock split, Mr. Roussel owns 100 shares reflecting a purchase price per share of $10.00.  These sales of unregistered securities were private offerings exempt from registration requirements pursuant to Section 4(2) of the Securities Act.

Item 34.  Indemnification of Directors and Officers

Subject to the significant conditions set forth below, the Company’s charter provides that the Company shall indemnify a director, officer or the advisor or any of its affiliates (each an “Indemnitee”) against any and all losses or liabilities reasonably incurred by such Indemnitee (other than when sued by or in right of the Company) in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity unless:

•      such Indemnitee’s act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•      such Indemnitee actually received an improper personal benefit in money, property or services; or

•      in the case of any criminal proceeding, such Indemnitee had reasonable cause to believe that the act or omission was unlawful.

In addition, under the Company’s charter, the Company shall not exonerate from liability or indemnify an Indemnitee for any liability or loss suffered by an Indemnitee, unless all of the following conditions are met: (i) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an Independent Director; or (B) gross negligence or willful misconduct by an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

The charter provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnitee undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such Indemnitee is found not to be entitled to indemnification.

It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Company also has purchased and maintains insurance on behalf of all of its Directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35.  Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36.  Financial Statements and Exhibits

(a) The consolidated financial statements of Cornerstone Growth & Income REIT, Inc. are incorporated into this registration statement and the prospectus included herein by reference to Cornerstone Growth & Income REIT, Inc.’s Annual report on Form 10-K for the year ended December 31, 2008.  In addition, the financial statements contained in Cornerstone Growth & Income REIT, Inc.’s Current Reports on Form 8-K filed with the SEC on April 8, 2009 and April 16, 2009 are incorporated herein by reference.

(b) The following exhibits are filed as part of this registration statement:

Ex. No.	Description
1.1	Form of Dealer Manager Agreement, incorporated by reference to Exhibit 5.1 to Pre-Effective Amendment no. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-139704
1.2	Form of Participating Broker Agreement, incorporated by reference to Exhibit 1.2 to Pre-Effective Amendment no. 2 to the Company’s Registration Statement on Form S-11, Commission File No. 333-139704
3.1	Articles of Amendment and Restatement, incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment no. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-139704
3.2	Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment no. 1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-139704
4.1*	Form of Subscription Agreement (Sample) with Consent to Electronic Delivery Form (included as Appendix A to prospectus)
4.2

Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates), incorporated by reference to Exhibit 4.2 to Pre-Effective Amendment no. 2 to the Company’s Registration Statement on Form S-11, Commission File No. 333-139704

4.3*	Distribution Reinvestment Plan (included as Appendix B to prospectus)
4.4*	Description of Stock Repurchase Program (included in prospectus under the caption “Description of Stock- Stock Repurchase Program”)
4.5

Escrow Agreement between the registrant and U.S. Bank National Association, incorporated by reference to Exhibit 4.5 to Pre-Effective Amendment no. 2 to the Company’s Registration Statement on Form S-11, Commission File No. 333-139704

5.1	Opinion of DLA Piper US LLP re legality, incorporated by reference to Exhibit 5.1 to Pre-Effective Amendment no. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-139704

8.1

Opinion of DLA Piper US LLP re tax matters, incorporated by reference to Exhibit 8.1 to Pre-Effective Amendment no. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-139704

10.1	Advisory Agreement, incorporated by reference to Exhibit 10.1 to Pre-Effective Amendment no. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-139704
10.2

Employee and Director Long-Term Incentive Plan, incorporated by reference to Exhibit 10.2 to Pre-Effective Amendment no. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-139704

10.3	Operating Partnership Agreement, incorporated by reference to Exhibit 10.3 to Pre-Effective Amendment no. 2 to the Company’s Registration Statement on Form S-11, Commission File No. 333-139704
10.4

Purchase and Sale Agreement, as amended, by and between Cornerstone Growth and Income Operating Partnership, L.P. and SHP II Caruth, LP, a Texas limited partnership. (incorporated by reference to the Registrant’s current report on Form 8-K filed November 13, 2008).

10.5

Promissory Note made as of January 22, 2009 by Caruth Haven, L.P.,  to and in favor of Cornerstone Operating Partnership, LP. (incorporated by reference to the Registrant’s current report on Form 8-K filed January 28, 2009).

10.6

Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing made as of January 22, 2009, by Caruth Haven, L.P., as grantor, for the benefit of Cornerstone Operating Partnership, LP., as lender. (incorporated by reference to the Registrant’s current report on Form 8-K filed January 28, 2009).

10.7

Purchase and Sale Agreement, as amended, by and between The Oaks Bradenton, LLC a Delaware limited liability company and Oaks Holdings, LLC, a Florida limited liability company (incorporated by reference to the Registrant’s current report on Form 8-K filed April 1, 2009).

21.1	List of Subsidiaries, incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008.
23.1	Consent of DLA Piper US LLP, incorporated by reference to Exhibit 5.1 to Pre-Effective Amendment no. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-139704
23.2*	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (included on signature page to Post-effective Amendment No. 1 to the Company’s Registration Statement on Form S-11, Commission File No. 333-139704)
24.2	Power of Attorney (included on signature page to Post-effective Amendment No. 2 to the Company’s Registration Statement on Form S-11, Commission File No. 333-139704)
99.1

Consent of Barry A. Chase as Director Nominee, incorporated by reference to Exhibit 99.1 to Pre-Effective Amendment no. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-139704

99.2

Consent Steven M. Pearson as Director Nominee, incorporated by reference to Exhibit 99.2 to Pre-Effective Amendment no. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-139704

99.3

Consent James M. Skorheim as Director Nominee, incorporated by reference to Exhibit 99.3 to Pre-Effective Amendment no. 3 to the Company’s Registration Statement on Form S-11, Commission File No. 333-139704

* Filed herewith.

Item 37.  Undertakings

(a) The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) The Registrant undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) The Registrant undertakes that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) For the purpose of determining liability of the Registrant under the Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:  (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant, and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(e) The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f) The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders; each sticker supplement will disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition; the post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 or Rule 3-05, as applicable (based upon the type of property acquired and/or the type of lease to which the property will be subject), of Regulation S-X only for properties acquired during the distribution period.

(g) The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 or Rule 3-05, as applicable, of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h) The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(j) The Registrant undertakes to provide to the dealer manager at the closings specified in the dealer manager agreement the following: (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates which is required to be delivered to stockholders to permit prompt delivery to each purchaser.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAMS

 For the Period January 1, 2006 Through December 31, 2008

CORNERSTONE REALTY FUND, LLC

Shoemaker
Name	Industrial Park
Location	Santa Fe Springs, CA
Property type	Multi-tenant industrial park
Gross leasable square feet	86,000
Date of purchase	6/28/06
Mortgage financing at date of purchase	None
Cash down payment	$9,900,000
Contract purchase price	$9,900,000
Acquisition fee	None
Other cash expenditures expensed	None
Other cash expenditures capitalized	$46,433
Total acquisition cost	$9,946,433

CORNERSTONE PRIVATE EQUITY FUND, INC.

Camelot
Name	Self Storage(1)
Location	St. Petersberg, FL
Property type	Self-storage facility
Gross leasable square feet	57,795
Date of purchase	12/28/07
Mortgage financing at date of purchase	None
Cash down payment	$500,000
Contract purchase price	$500,000
Acquisition fee	$7,500
Other cash expenditures expensed	None
Other cash expenditures capitalized	None
Total acquisition cost	$507,500

(1) Cornerstone Private Equity Fund, Inc. invested $500,000 for a 28.25% equity interest in this property.

CORNERSTONE CORE PROPERTIES REIT, INC

Name	South Industrial Park	Shoemaker Industrial Buildings	Goldenwest Circle	Western Avenue
Location	Tempe, AZ	Santa Fe Springs, CA	Westminister, CA	Torrance, CA
Property type	Multi-tenant industrial park	Multi-tenant industrial park	Industrial Building	Multi-tenant industrial park
Gross leasable square feet	26,800	18,921	102,200	116,222
Date of purchase	1-Jun-06	28-Jun-06	1-Dec-06	1-Dec-06
Mortgage financing at date of purchase	None	None	$6,780,000	$13,400,000
Cash down payment	$1,975,000	$2,400,000	$4,420,000	$6,250,000
Contract purchase price	$1,975,000	$2,400,000	$11,200,000	$19,650,000
Acquisition fee	$47,552	$57,777	$107,874	$151,467
Other cash expenditures expensed	None	None	None	None
Other cash expenditures capitalized	$34,065	$41,079	$137,689	$149,483
Total acquisition cost	$2,056,617	$2,498,856	$11,445,563	$19,950,950

Name	Mack Deer Valley	Marathon Center	Pinnacle Peak	Orlando Small Bay
Location	Phoenix, AZ	Tampa Bay, FL	Phoenix, AZ	Orlando, FL
Property type	Multi-tenant industrial park	Multi-tenant industrial park	Multi-tenant industrial park	Multi-tenant industrial park
Gross leasable square feet	180,985	52,020	158,976	394,471
Date of purchase	21-Jan-07	2-Apr-07	2-Oct-07	15-Nov-07
Mortgage financing at date of purchase	$16,400,000	None	$10,988,500	$22,420,500
Cash down payment	$6,750,000	$4,450,000	$9,061,500	$14,708,000
Contract purchase price	$23,150,000	$4,450,000	$20,050,000	$37,128,500
Acquisition fee	$162,464	$108,434	$216,580	$356,043
Other cash expenditures expensed	None	None	None	None
Other cash expenditures capitalized	$113,613	$131,350	$89,012	$334,818
Total acquisition cost	$23,426,077	$4,689,784	$20,601,398	$37,484,543

Name	Monroe North
Location	Orlando, FL
Property type	Multi-tenant industrial park
Gross leasable square feet	181,348
Date of purchase	17-Apr-08
Mortgage financing at date of purchase	$7,375,000
Cash down payment	$6,900,000
Contract purchase price	$14,275,000
Acquisition fee	$166,212
Other cash expenditures expensed	None
Other cash expenditures capitalized	$122,293
Total acquisition cost	$14,563,505

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on April 17, 2009.

CORNERSTONE GROWTH & INCOME REIT, INC.

By:	/s/ TERRY G. ROUSSEL
Terry G. Roussel
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

	Name	Title	Date

	/s/ TERRY G. ROUSSEL	President, Chief Executive Officer and Director	April 17, 2009
	Terry G. Roussel	(Principal Executive Officer)

	/s/ SHARON C. KAISER	Chief Financial Officer	April 17, 2009
	Sharon C. Kaiser	(Principal Financial and Accounting Officer)

	*	Director	April 17, 2009
Barry A. Chase

	*	Director	April 17, 2009
Steven M. Pearson

	*	Director	April 17, 2009
James M. Skorheim

	*	Director	April 17, 2009
William Bloomer

	*	Director	April 17, 2009
Romeo Cefalo

	*	Director	April 17, 2009
Ronald Shuck

	*	Director	April 17, 2009
William Sinton

*By:	/s/ TERRY G. ROUSSEL
Terry G. Roussel
Attorney-in-Fact